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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AVAYA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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211 Mt. Airy Road
Basking Ridge, New Jersey 07920

Dear Stockholders:

        We cordially invite you to attend the special meeting of stockholders of Avaya Inc., a Delaware corporation (the "Company"), at the Hotel du Pont, 100 W. 11th Street, Wilmington, Delaware on September 28, 2007, at 9:00 a.m., local time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of June 4, 2007 (the "Merger Agreement"), providing for the acquisition of the Company by Sierra Holdings Corp., a newly formed Delaware corporation, in a cash merger (the "Merger"). Sierra Holdings Corp. was formed by two private equity funds, Silver Lake Partners III, L.P. and TPG Partners V, L.P., solely for the purpose of entering into the Merger Agreement and consummating the Merger. If the Company's stockholders adopt the Merger Agreement and the Merger is completed, you will receive $17.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you own as more fully described in the attached proxy statement (unless you have properly exercised your appraisal rights with respect to the Merger).

        After careful consideration, the Company's board of directors, by a unanimous vote of the directors (other than recused directors), has determined that the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company's stockholders. The Company's board of directors has approved, adopted and authorized in all respects the Merger Agreement and recommends that you vote "FOR" the adoption of the Merger Agreement. In considering the recommendation of the Company's board of directors with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers, including individuals who participated in meetings of the Company's board of directors regarding the Merger Agreement and the Merger, may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. See "Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 59.

        The accompanying proxy statement, dated August 15, 2007, provides you with detailed information about the proposed Merger and the special meeting and is first being mailed to stockholders of the Company on or about August 16, 2007. We encourage you to read the entire proxy statement and the Merger Agreement carefully. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

        It is important that your shares be represented at the special meeting because we cannot complete the Merger unless holders of a majority of all the outstanding shares of our common stock entitled to vote adopt the Merger Agreement. Accordingly, please sign, date and return the enclosed proxy card in the postage-paid envelope or submit your proxy by telephone or the Internet prior to the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted. Please note that failing to vote has the same effect as a vote against the adoption of the Merger Agreement.

Sincerely,
Philip A. Odeen Chairman of the Board of Directors	Louis J. D'Ambrosio President and Chief Executive Officer

211 Mt. Airy Road
Basking Ridge, New Jersey 07920

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
September 28, 2007

To our Stockholders:

        Notice is hereby given that a special meeting of stockholders of Avaya Inc., a Delaware corporation (the "Company"), will be held on September 28, 2007, at 9:00 a.m. local time at the Hotel du Pont, 100 W. 11th Street, Wilmington, Delaware in order to:

  (1)
  consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of June 4, 2007 (the "Merger Agreement"), by and among the Company, Sierra Holdings Corp., a Delaware corporation ("Parent"), and Sierra Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the "Merger"), and each share of our common stock, other than those shares held by (a) the Company as treasury stock immediately prior to the effective time of the Merger, (b) Parent or Merger Sub and (c) stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $17.50 in cash, without interest and less any applicable withholding taxes;

  (2)
  approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and

  (3)
  transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.

        Only stockholders of record of our common stock at the close of business on August 9, 2007 are entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. Only stockholders of record and their proxies are invited to attend the special meeting in person.

        The adoption of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon, with each share having a single vote. Whether or not you plan to attend the special meeting, we urge you to vote your shares by completing, signing, dating and returning the proxy card as promptly as possible in the postage-paid envelope or to submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the special meeting, it will have the same effect as a vote against the adoption of the Merger Agreement. Any stockholder attending the special meeting may vote in person even if he or she has already voted by proxy card, telephone or Internet;

such vote by ballot will revoke any proxy previously submitted. However, if you hold your shares through a bank or broker or other custodian, you must provide a legal proxy issued from such custodian in order to vote your shares in person at the special meeting.

        The Company's stockholders who do not vote in favor of the adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares of our common stock if the Merger is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the Merger Agreement at the special meeting and they comply with all requirements of Delaware law, which are summarized in the accompanying proxy statement.

                      By Order of the Board of Directors,

                      Eric M. Sherbet
                      Secretary

August 15, 2007

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	12
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	18
THE PARTIES TO THE MERGER	19
THE SPECIAL MEETING	20
Time, Place and Purpose of the Special Meeting	20
Board Recommendation	20
Record Date and Quorum	20
Vote Required for Approval	20
Proxies and Revocation	21
Adjournments and Postponements	22
Rights of Stockholders Who Object to the Merger	22
Solicitation of Proxies	22
Other Matters	23
Questions and Additional Information	23
THE MERGER	24
Background of the Merger	24
Reasons for the Merger; Recommendation of Our Board of Directors	45
Opinion of Our Financial Advisor	49
Effects on the Company if the Merger is Not Completed	53
Financing of the Merger	54
Material United States Federal Income Tax Consequences	56
Limited Guarantee	58
Rights Agreement	58
Interests of the Company's Directors and Executive Officers in the Merger	59
Litigation Related to the Merger	66
Certain Projections	70
Governmental and Regulatory Approvals	72
Delisting and Deregistration of Company Common Stock	72

i

THE MERGER AGREEMENT	73
The Merger	73
Effective Time; Marketing Period	73
Merger Consideration	74
Payment Procedures	74
Treatment of Stock Options and Stock-Based Awards	75
Representations and Warranties	75
Material Adverse Effect Definition	77
Conduct of Business Prior to Closing	78
Restrictions on Solicitations of Other Offers	80
Recommendation Withdrawal/Termination in Connection with a Superior Proposal	82
Agreement to Use Reasonable Best Efforts	83
Financing	84
Employee Matters	86
Indemnification and Insurance	86
Other Covenants	87
Employee Stock Purchase Plan and 401(k) Plans	87
Conditions to the Completion of the Merger	88
Termination of the Merger Agreement	89
Termination Fee	90
Amendment	92
Liability Cap	92
Specific Performance	93
APPRAISAL RIGHTS	94
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	97
Ownership of Common Stock by Certain Beneficial Owners	97
Ownership of Common Stock by Directors and Executive Officers	97
MARKET PRICE OF THE COMPANY COMMON STOCK AND DIVIDEND INFORMATION	100
FUTURE STOCKHOLDER PROPOSALS	101
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	101
WHERE YOU CAN FIND MORE INFORMATION	101
INCORPORATION BY REFERENCE	102
ANNEX A—AGREEMENT AND PLAN OF MERGER	A-1
ANNEX B—OPINION OF CREDIT SUISSE SECURITIES (USA) LLC	B-1
ANNEX C—SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW	C-1

ii

 PROXY STATEMENT

SUMMARY

        The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information." beginning on page 101.

The Parties to the Merger (page 19)

        Avaya Inc., a Delaware corporation, which we refer to as "Avaya," "the Company," "we," "our," or "us," is a provider of communication systems, applications and services for enterprises, including businesses, government agencies and other organizations. Our product offerings include Internet Protocol telephony systems and traditional voice communications systems, multi-media contact center infrastructure and applications in support of customer relationship management, unified communications applications and appliances, such as Internet Protocol telephone sets. We support our broad customer base with comprehensive global service offerings that enable our customers to plan, design, implement, monitor and manage their communications networks.

        Sierra Holdings Corp., which we refer to as "Parent," is a newly formed Delaware corporation formed solely for the purpose of effecting the Merger (as defined below) and the transactions contemplated by the Merger Agreement (as defined below). Parent has not engaged in any business except in furtherance of this purpose and activities incident to its formation. Parent is an entity controlled by two private equity funds, Silver Lake Partners III, L.P. and TPG Partners V, L.P. (each an "Investor," and collectively, the "Investors").

        Sierra Merger Corp., which we refer to as "Merger Sub," is a wholly owned subsidiary of Parent and is a Delaware corporation. It was formed solely for the purpose of effecting the Merger and the transactions contemplated by the Merger Agreement and has not engaged in any business except in furtherance of this purpose and activities incident to its formation.

The Merger and the Closing (page 73)

        The Agreement and Plan of Merger dated as of June 4, 2007, by and among Avaya, Parent and Merger Sub (the "Merger Agreement") provides that, if the Merger Agreement is adopted by our stockholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into Avaya (the "Merger"), and Avaya will continue as the surviving corporation and a wholly owned subsidiary of Parent. Upon completion of the Merger, each share of Avaya common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by (a) the Company as treasury stock immediately prior to the effective time of the Merger, (b) Parent or Merger Sub and (c) stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $17.50 in cash, without interest and less any applicable withholding taxes. In this proxy statement, we refer to the pre-tax consideration per share of common stock to be paid in the Merger as the "Merger Consideration."

        We currently anticipate that the Merger will be completed in the fall of 2007. However, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the fall of 2007. Subject to certain limitations, Parent or Avaya may terminate the Merger Agreement if the Merger is not completed on or before February 15, 2008. Upon completion of the Merger, Avaya will cease to be a publicly traded company, and you will cease to have rights in Avaya as a stockholder and will no longer have any interest in any of our future earnings or growth, if any.

The Special Meeting (page 20)

  Time and Place (Page 20)

        The special meeting of our stockholders will be held on September 28, 2007 at the Hotel du Pont, 100 W. 11th Street, Wilmington, Delaware, at 9:00 a.m. local time.

  Purpose (Page 20)

        You will be asked to consider and vote upon (1) a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Avaya, with Avaya continuing as the surviving corporation and a wholly owned subsidiary of Parent; (2) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement; and (3) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

  Record Date and Quorum (Page 20)

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on August 9, 2007, the record date for the special meeting. You will have one vote for each share of our common stock that you owned on the record date. As of August 9, 2007, there were 457,067,560 shares of our common stock outstanding and entitled to vote at the special meeting.

        The presence at the special meeting in person or by proxy of the holders of a majority of all outstanding shares of our common stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for purposes of considering the proposals at the special meeting.

  Vote Required for Approval (Page 20)

        The adoption of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our common stock at the close of business on the record date. A failure to vote your shares of common stock, an abstention or a broker non-vote will have the same effect as voting "AGAINST" the adoption of the Merger Agreement.

        Approval of any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. A failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

        Ownership of Common Stock by Directors and Executive Officers (Page 97)

        As of August 1, 2007, our current directors and executive officers beneficially owned, and had the right to vote, in the aggregate, 5,749,198 shares of our common stock, which represented approximately 1.3% of the outstanding shares of our common stock on August 9, 2007, the record date for the special meeting. Our current directors and executive officers have informed us that they intend to vote all of their shares of common stock "FOR" the adoption of the Merger Agreement and "FOR" any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Please see "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" for the definition of "executive officer" as used in this proxy statement.

  Voting and Proxies (Page 21)

        Any stockholder of record entitled to vote at the special meeting may submit a proxy by (i) returning the enclosed proxy card by mail, (ii) telephone, (iii) the Internet or (iv) appearing at the special meeting and voting in person. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of common stock using the instructions provided by your broker, bank or other nominee. If your shares of common stock are held in "street name" and you do not provide your broker, bank or other nominee with instructions, your shares of common stock will not be voted and that will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

  Revocability of Proxy (Page 21)

        You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares through a broker, bank, or other nominee, by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

        You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares in your name as a stockholder of record by:

  •
  delivering to our Corporate Secretary, at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920 a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to revoke a prior proxy);

  •
  submitting a later-dated proxy card; or

  •
  voting again at a later time by telephone or the Internet prior to the time at which the telephone and Internet voting facilities close by following the procedures applicable to those methods of voting.

Treatment of Stock Options and Stock-Based Awards (page 75)

        Stock Options.    Pursuant to the terms of the plans under which they were issued, all outstanding stock options exercisable for shares of the Company's common stock that are unvested will vest and become exercisable on the later of: (i) the adoption by our stockholders of the Merger Agreement and (ii) the date on which all governmental consents required to complete the Merger, if any, are obtained (the "Vesting Date"). We have agreed to take all action necessary such that, except as otherwise agreed by Parent and the holder thereof, each stock option outstanding immediately prior to the effective time of the Merger (whether or not then vested or exercisable) that represents the right to acquire shares of our common stock and was issued under one of the Company's equity incentive plans will, at the effective time of the Merger, be cancelled, terminated and converted on the closing date of the Merger into the right to receive a cash payment equal to the excess, if any, of the Merger Consideration per share of our common stock underlying the stock option over the exercise price payable in respect of such share of our common stock issuable under such stock option, less any applicable withholding taxes.

        Time-based Vesting Restricted Stock Units.    Pursuant to the terms of the plans under which they were issued, each outstanding restricted stock unit in respect of a share of the Company's common stock that is subject only to time-based vesting criteria and was issued under one of the Company's equity incentive plans will fully vest on the Vesting Date, except as otherwise agreed by Parent and the holder thereof. At the time of vesting, the holder thereof will receive the number of shares of our common stock underlying the restricted stock units, less any applicable withholding taxes. Except as otherwise agreed by Parent and the holder thereof, a holder of shares issued pursuant to a time-based vesting restricted stock unit that has vested will, upon the consummation of the Merger, be entitled to receive the Merger Consideration with respect to such shares.

        Performance-based Vesting Restricted Stock Units.    Pursuant to the terms of the plans under which they were issued, each outstanding restricted stock unit in respect of a share of the Company's common stock that is subject to performance-based vesting criteria that has been issued under one of the Company's equity incentive plans will vest based upon achievement of certain performance targets. In accordance with the terms of each award, if the Vesting Date occurs prior to the end of the performance period of such restricted stock units, the performance-based vesting restricted stock units will vest to the extent determined by the compensation committee of our board of directors. The Merger Agreement provides that the Company and Parent will work together in good faith to determine the appropriate treatment of the performance-based vesting restricted stock units in the Merger. To the extent the performance-based vesting restricted stock units vest as a result of such determination, the holder will be entitled upon the consummation of the Merger to receive the Merger Consideration for each share of common stock subject to such performance-based vesting restricted stock units, less any applicable withholding taxes. As of the date of this proxy statement, the Company and Parent have not made any determination as to the treatment of the performance-based vesting restricted stock units.

        Employee Stock Purchase Plan and 401(k) Plans.    The Company has agreed to suspend or terminate the Avaya Inc. 2003 Employee Stock Purchase Plan ("ESPP") as soon as practicable after the date of the Merger Agreement. Each share of the Company's common stock held in an ESPP account by a participant at the effective time of the Merger will be cancelled and, upon the consummation of the Merger, the Merger Consideration with respect to such shares will be credited to such participant. Any cash amounts held by Avaya on behalf of a participant for future purchases of our common stock at that time will be refunded to that participant. In addition, the Company has agreed that it will eliminate the inclusion of the Avaya Stock Fund in the Avaya Inc. Savings Plan and the Avaya Inc. Savings Plan for Salaried Employees immediately prior to the consummation of the Merger. Each share of the Company's common stock held by a plan participant in the Avaya Stock Fund or in the Employer Shares Funds I and II of the Avaya Inc. Savings Plan as of the effective time of the Merger will be cancelled and, upon the consummation of the Merger, the Merger Consideration with respect to such share will be credited to the account of such participant.

Reasons for the Merger; Recommendation of Our Board of Directors (page 45)

        Our board of directors unanimously (other than recused directors) approved the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, determined that the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company's stockholders and resolved to recommend that the stockholders approve and adopt the Merger Agreement and approve the Merger. For a discussion of the material factors considered by our board of directors in reaching its conclusions, see "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors." Our board of directors recommends that you vote "FOR" the proposal to adopt the Merger Agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Interests of the Company's Directors and Executive Officers in the Merger (page 59)

        In considering the recommendation of our board of directors, you should be aware that some of our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest.

Opinion of Our Financial Advisor (page 49)

        In connection with the Merger, Avaya's financial advisor, Credit Suisse Securities (USA) LLC, referred to as "Credit Suisse," delivered a written opinion, dated June 4, 2007, to our board of directors as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of our common stock. The full text of Credit Suisse's written opinion is attached to this proxy statement as Annex B. Holders of our common stock are encouraged to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken. Credit Suisse's opinion was provided to our board of directors for its information in connection with its evaluation of the Merger Consideration from a financial point of view. The opinion does not address any other aspect of the proposed Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.

Financing of the Merger (page 54)

        The aggregate amount of funds necessary to complete the Merger is anticipated to be approximately $8.49 billion. These payments are expected to be funded by Parent and Merger Sub with a combination of equity contributions by the Investors, debt financing obtained by Parent and made available to the Company, and, to the extent available, cash of the Company. Parent and Merger Sub have obtained equity and debt financing commitments described below in connection with the transactions contemplated by the Merger Agreement.

  Equity Financing

        Parent has received equity commitment letters from the Investors pursuant to which, and subject to the conditions contained therein, the Investors have collectively agreed to cause up to $2.193 billion in cash to be contributed to Parent, which will constitute the equity portion of the financing necessary to consummate the Merger.

  Debt Financing

        Parent has obtained commitments from Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. to provide up to $6.0 billion in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of (i) an asset-based senior secured revolving facility in an aggregate principal amount of $0.5 billion, (ii) senior secured facilities consisting of (A) a term loan facility in the aggregate principal amount of $3.8 billion and (B) a multi-currency revolving facility in an aggregate principal amount equal to the lesser of (x) $0.5 billion and (y) the amount equal to $0.5 billion minus 90% of the borrowing base under the asset-based revolving facility on the closing date and (iii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $1.7 billion (in the event that senior notes are not issued in a Rule 144A or other private placement).

Governmental and Regulatory Approvals (page 72)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), the Merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice ("DOJ"), and the applicable waiting period has expired or been terminated. Avaya and Parent filed the notification and report forms under the HSR Act with the FTC and the DOJ on June 15, 2007, and the FTC and DOJ granted early termination of the waiting period under the HSR Act, effective June 28, 2007.

        The Merger may also be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions.

Rights Agreement (page 58)

        Immediately prior to our execution of the Merger Agreement, we amended our Rights Agreement, dated as of September 29, 2000 and as amended as of February 28, 2002, with The Bank of New York. The amendment provides that the terms of the Rights Agreement do not apply to the Merger Agreement or the Merger.

Material United States Federal Income Tax Consequences (page 56)

        The exchange of shares of our common stock for cash pursuant to the Merger Agreement generally will be treated as a taxable sale of the shares for U.S. federal income tax purposes. Stockholders who exchange their shares of our common stock in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the Merger and their adjusted tax basis in their shares of Avaya common stock surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the stockholder and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the time the Merger is consummated. See "The Merger—Material United States Federal Income Tax Consequences." You should consult your tax advisor for a complete analysis of the effect of the Merger on your federal, state, local and/or foreign taxes.

Restrictions on Solicitations of Other Offers (page 80)

        The Merger Agreement provides that, until 11:59 p.m., New York City time, on July 24, 2007, the Company was permitted to initiate, solicit and encourage "takeover proposals" (as defined in "The Merger Agreement—Restrictions on Solicitations of Other Offers") (including by way of providing non-public information pursuant to confidentiality agreements permitted by the Merger Agreement) and enter into, engage in, and maintain discussions or negotiations with respect to takeover proposals or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations. See "The Merger—Background of the Merger."

        From and after 11:59 p.m., New York City time, on July 24, 2007, we have agreed not to:

  •
  solicit, initiate or knowingly facilitate or encourage (including by way of providing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to a takeover proposal;

  •
  engage in, continue or otherwise participate in any discussions or negotiations regarding a takeover proposal; or

  •
  enter into any agreement or agreement in principle with respect to a takeover proposal.

        Notwithstanding these restrictions:

  •
  we may continue discussions (including by way of providing non-public information) with parties who have made a takeover proposal prior to 11:59 p.m., New York City time, on July 24, 2007, if our board of directors (or a committee of our board of directors) determines in good faith prior to such time that such person's takeover proposal constitutes or could reasonably be expected to lead to a "superior proposal" (as defined in "The Merger Agreement—Restrictions on Solicitations of Other Offers"); and

  •
  at any time prior to the adoption of the Merger Agreement by our stockholders, if we receive a written takeover proposal after July 24, 2007 that our board of directors determines in good faith constitutes or could reasonably be expected to lead to a superior proposal, we may:

  •
  furnish information with respect to the Company to the individual or entity making such takeover proposal (and its representatives) pursuant to a confidentiality agreement permitted by the Merger Agreement; and

  •
  participate in discussions or negotiations with the individual or entity making such takeover proposal (and its representatives) regarding such takeover proposal.

Conditions to the Completion of the Merger (page 88)

        Conditions to Each Party's Obligations.    Each party's obligation to complete the Merger is subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions on or prior to the closing date of the Merger:

  •
  the adoption of the Merger Agreement by our stockholders;

  •
  the expiration or termination of the waiting period under the HSR Act and certain foreign anti-trust laws, and the receipt of any approvals required thereunder; and

  •
  the absence of any governmental orders that have the effect of making the Merger illegal or otherwise preventing the consummation of the Merger.

        Conditions to Parent's and Merger Sub's Obligations.    The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following additional conditions at or prior to the closing date of the Merger:

  •
  the representations and warranties made by the Company with regard to:

  •
  the absence of a Material Adverse Effect or any event, change or occurrence that would reasonably be expected to have a Material Adverse Effect, the rights agreement and state anti-takeover statutes, must be true and correct as of the closing date of the Merger as if made on and as of the closing date (See "The Merger Agreement—Material Adverse Effect Definition" for the definition of Material Adverse Effect);

  •
  the capitalization of the Company must be true and correct in all but de minimis respects as if made on and as of the closing date of the Merger (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date);

  •
  material contracts of the Company that relate to indebtedness with an outstanding principal amount in excess of $10 million individually, swap agreements and fees and expenses paid to brokers and other advisors, must be true and correct in all material respects as if made on and as of the closing date (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date); and

  •
  the representations and warranties made by the Company other than those listed above, disregarding all qualifications and exceptions regarding materiality or Material Adverse Effect, must be true and correct as of the closing date of the Merger as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct does not have and would not reasonably be expected to have a Material Adverse Effect;

  •
  the Company's performance, in all material respects, of the obligations required to be performed by the Company in the Merger Agreement at or prior to the closing date; and

  •
  the receipt of a certificate signed by an executive officer of the Company certifying that all of the above conditions with respect to the representations and warranties and obligations of the Company in the Merger Agreement have been satisfied.

        Conditions to the Company's Obligations.    Our obligation to complete the Merger is subject to the satisfaction or, to the extent permissible under applicable law, waiver by us of the following further conditions at or prior to the closing date of the Merger:

  •
  the representations and warranties that Parent and Merger Sub made in the Merger Agreement must be true and correct on and as of the date of the Merger Agreement and the effective time of the Merger as if made at and as of such date (except to the extent such representations and warranties refer to an earlier date, then as of that earlier date) except where such failures to be so true and correct would not prevent consummation of the Merger;

  •
  Parent's and Merger Sub's performance, in all material respects, of the obligations required to be performed by them in the Merger Agreement at or prior to the closing date; and

  •
  the receipt of a certificate signed by an executive officer of Parent and Merger Sub certifying that all of the conditions with respect to the representations and warranties and obligations of Parent and Merger Sub in the Merger Agreement have been satisfied.

Termination of the Merger Agreement (page 89)

        Avaya and Parent may agree to terminate the Merger Agreement without completing the Merger at any time, even after Avaya's stockholders have adopted the Merger Agreement. The Merger Agreement may also be terminated in certain other circumstances, including:

  •
  by either Avaya or Parent if:

  •
  the Merger has not been consummated on or before February 15, 2008, so long as the failure to consummate the Merger on or before such date is not primarily the result of the failure of the terminating party to perform any of its obligations under the Merger Agreement;

  •
  a final, non-appealable injunction or ruling prohibits the consummation of the Merger, so long as the injunction or ruling is not the result of the failure of the terminating party to comply with the terms of the Merger Agreement;

  •
  our stockholders do not vote to adopt the Merger Agreement at the special meeting or any adjournment or postponement thereof;

  •
  there is a breach by the non-terminating party of its representations, warranties, covenants or agreements in the Merger Agreement such that the corresponding closing condition would not be satisfied, and which breach cannot be cured by February 15, 2008 or, if capable of being cured, has not been cured within 30 days after receipt of written notice from the other party stating such party's intention to terminate, so long as the terminating party is not then in breach of its representations, warranties, covenants or agreements such that the corresponding closing condition would not be satisfied;

  •
  by Parent if:

  •
  we have breached our obligations described in "The Merger Agreement—Restrictions on Solicitations of Other Offers" such that the corresponding closing condition would not be satisfied, and which breach cannot be cured by February 15, 2008 or, if capable of being cured, has not been cured within 5 days, so long as Parent is not then in breach of its representations, warranties, covenants or agreements such that the corresponding closing condition would not be satisfied;

    •
    our board of directors withdraws or adversely changes its recommendation that our stockholders adopt the Merger Agreement, takes any action in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication, or approves or recommends another takeover proposal to our stockholders;

    •
    we fail to include in this proxy statement our recommendation to our stockholders that they adopt the Merger Agreement;

  •
  by Avaya if:

  •
  we terminate the Merger Agreement prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal and we pay to Parent the required termination fee; or

  •
  all closing conditions (other than those which, by their nature, are satisfied upon the closing of the Merger) have been satisfied and the closing of the Merger has not occurred within 2 business days after the final day of the Marketing Period (as defined in "The Merger Agreement—Effective Time; Marketing Period").

Termination Fee (page 90)

        The Merger Agreement provides that we will pay Parent a termination fee of $80 million if:

  •
  we terminate the Merger Agreement prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal with an "excluded party" (as defined in "The Merger Agreement—Restrictions on Solicitations of Other Offers"); or

  •
  Parent terminates the Merger Agreement because we received a takeover proposal from a person that we had received a written takeover proposal from prior to 11:59 p.m., New York City time, on July 24, 2007 and, based solely on our receipt of such takeover proposal, our board of directors withdraws or adversely changes its recommendation that our stockholders adopt the Merger Agreement, or takes any action in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication, or approves or recommends another takeover proposal to our stockholders, or we fail to include in this proxy statement our board of directors' recommendation to our stockholders that they adopt the Merger Agreement.

        We will pay Parent a termination fee of $250 million if the Merger Agreement is terminated under certain specified circumstances, including, among other things:

  •
  if we terminate the Merger Agreement prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal with any person other than an excluded party;

  •
  if Parent terminates the Merger Agreement because our board of directors withdraws or adversely changes its recommendation that our stockholders adopt the Merger Agreement, or takes any action in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication, or approves or recommends another takeover proposal to our stockholders and such action is not based solely on the receipt of a takeover proposal described under the second bullet above related to the $80 million termination fee;

  •
  if Parent terminates the Merger Agreement because we fail to include in this proxy statement our board of directors' recommendation to our stockholders that they adopt the Merger Agreement and such action is not based solely on the receipt of a takeover proposal described under the second bullet above related to the $80 million termination fee; or

  •
  if:

  •
  a takeover proposal has been publicly made, proposed or communicated after the date of the Merger Agreement and not abandoned prior to our stockholders meeting or, if there has not been a stockholders meeting, prior to the termination of the Merger Agreement; and

  •
  thereafter the Merger Agreement is terminated due to the Merger not having been consummated before February 15, 2008 or our stockholders not having adopted the Merger Agreement at our stockholders meeting or due to our material breach or failure to perform our obligations in the Merger Agreement; and

  •
  within twelve months of such termination, we enter into a definitive agreement with respect to any takeover proposal and such takeover proposal is consummated (for the purposes of this bullet, the references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%").

        Parent will pay us a termination fee of $250 million if the Merger Agreement is terminated by us because:

  •
  Parent or Merger Sub breaches its representations, warranties, covenants or agreements in the Merger Agreement such that the corresponding closing condition would not be satisfied, and which breach cannot be cured by February 15, 2008 or, if capable of being cured, has not been cured within 30 days after receipt of written notice from the Company of its intention to terminate; or

  •
  all closing conditions (other than those which, by their nature, are satisfied upon closing of the Merger) have been satisfied and the closing of the Merger has not occurred within 2 business days after the final day of the Marketing Period.

        We have also agreed to reimburse Parent's out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement, up to a limit of $30 million, if the Merger Agreement is terminated under certain circumstances.

Liability Cap (page 92)

        In no event, regardless of whether the Company is entitled to seek injunctions or specific performance or if the Merger Agreement has been terminated, will the Company be entitled to monetary damages from Parent and Merger Sub in excess of $250 million, including payment by Parent of the termination fee, if applicable, for all losses and damages arising from or in connection with the failure of the Merger to be consummated or breaches by Parent and Merger Sub of their obligations under the Merger Agreement or arising from any other claim or cause of action under the Merger Agreement.

Specific Performance (page 93)

        Both the Company and Parent are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement. Additionally, the Company is entitled to seek specific performance of Parent's obligation to cause the funding of equity financing from the Investors in the event that (i) all of the conditions to the Merger other than the Company's conditions to the Merger have been satisfied (or, for certificates to be delivered at the closing, are capable of being satisfied) at the time when the closing of the Merger would have occurred but for the failure of the equity financing to be funded, (ii) the debt financing has been funded or will be funded at the closing and (iii) the Company has irrevocably confirmed that if specific performance is granted and the debt and equity financing are funded, the closing will occur. The Investors' equity commitment issued to Parent specifically acknowledges that the equity commitment may be enforced in the event the Company is entitled to specific performance of Parent's obligations to cause the funding of the equity financing. While the Company can pursue both a grant of specific performance, as described above, and the payment of a termination fee by Parent, the Company has agreed that in no event will it be entitled to receive both specific performance and monetary damages, including the payment of a termination fee by Parent.

Limited Guarantee (page 58)

        In connection with the Merger Agreement, each of the Investors and the Company entered into a limited guarantee under which, among other things, each of the Investors is guaranteeing payment of the termination fee payable by Parent, up to a maximum amount equal to such Investor's pro rata share of $250 million. The limited guarantee is the Company's sole recourse against each Investor, subject to the Company's rights described under "The Merger Agreement—Specific Performance" beginning on page 93.

Appraisal Rights (page 94)

        Under Delaware law, holders of common stock who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of Delaware law (including Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), the text of which can be found in Annex C of, and the terms of which are summarized in, this proxy statement), which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the Merger Consideration. Any holder of common stock intending to exercise the holder's appraisal rights, among other things, must submit a written demand for an appraisal to us prior to the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

Market Price of the Company Common Stock (page 100)

        The closing sale price of our common stock on the New York Stock Exchange ("NYSE") on June 4, 2007, the last trading day prior to announcement of the execution of the Merger Agreement, was $16.72 per share. The $17.50 per share to be paid for each share of our common stock in the Merger represents a premium of approximately 28% over the closing sale price on May 25, 2007, the last trading day prior to published reports regarding a potential transaction. On August 14, 2007, which is the most recent practicable date prior to the date of this proxy statement, the closing sale price of our common stock was $15.95 per share.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Avaya Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms "Avaya," "Company," "we," "our," "ours," and "us" refer to Avaya Inc. and its subsidiaries, unless the context otherwise requires.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company pursuant to the Agreement and Plan of Merger dated as of June 4, 2007 (the "Merger Agreement") by which Sierra Holdings Corp., a newly formed Delaware corporation ("Parent"), has agreed to acquire the Company in a cash merger. Parent was formed by two private equity funds, Silver Lake Partners III, L.P. and TPG Partners V, L.P., solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. If the Merger Agreement is adopted by the Company's stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company (the "Merger"). Upon consummation of the Merger, the Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent. After the Merger, shares of the Company's common stock will not be publicly traded.

Q:
What will I receive for my shares of the Company's common stock in the Merger?

A:
Upon completion of the Merger, you will receive $17.50 in cash (the "Merger Consideration"), without interest and less any applicable withholding taxes, for each share of our common stock that you own (unless you have properly demanded and perfected your appraisal rights under Delaware law, in which case any consideration that you receive will be determined by the Delaware Court of Chancery). For example, if you own 100 shares of our common stock, you will receive $1,750 in cash in exchange for your shares of our common stock. Upon consummation of the Merger, you will not own shares in Avaya or Parent.

  See "The Merger—Material United States Federal Income Tax Consequences" on page 56 for a more detailed description of the tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local and foreign taxes.

Q:
How will the Company's stock options be treated in the Merger?

A:
Pursuant to the terms of the plans under which they were issued, all outstanding stock options exercisable for shares of the Company's common stock that are unvested will vest and become exercisable on the later of: (i) the adoption by our stockholders of the Merger Agreement and (ii) the date on which all governmental consents required to complete the Merger, if any, are obtained (the "Vesting Date"). We have agreed to take all action necessary such that, except as otherwise agreed by Parent and the holder thereof, each stock option outstanding immediately prior to the effective time of the Merger (whether or not then vested or exercisable) that represents the right to acquire shares of our common stock and was issued under one of the Company's equity incentive plans, at the effective time of the Merger, will be cancelled, terminated and converted into the right to receive a cash payment (the "Option Consideration") equal to the excess, if any, of (a) the Merger Consideration per share of our common stock underlying the stock option over (b) the exercise price payable in respect of such share of our common stock issuable under such option, less any applicable withholding taxes. Upon consummation of the proposed Merger, stock options will no longer be outstanding and will automatically cease to exist, and the holders thereof will no longer have any rights with respect to the stock options, except the right to receive the Option Consideration, if any, in connection with the Merger.

Q:
How will the Company's restricted stock units be treated in the Merger?

A:
Pursuant to the terms of the plans under which they were issued, each outstanding restricted stock unit in respect of a share of our common stock that is subject only to time-based vesting criteria and was issued under one of our equity incentive plans will fully vest on the Vesting Date, except as otherwise agreed by Parent and the holder thereof. At the time of vesting, the holder thereof will receive the number of shares of our common stock underlying the restricted stock units, less any applicable withholding taxes. Under the terms of the Merger Agreement, except as otherwise agreed by Parent and a holder of a restricted stock unit, any holder of shares of our common stock received upon vesting of a time-based vesting restricted stock unit will be entitled to receive the Merger Consideration with respect to such shares upon the consummation of the Merger.

  Pursuant to the terms of the plans under which they were issued, each outstanding restricted stock unit in respect of a share of our common stock that is subject to performance-based vesting criteria that has been issued under one of the Company's equity incentive plans will vest based upon achievement of certain performance targets. In accordance with the terms of each award, if the Vesting Date occurs prior to the end of the performance period of such restricted stock units, the performance-based vesting restricted stock units will vest to the extent determined by the compensation committee of the board of directors. The Merger Agreement provides that the Company and Parent will work together in good faith to determine the appropriate treatment of the performance-based vesting restricted stock units in the Merger. To the extent the performance-based vesting restricted stock units vest as a result of such determination, the holder will be entitled to receive, upon the consummation of the Merger, the Merger Consideration for each share of common stock subject to such performance-based vesting restricted stock units, less any applicable withholding taxes. As of the date of this proxy statement, the Company and Parent have not made any determination as to the treatment of the performance-based vesting restricted stock units.

Q:
What will happen to the Employee Stock Purchase Plan in the Merger?

A:
The Company has agreed to suspend or terminate the Avaya Inc. 2003 Employee Stock Purchase Plan ("ESPP") as soon as practicable after the date of the Merger Agreement. Each share of our common stock held in an ESPP account by a participant at the effective time of the Merger will be cancelled and, upon the consummation of the Merger, the Merger Consideration with respect to such share will be credited to such participant. Any cash amounts held by Avaya on behalf of a participant for future purchases of our common stock will be refunded to that participant.

Q:
What will happen to the Company's 401(k) Plans?

A:
The Company has agreed that it will eliminate the inclusion of the Avaya Stock Fund in the Avaya Inc. Savings Plan and the Avaya Inc. Savings Plan for Salaried Employees immediately prior to the consummation of the Merger. Each share of our common stock held by a plan participant in the Avaya Stock Fund or in the Employer Shares Funds I and II of the Avaya Inc. Savings Plan as of the effective time of the Merger will be cancelled and, upon the consummation of the Merger, the Merger Consideration with respect to such share will be credited to the account of such participant.

Q:
Where and when is the special meeting?

A:
The special meeting will be held on September 28, 2007 at the Hotel du Pont, 100 W. 11th Street, Wilmington, Delaware at 9:00 a.m. local time.

Q:
Are all stockholders of the Company as of the record date entitled to vote at the special meeting?

A:
Yes. All stockholders who own our common stock at the close of business on August 9, 2007, the record date for the special meeting, will be entitled to receive notice of the special meeting and to vote (in person or by proxy) the shares of our common stock that they hold on that date at the special meeting, or any adjournments of the special meeting.

Q:
What information do I need to attend the special meeting?

A:
Only stockholders and their proxies may attend the special meeting. As a result, you will need an admission ticket to attend the special meeting. If you are a record stockholder who received a paper copy of this proxy statement, an admission ticket is included with the mailing and is attached to the proxy card. If you are a street name stockholder or if you have received your proxy materials electronically, you may obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage account statement or a statement indicating your holdings in an Avaya savings plan or ESPP account, to our transfer agent, The Bank of New York, at Avaya Shareholder Services, P.O. Box 11033, New York, New York 10286-1033. If you arrive at the special meeting without an admission ticket, we will admit you only if we are able to verify that you are an actual Avaya stockholder as of the record date of August 9, 2007.

Q:
What vote of the Company's stockholders is required to adopt the Merger Agreement?

A:
For us to complete the Merger, stockholders holding a majority of the outstanding shares of our common stock at the close of business on the record date must vote "FOR" the adoption of the Merger Agreement, with each share having a single vote. Accordingly, failure to vote, an abstention or a broker non-vote will have the same effect as a vote "AGAINST" adoption of the Merger Agreement.

Q:
What vote of the Company's stockholders is required to adjourn the special meeting?

A:
Approval of any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. A failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

Q:
Does our board of directors recommend that our stockholders vote "FOR" the adoption of the Merger Agreement?

A:
Yes. After careful consideration, the board of directors, by a unanimous vote of the directors (other than recused directors) recommends that you vote:

•
"FOR" the adoption of the Merger Agreement. You should read "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 45 of this proxy statement for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the Merger Agreement; and

•
"FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.

  In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers, including individuals who participated in meetings of the board of directors regarding the Merger

  Agreement and the Merger, may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 59.

Q:
What effects will the proposed Merger have on the Company?

A:
Upon consummation of the proposed Merger, Avaya will cease to be a publicly-traded company and will be wholly owned by Parent. You will no longer have any interest in our future earnings or growth, if any. Following consummation of the Merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated upon application to the Securities and Exchange Commission (the "SEC"). In addition, upon completion of the proposed Merger, shares of Avaya common stock will no longer be listed on the New York Stock Exchange ("NYSE"), or any other stock exchange or quotation system.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Avaya will remain an independent public company and our common stock will continue to be listed and traded on the NYSE. Under specified circumstances, Avaya may be required to pay Parent a termination fee or reimburse Parent for its out-of-pocket expenses as described under the caption "The Merger Agreement—Termination Fee."

Q:
How do I vote my shares without attending the special meeting?

A:
If you hold shares in your name as a stockholder of record, then you received this proxy statement and a proxy card from us. If you hold shares in street name through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. In either case, you may vote your shares by Internet, telephone or mail without attending the special meeting. To vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the proxy card. To vote by mail, mark, sign and date the proxy card and return it in the postage-paid envelope provided. The Internet and telephone voting facilities for stockholders of record will close at 11:59 P.M. Eastern Daylight Time on September 27, 2007.

  If you are a participant in the Avaya Inc. Savings Plan or Avaya Inc. Savings Plan for Salaried Employees or hold shares in an ESPP account, you will receive one proxy card for all shares that you own through those savings plans and in your ESPP account. That proxy card will serve as a voting instruction card for the trustees or administrators of each of those plans where all accounts are registered in the same name. If you own shares of our common stock through either of the savings plans or in an ESPP account and do not vote, the savings plan trustees will vote your plan shares in the same proportion as shares for which instructions were received under each savings plan, and shares of our common stock held in an ESPP account will be voted in accordance with normal brokerage industry practices.

Q:
How do I vote my shares in person at the special meeting?

A:
If you hold shares in your name as a stockholder of record, you may vote those shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted if you later decide not to attend.

  If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your nominee.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the adoption of the Merger Agreement.

Q:
Can I revoke or change my vote?

A:
Yes. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares through a broker, bank, or other nominee, by following the directions received from your broker, bank or other nominee to change those instructions. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares in your name as a stockholder of record by: (i) delivering to our Corporate Secretary, at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920 a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked; (ii) attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy); (iii) submitting a later-dated proxy card; or (iv) voting again at a later time by telephone or the Internet prior to the time at which the telephone and Internet voting facilities close by following the procedures applicable to those methods of voting. However, simply attending the special meeting will not revoke your proxy.

Q:
What does it mean if I get more than one proxy card or vote instruction form?

A:
If your shares are registered differently and are in more than one account, you may receive more than one proxy card or vote instruction form. Please sign, date and return all of the proxy cards and vote instruction forms you receive regarding this special meeting (or submit your proxy for all shares by telephone or the Internet) to ensure that all of your shares are voted.

Q:
Are appraisal rights available?

A:
Yes. As a holder of common stock of the Company, you are entitled to appraisal rights under Delaware law if you do not vote in favor of adopting the Merger Agreement and otherwise meet certain conditions. See "Appraisal Rights" beginning on page 94.

Q:
When do you expect the Merger to be completed?

A:
We anticipate that it will be completed in the fall of 2007, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, including receipt of certain regulatory approvals and the conclusion of the Marketing Period (as defined below under "The Merger Agreement—Effective Time; Marketing Period"), the exact timing of the completion of the Merger and the likelihood of the consummation of the Merger cannot be predicted. If any of the conditions in the Merger Agreement are not satisfied, including the conditions described in under "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 88 of this proxy statement, the Merger Agreement may be terminated as a result.

Q:
Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers or employees of the Company, none of whom will receive additional compensation therefor.

Q:
Will a proxy solicitor be used?

A:
Yes. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies for the special meeting and the Company estimates that it will pay Innisfree a fee of approximately $50,000 plus certain costs associated with telephone solicitations, if required. The Company has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify them against certain losses arising out of their proxy solicitation services.

Q:
Should I send in my stock certificates now?

A:
No. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

  Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the Merger Consideration in respect of your shares of our common stock. You should use the letter of transmittal to exchange your stock certificates for the Merger Consideration which you are entitled to receive as a result of the Merger.

Q:
Who will oversee the voting results?

A:
IVS Associates, Inc. (Independent Voting Services), 111 Continental Drive, Suite 210, Newark, Delaware 19713 is expected to act as Inspector of Elections and oversee the voting results.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact Investor Relations in writing at Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, attn: Investor Relations, or by telephone at (908) 953-7504. You may also contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll free: (877) 750-5836
Banks, brokers and dealers call collect: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings "Summary," "Questions and Answers about the Special Meeting and the Merger," "The Merger," "The Merger—Governmental and Regulatory Approvals," and "The Merger—Litigation Related to the Merger," and in statements containing words such as "believes," "estimates," "anticipates," "continues," "contemplates," "expects," "may," "will," "could," "should" or "would" or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees of future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and business prospects, and opportunities to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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  the outcome of any legal proceedings that have been or may be instituted against Avaya and others relating to the Merger Agreement;

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  the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the Merger;

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  the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger;

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  the failure of the Merger to close for any other reason;

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  risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

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  business uncertainty and contractual restrictions during the pendency of the Merger;

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  the diversion of management's attention from ongoing business concerns;

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  the effect of the announcement of the Merger on our customer and supplier relationships, operating results and business generally;

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  the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger;

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  the impact of the substantial indebtedness incurred to finance the consummation of the Merger;

and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See "Where You Can Find More Information" beginning on page 101. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE PARTIES TO THE MERGER

Avaya Inc.

211 Mt. Airy Road
Basking Ridge, New Jersey 07920
(908) 953-6000

        Avaya Inc., a Delaware corporation, is a provider of communication systems, applications and services for enterprises, including businesses, government agencies and other organizations. Our product offerings include Internet Protocol telephony systems and traditional voice communications systems, multi-media contact center infrastructure and applications in support of customer relationship management, unified communications applications and appliances, such as Internet Protocol telephone sets. We support our broad customer base with comprehensive global service offerings that enable our customers to plan, design, implement, monitor and manage their communications networks.

        For more information about us, please visit our website at www.avaya.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. See also "Where You Can Find More Information." Our common stock is publicly traded on the NYSE under the symbol "AV."

Sierra Holdings Corp. and Sierra Merger Corp.

c/o Silver Lake Partners III, L.P.
9 West 57th Street, 25th Floor
New York, New York 10019
(212) 381-3535

        and

c/o TPG Partners V, L.P.
301 Commerce Street
Suite 3300
Fort Worth, Texas 76102
(817) 871-4000

        Sierra Holdings Corp., which we refer to as "Parent," is a newly formed Delaware corporation formed solely for the purpose of acquiring Avaya and has not engaged in any business except for activities incident to its formation and as contemplated by the Merger Agreement. Parent is an entity controlled by two private equity funds, Silver Lake Partners III, L.P. and TPG Partners V, L.P.

        Sierra Merger Corp., which we refer to as "Merger Sub," is a Delaware corporation and a wholly owned subsidiary of Parent. It was formed solely for the purpose of effecting the Merger and has not engaged in any business except for activities incident to its formation and as contemplated by the Merger Agreement. Upon the consummation of the proposed Merger, Merger Sub will cease to exist and Avaya will continue as the surviving corporation.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors (the "Board") for use at the special meeting to be held on September 28, 2007, starting at 9:00 a.m. local time, at the Hotel du Pont, 100 W. 11th Street, Wilmington, Delaware, or at any postponement or adjournment thereof. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to adopt the Merger Agreement (and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement) and such other business that may properly come before the special meeting or any adjournment or postponement thereof. Stockholders holding a majority of our outstanding common stock at the close of business on the record date must vote to adopt the Merger Agreement in order for the Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about August 16, 2007.

Board Recommendation

        Our Board unanimously (other than recused directors) approved the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, determined that the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the Company's stockholders and resolved to recommend that the stockholders approve and adopt the Merger Agreement and approve the Merger. For a discussion of the material factors considered by our Board in reaching its conclusions, see "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors."

Record Date and Quorum

        We have fixed the close of business on August 9, 2007 as the record date for the special meeting, and only holders of record of our common stock on the record date are entitled to vote at the special meeting. On August 9, 2007, there were 457,067,560 shares of our common stock entitled to be voted at the special meeting. Each share of common stock outstanding on the record date entitles its holder to one vote on all matters properly coming before the special meeting.

        The presence at the special meeting in person or by proxy of the holders of a majority of all outstanding shares of our common stock entitled to vote at the special meeting as of the close of business on the record date will constitute a quorum for the purpose of considering the proposals at the special meeting. Shares of common stock represented at the special meeting but not voted, including shares of common stock for which we have received proxies indicating that the submitting stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present or if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

        The adoption of the Merger Agreement requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of our common stock at the close of business on the record date. For the proposal to adopt the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the adoption of the Merger Agreement and, as a result, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes," if the shares are present at the meeting. "Broker non-votes," if any, will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the adoption of the Merger Agreement.

        Approval of any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. A failure to vote your shares of common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

        As of August 1, 2007, our current directors and executive officers beneficially owned, and had the right to vote, in the aggregate, 5,749,198 shares of our common stock, which represented approximately 1.3% of the outstanding shares of our common stock on August 9, 2007, the record date for the special meeting. Our current directors and executive officers have informed us that they intend to vote all of their shares of common stock "FOR" the adoption of the Merger Agreement and "FOR" any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Proxies and Revocation

        If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card or by such other method. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the Merger Agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of our Board on any other matters properly brought before the special meeting for a vote.

        If you abstain, your shares of common stock will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business; however, your shares will not be counted as votes cast or shares voting on the proposals. If you abstain, it will have the same effect as a vote "AGAINST" the proposals.

        If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you do not instruct your broker, bank or other nominee to vote your shares, it has the same effect as a vote "AGAINST" the proposals.

        Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares through a broker, bank, or other nominee, by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

        You have the right to change or revoke your proxy at any time before the vote taken at the special meeting if you hold your shares in your name as a stockholder of record by:

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  delivering to our Corporate Secretary, at 211 Mt. Airy Road, Basking Ridge, New Jersey 07920 a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

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  attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy);

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  submitting a later-dated proxy card; or

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  voting again at a later time by telephone or the Internet prior to the time at which the telephone and Internet voting facilities close by following the procedures applicable to those methods of voting.

        PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU THAT WILL ENABLE YOU TO RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR YOUR AVAYA STOCK CERTIFICATES.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Whether or not a quorum exists, holders of a majority of the common stock present in person or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting at any time. Any signed proxies received by us in which no voting instructions are provided on the matter will be voted "FOR" an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that you are entitled to have the value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement and you must not vote in favor of the adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See "Appraisal Rights" and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, reproduced in its entirety as Annex C to this proxy statement.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by us on behalf of our Board. In addition, we have engaged Innisfree M&A Incorporated ("Innisfree") to assist in the solicitation of proxies for the special meeting and we estimate that we will pay Innisfree a fee of approximately $50,000 plus certain costs associated with telephone solicitations, if required. We also have agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify them against certain losses arising out of their proxy soliciting services. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of our shares of common stock that the brokers, banks and nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses related to forwarding the material.

        Silver Lake Partners III, L.P. and TPG Partners V, L.P., directly or through one or more affiliates or representatives, may, at their own cost, also make additional solicitation by personal interview, mail, e-mail, telephone, facsimile or other means of communication in connection with the Merger, including engaging third party proxy solicitors to assist with such solicitation.

Other Matters

        We do not know of any other business that will be presented at the meeting. If any other proposal properly comes up for a vote at the meeting in which your proxy has provided discretionary authority, the proxy holders will vote your shares in accordance with their best judgment.

Questions and Additional Information

        If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact Investor Relations in writing at Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, attn: Investor Relations, or by telephone at (908) 953-7504. You may also contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders call toll free: (877) 750-5836
Banks, brokers and dealers call collect: (212) 750-5833

 THE MERGER

Background of the Merger

        Our board of directors (the "Board") and management regularly evaluate our businesses and operations, and in furtherance thereof periodically review and assess strategic alternatives available to enhance value to our stockholders. Accordingly, our Board and management have regularly considered opportunities that could complement, enhance or expand our current businesses or products or that might otherwise offer growth opportunities for the Company, and have held discussions with certain third parties (such third parties referenced in this proxy statement are not specifically identified by name due to the terms of the non-disclosure agreements executed with such parties) regarding several forms of business combinations, including entering into joint ventures or other forms of strategic alliances, acquiring other businesses (particularly in the enterprise telephony sector) or technologies, divesting certain business segments or other similar transactions.

        In July 2005, as part of the Company's continuing review of strategic and financial planning matters, the Company engaged Credit Suisse Securities (USA) LLC ("Credit Suisse") as our financial advisor to, among other things, review the Company's financial and strategic plans and business alternatives. Credit Suisse also acted as financial advisor to the Company in connection with various transactions, including the Company's recent acquisition of Ubiquity Software Corporation plc ("Ubiquity") in February of 2007.

        In connection with the Board's review of a range of potential strategic alternatives, including as a result of the Company's preliminary and separate discussions with two other companies in the telecommunications and technology sector (which we refer to as "Strategic Party A" and "Strategic Party B," respectively) concerning the Company's acquisition of such other companies' enterprise telephony businesses as part of a possible strategy to acquire additional installed bases of enterprise telephony customers, beginning in 2005 the Company asked representatives of Weil, Gotshal & Manges LLP ("Weil"), the Company's outside legal advisors, to evaluate the risks associated with obtaining antitrust approval in various jurisdictions in the possible event of such an acquisition. In connection with this evaluation, Weil held multiple discussions with the Company's senior management and legal and market research teams regarding the competitive environment in which the Company operates and reviewed, among other documents, the Company's financial and business plan, internal market and competitive assessments and detailed reports prepared by independent industry analysts.

        Also, during this time, the Company was contacted by a private equity firm that expressed an interest in assisting the Company in acquiring the enterprise telephony business of Strategic Party B. The Company indicated that it did not require the assistance of a private equity investor in order to make such an acquisition. In addition to transactions such as the acquisition of another enterprise telephony business, such as that of Strategic Party A or Strategic Party B, the Company also considered, among other options, transactions that would accelerate and enhance the company's communications software presence by making acquisitions of communications software companies.

        In February of 2006, our financial advisor was contacted on an unsolicited basis by representatives from a private equity firm which orally expressed an interest in potentially acquiring the Company. This private equity firm previously had indicated an interest in participating in a transaction with the Company to acquire Strategic Party B's enterprise telephony business. Management met with representatives of the private equity firm and informed them that no decision had been made to sell the Company. At the same time, the Board continued to evaluate the possible acquisition of Strategic Party B's enterprise telephony business and management was directed by the Board to perform additional due diligence and other analysis of that opportunity.

        The Board met on May 23, 2006, during which our financial advisor updated the Board on the potential strategic alternatives that were under consideration by the Board and management, including transactions that would accelerate and enhance the Company's communications software presence by making acquisitions of communications software companies. The Board discussed these alternatives, including as they related to a possible transaction with either the private equity firm or Strategic Party B, and that during April 2006, based on the results of its due diligence and consistent with the Board's determination, the Company had informed Strategic Party B that the Company had determined not to pursue a proposal to acquire Strategic Party B's enterprise telephony business, because such option was not attractive to the Company due primarily to the difficulty of extracting the enterprise telephony business from the other businesses of Strategic Party B in numerous countries and of migrating customers to a single product platform.

        At the same time, in response to the indication of interest from the private equity firm, the Board formed a committee (the "Former Committee"), composed entirely of independent directors consisting of Messrs. Landy (who was appointed chairman of the committee), Leslie, Odeen, Terracciano and Wallman, to assist the Board in efficiently managing the process of considering and evaluating the current strategic alternatives and address any real or perceived potential conflict of interest with respect to any potential transaction including management should that arise. Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), outside legal advisors, was retained to advise the members of the Board of Directors and the Former Committee. In addition, the Former Committee and its legal advisors determined that it would be appropriate to continue Credit Suisse's engagement with respect to any evaluation of strategic alternatives. In connection with the appointment of the Former Committee, a written questionnaire was completed by each member of the Board regarding any existing or past relationship with the private equity firm as well as Silver Lake Partners ("SLP"), who had contacted our financial advisor as described below. The results indicated that Mr. Leslie is a limited partner in Silver Lake Partners II, L.P. During June 2006, members of the Former Committee met two times to discuss the indication of interest received from the private equity firm and review the Company's strategic alternatives. In June of 2006, representatives of the private equity firm informed our financial advisor that, after concluding a preliminary review of the Company, the private equity firm had determined not to pursue a proposal to acquire the Company, and indicated that such an acquisition did not fit within the private equity firm's investment strategy. Accordingly, discussions between the Company and the above referenced private equity firm concluded upon the private equity firm's determination not to pursue a proposal, and the Former Committee ceased to operate at that time.

        At approximately the same time in June 2006, our financial advisor received an unsolicited, oral inquiry from representatives of SLP indicating that SLP was interested in potentially engaging in a transaction with the Company. SLP and TPG ("TPG" and, together with SLP, "SLP/TPG"), both private equity firms with experience in investing in technology companies, had previously contacted Warburg Pincus, which at that time held in excess of 5% of the Company's outstanding common stock, on an unsolicited basis during the summer of 2005, and together with a third private equity firm entered into a customary non-disclosure and standstill agreement; however, discussions regarding a potential acquisition or other transaction did not materialize at that time. In June 2006, representatives of SLP indicated that, based upon SLP's preliminary valuation for the Company (which was based solely upon publicly available information), SLP would be willing, conditioned upon further due diligence, to pay $15.00 per share, in cash, and indicated a willingness to consider a higher purchase price in the event the Company acquired Strategic Party B's enterprise telephony business, which SLP independently considered a good strategic fit for the Company. As previously noted, the acquisition of Strategic Party B's enterprise telephony business had already been considered by the Board and in April 2006 the Company had decided not to pursue such transaction. The discussions between the Company and SLP did not progress beyond preliminary stages at that time. As noted in this Section entitled "The Merger—Background of the Merger," Mr. Leslie disclosed to the Board his equity investment in Silver Lake Partners II, L.P. Mr. Leslie did not have any discussions with SLP regarding SLP's interest in potentially engaging in a transaction with the Company.

        On July 24, 2006, the Company announced that Donald K. Peterson, our chief executive officer since the spin-off of the Company from Lucent Technologies Inc. in 2000, was stepping down and that Louis J. D'Ambrosio, at that time the Company's senior vice president and president of global sales, channels and marketing, had been appointed as the Company's new chief executive officer. In addition, on the same date, the Company announced that Michael Thurk, at that time the Company's senior vice president and president of our global communications solutions business, was appointed as the Company's chief operating officer. On October 3, 2006, the Company announced that Garry K. McGuire would retire as chief financial officer and senior vice president, corporate development, effective December 31, 2006. Both Messrs. D'Ambrosio and Thurk were elected to the Board in November 2006.

        During the fall of 2006, the Company refocused its attention on actions that would help accelerate its transformation to a communications software company and explored a number of potential acquisitions intended to further this strategy. In furtherance of the Company's strategic plans, in November 2006, the Company acquired Traverse Networks Inc., a privately held developer of enterprise mobility products for unified communications, and in early 2007 acquired Ubiquity, a maker of SIP-based applications and software development tools.

        Late in calendar 2006, representatives from Strategic Party A met with members of our management and discussed a broad set of potential transactions involving the two companies, including the possible acquisition by the Company of Strategic Party A's enterprise telephony business or a strategic alliance between Strategic Party A's product business and the Company's services business or between the companies' respective enterprise telephony businesses, including Strategic Party A's data networking business. The Company and Strategic Party A had over the past few years reviewed potential commercial and strategic transactions between the companies of the type referenced above, but none of these discussions had progressed beyond preliminary stages. Moreover, during these discussions Strategic Party A indicated that it was not interested in selling its enterprise telephony business to the Company.

        During this period, Mr. D'Ambrosio, consistent with the Board's authorization to explore possible acquisitions of certain communications software businesses, approached the chief executive officer of a third party in the telecommunications and technology sectors (which we refer to as "Strategic Party C") regarding the Company's interest in the potential acquisition of Strategic Party C's communications software business or, if Strategic Party C preferred, its entire enterprise telephony business. During the next several weeks, Strategic Party C informed the Company that it was not interested in selling its communications software business or of any portion of its enterprise telephony business.

        In addition, during this same time, the Company was approached by representatives from a company in the telecommunications and technology sector (which we refer to as "Financial Sponsor A Portfolio Company"), a portfolio investment of a private equity firm (which we refer to as "Financial Sponsor A"), to solicit the Company's interest in acquiring Financial Sponsor A Portfolio Company's business. The parties entered into a non-disclosure agreement in November 2006. Our management engaged in a series of meetings with representatives of Financial Sponsor A Portfolio Company regarding Financial Sponsor A Portfolio Company's business. During these meetings, representatives from Financial Sponsor A also mentioned that, if the Company was not interested in acquiring Financial Sponsor A Portfolio Company's business, Financial Sponsor A would be willing to consider acquiring the Company's contact center business, a transaction that the Board and management viewed as not feasible due to the significant integration of, and interrelationships among, the Company's businesses (including its contact center business).

        In addition, during December 2006, a third party operating in the telecommunications and technology sector (which we refer to as "Strategic Party D") approached the Company to discuss such party's interest in developing its enterprise telephony business and in that regard the possibility of a transaction between Strategic Party D and the Company. The Company entered into a non-disclosure agreement with Strategic Party D and began a series of meetings and an exchange of information regarding potential strategic alliances between the parties, including co-marketing agreements and strategic relationships involving Strategic Party D's enterprise mobility business and the Company's enterprise telephony business. During these meetings, Strategic Party D also expressed an interest in potentially acquiring the Company. None of these discussions progressed beyond preliminary stages.

        On February 14, 2007, at a regular meeting of the Board, Mr. D'Ambrosio provided an oral report on the Company's progress in respect of its review of strategic options, including both acquisitions that the Company was studying in the area of communications software, as well as recounting recent conversations with Strategic Party A, Strategic Party D and other alternatives that might be available to the Company.

        On February 20, 2007, the Company entered into a non-disclosure agreement with Strategic Party A so that the parties could share certain non-public information and Strategic Party A could begin due diligence on the Company. Management informed Strategic Party A that the discussions were part of the Company's continuing review of strategic alternatives and that no decision had been made to sell the Company.

        On March 23, 2007, at a special meeting of the Board (excluding Messrs. Landy, Terracciano, and Zarrella), which meeting was attended by management, Mr. D'Ambrosio reported to the Board on the status of management's ongoing review of strategic alternatives, including with respect to recent discussions with third parties (as described in this section entitled "The Merger—Background of the Merger") that had indicated preliminary interest in combining with the Company or that had discussed the possibility of strategic partnerships with the Company, but noted that such third parties had not submitted any specific proposals. Mr. D'Ambrosio also discussed the recent trend of consolidation within the Company's industry, including recent mergers and strategic alliances among or involving competitors. During the course of this discussion, Mr. D'Ambrosio reported to the Board that SLP had recently contacted our financial advisor on an unsolicited basis to express an interest in reopening discussions regarding the possibility of SLP making a proposal to acquire the Company. During the same meeting, Mr. D'Ambrosio also informed the Board that Financial Sponsor A had approached our management and expressed an interest in a possible transaction involving the business of Financial Sponsor A Portfolio Company. After extensive discussion of the potential strategic transactions mentioned by Mr. D'Ambrosio, the Board authorized management to engage in discussions with Financial Sponsor A to see if a transaction could be formulated that would be worth the Company potentially pursuing. In late March 2007, in accordance with the Board's directives, members of management and our financial advisor met with representatives of Financial Sponsor A and Financial Sponsor A Portfolio Company and discussed the potential for a strategic combination of the companies' businesses, including the acquisition of Financial Sponsor A Portfolio Company by the Company, or other alternatives to combine the parties' respective contact center businesses. Following these discussions, management and the Board determined that the nature of Financial Sponsor A Portfolio Company's business did not represent a compelling value proposition for the Company and our stockholders.

        On March 26, 2007, members of management met with representatives of Strategic Party A at the Company's headquarters in Basking Ridge, NJ during which representatives from each party made a presentation regarding each of their respective company's recent business results and financial performance, existing financial condition and strategic plans, goals and prospects. On March 30, 2007, the Company and Strategic Party A shared additional financial information and on April 2, 2007, the Company again met with representatives from Strategic Party A to discuss a potential transaction between the parties, including the possible acquisition of the Company by Strategic Party A.

        On April 5, 2007, members of management met with representatives of Strategic Party A to discuss product, sales and service integration should the two companies determine to engage in a transaction. Following the meeting, the Company participated in a conference call on April 9, 2007, with representatives of Strategic Party A regarding prospects for growth and other matters. In addition, management met or held conference calls with representatives of Strategic Party A on several occasions from April 18 through April 20, 2007 and discussed various topics, including the Company's management plan, R&D expenses, the Company's cost structure, estimated cost synergies to be created by the possible combination of Strategic Party A and the Company, and certain legal matters.

        In early 2007, the Company was contacted by a third party operating in the telecommunications and technology sector (which we refer to as "Strategic Party E") regarding the possibility of a transaction between Strategic Party E and the Company. In April 2007, the Company entered into a non-disclosure agreement with Strategic Party E and also engaged in a series of meetings with the management of Strategic Party E as well as an exchange of due diligence information to facilitate the exploration of the possible acquisition by Strategic Party E of the Company or some other form of strategic or broader commercial relationship between the Company and Strategic Party E, including, as suggested by Strategic Party E, transferring certain of the Company's assets and licensing certain of the Company's intellectual property rights to Strategic Party E or to an entity jointly controlled by the parties.

        In April 2007, members of management and representatives of our financial advisor met or had calls with representatives of SLP on several occasions in furtherance of SLP's due diligence regarding the Company. During the course of these discussions and any other discussions with third parties discussed herein, management's role in the process was in assisting in the due diligence process and management did not negotiate with any party the specific terms of any potential transaction.

        Also during April 2007, members of management met with representatives of Strategic Party A and a third party selected by Strategic Party A (which we refer to as "Strategic Party F") on several occasions to discuss Strategic Party F's possible participation in a potential transaction involving Strategic Party A and the Company. Neither Strategic Party A nor its advisors described to the Company or our advisors the specific form or extent of Strategic Party F's participation in any potential transaction involving the Company and Strategic Party A.

        During the week of April 30, 2007, representatives of SLP contacted our financial advisor on an unsolicited basis and indicated that SLP again was interested in acquiring the Company and would be prepared to make a proposal to acquire the Company in an all cash transaction for $16.00 per share, subject to customary legal and accounting due diligence and negotiation of a mutually satisfactory definitive agreement. The representatives from SLP also indicated that they believed that SLP could complete its due diligence and be in a position to enter into a definitive agreement, which would not be conditioned upon receipt of financing, within four weeks of commencement of its due diligence investigation.

        On May 3, 2007, the Board convened a regular meeting of the Board at the Company's headquarters in Basking Ridge, NJ, which meeting was attended by management and portions of which were attended by representatives of our financial advisor. During the meeting, management discussed recent developments in the markets in which the Company competes and reviewed the Company's financial and business plan. Management also discussed how the Company could execute its strategy to enhance market share and stockholder value, particularly in light of recent market developments such as acquisitions by several competitors and increased presence in the industry of non-traditional competitors, some of which possessed significant resources that could allow them to effectively compete with existing players in the market. Management also discussed possible strategic alternatives available to the Company to execute its strategy to enhance its market position, both on an organic basis and through acquisitions (including by acquisition of a company that offers contact center software), noting that the Company had explored the acquisition of certain of these businesses and that the operators of these businesses had expressed an unwillingness to sell. During the meeting, our financial advisor reviewed with the Board potential strategic alternatives available to the Company and related matters.

        During the same meeting, the Board was informed that SLP had expressed interest in acquiring the Company and had requested that it be able to commence due diligence on the Company. The Board was then provided with an overview of SLP's indication of interest.

        Mr. D'Ambrosio also reported on the discussions between the Company and Strategic Party A and that Strategic Party A had informed Mr. D'Ambrosio that Strategic Party A's board of directors had authorized its representatives and management to pursue discussions with the Company regarding a potential combination transaction. Our financial advisor provided an overview of Strategic Party A, including its businesses, recent significant events related to its businesses, an overview of certain business and financial considerations for a possible combination from each company's perspective and the potential structure and timing of a possible transaction.

        Management then reported on its discussions with Strategic Party E regarding a possible acquisition of the Company and noted that, after preliminary due diligence, Strategic Party E had informed the Company that it would not be interested in pursuing an acquisition of the Company, but remained interested in exploring the possibility of a strategic or broader commercial relationship with the Company. Management further reported that Strategic Party D, with which the Company previously had preliminary discussions regarding the possible acquisition of the Company, had indicated to management that it remained interested in exploring the possible acquisition of the Company, but at that time was not in a position to make a specific proposal, and Strategic Party D did not expressly provide the reasons as to why it determined not to pursue the transaction further with the Company. Our financial advisor also reviewed the Company's recent contacts with representatives from Strategic Parties A, C, D, and E regarding the potential acquisition of, or strategic transactions with, the Company and our financial advisor noted its view that the Company had held discussions with many of the then likely strategic purchasers.

        During the same meeting, the Board discussed in detail, among other topics, SLP's request to perform due diligence on the Company and the possible transaction with Strategic Party A. The Board also instructed representatives of the Company to obtain updated antitrust advice from Weil in light of a possible transaction involving the Company and Strategic Party A. The Board discussed the potential value that each alternative could generate to the Company's stockholders, the attendant risks and challenges of each alternative, including continuing the Company's existing strategy, the potential disruption to the Company's existing financial and business plan and prospects that might result from each alternative, and the likelihood of successfully executing on such alternatives. During the course of these discussions, the members of the Board reiterated that these discussions with third parties were part of the Board's overall evaluation of available strategic alternatives to enhance stockholder value, that the Board had made no determination that the Company was for sale and that any such transaction alternative should be evaluated against the Company's standalone prospects. After further discussion and consideration, the Board authorized management and our financial advisor to further explore SLP's indication of interest and to continue discussions with Strategic Party A, but the Board discussed that, as in the past, the Board and its independent advisors would take the lead in managing the strategic review process and excuse management from that process at the appropriate times. The Board also authorized management to allow SLP to begin a due diligence investigation of the Company and for management to provide further information to SLP, all subject to SLP's execution of an appropriate non-disclosure agreement. In addition, considering the fact that the Former Committee was no longer operative, the Board discussed that as the strategic review process evolved, the Board should consider appointing a committee of independent directors, with a substantially similar mandate as the Former Committee, to review any potential transaction, and, if appropriate, to work with outside legal and financial advisors to negotiate the terms of any proposal that could lead to a transaction that could enhance stockholder value. Before appointing such a committee, the members of the Board would be provided with a written questionnaire to be completed by each member of the Board regarding any existing or past relationship with SLP and Strategic Party A. The Board also directed that negotiations with SLP and Strategic Party A be conducted through our financial advisor rather than management. The Board also agreed to meet the following week to receive an update on the process, including on the proposals by SLP and Strategic Party A.

        On May 6, 2007, in accordance with the Board's directives, representatives of our financial advisor met with representatives of Strategic Party A and its financial advisor to discuss the potential for a business combination of the companies and had a follow-up conference call the next day during which the parties discussed potential synergies that may be realized by a combination of the companies, the Company's pension obligations, and other matters.

        From May 3, 2007 through May 6, 2007, SLP requested, as required by the terms of its non-disclosure agreement with the Company, that it be able to bring in a partner to provide additional equity in connection with a potential transaction, and stated that it was considering TPG as well as another private equity firm for such purpose. SLP's request was discussed with our directors, Messrs. Landy and Odeen, and on May 7, 2007 the Company entered into a non-disclosure agreement with SLP/TPG, which contained customary standstill provisions. The standstill provisions expired when the Board approved the Merger Agreement. Accordingly, the Company amended the questionnaire referred to above to include any existing or past relationship with TPG.

        In May 2007, Strategic Party C contacted Mr. D'Ambrosio on an unsolicited basis and orally expressed an interest in a possible combination between the Company and Strategic Party C. The Company entered into a non-disclosure agreement with Strategic Party C, and on May 9, 2007, Mr. Thurk and representatives of our financial advisor met with representatives from Strategic Party C to explore this possibility. As previously noted, the Company and Strategic Party C had previously discussed the possible acquisition by the Company of certain of Strategic Party C's businesses; however, none of these past discussions had progressed beyond preliminary stages as Strategic Party C was not interested in divesting any of those businesses. During this meeting, the representatives of Strategic Party C discussed a potential transaction structure pursuant to which Strategic Party C would contribute a portion of its business, additional assets, and cash to the Company in return for 51% ownership interest in the Company, with the remaining 49% ownership interest being held by either the Company's existing public stockholders or possibly a private equity firm to be identified by Strategic Party C. In connection with these discussions, the Company and Strategic Party C entered into a non-disclosure agreement to facilitate a due diligence process.

        On May 10, 2007, members of management met with SLP/TPG in furtherance of their due diligence during which both SLP and TPG confirmed their interest in pursuing an acquisition of the Company. The same day, Strategic Party A submitted a preliminary non-binding, written proposal to acquire the Company in either a 100% stock transaction or a 50% cash and 50% stock transaction for $15.00 per share. The proposal indicated that, subject to the achievement of certain revenue and cost synergies by the combined company in future periods, the Company's stockholders could potentially realize a value in excess of $15.00 per share through the potential appreciation of Strategic Party A's stock price. Strategic Party A also indicated that its proposal was subject to further due diligence. Strategic Party A's proposal further contemplated a 30 day exclusivity period in which to complete due diligence and negotiate definitive documentation. The proposal was conditioned upon receipt of approval from Strategic Party A's stockholders, because, under each of the two transaction structures contained in Strategic Party A's proposal, the Company's stockholders would, following completion of the proposed transaction, own in excess of 20% of the common stock of Strategic Party A. Strategic Party A's proposal also indicated that it would consider appropriate representation from the Company's current Board on Strategic Party A's board of directors.

        On May 10, 2007, the Board convened a telephonic meeting of the Board (excluding Mr. Landy) to review the status of the strategic alternative review process and to review the proposals submitted by SLP/TPG and Strategic Party A, which meeting was attended by management as well as representatives of Credit Suisse and Skadden. Members of management and representatives of our financial advisor discussed with the Board the status of the discussions with SLP and Strategic Party A and the written proposal submitted by Strategic Party A, but noted that the proposal had been delivered by Strategic Party A only a few minutes prior to the commencement of the Board meeting and, as a result, a more detailed review of the proposal was required. Management also discussed with the Board the prior discussions it had held with Strategic Party C and the Company's prior discussions regarding the potential acquisition of certain of Strategic Party C's businesses. Management also reviewed with the Board other strategic parties with which the Company's management had previously had preliminary discussions regarding strategic transactions and the possibility that such parties would have continued interest in having discussions regarding a combination or other form of strategic acquisition transaction.

        During the same meeting, our financial advisor again discussed with the Board various potential strategic alternatives for the Company and reviewed with the Board the proposals from SLP/TPG and Strategic Party A and the indication of interest from Strategic Party C to acquire the Company, including the timing of any such potential transaction, indicating that Strategic Party C's indication of interest was very preliminary at that point in time. Our financial advisor also noted the synergies that Strategic Party A projected could be created as a result of a potential combination of the companies and the potential impact of Strategic Party A's perceived synergies on the valuation of the proposed transaction.

        Skadden then reviewed with the Board the directors' fiduciary duties in the context of considering the Company's strategic alternatives, including in connection with reviewing and evaluating any acquisition proposal that might be received by the Company.

        The Board thereafter discussed the proposals from SLP/TPG and Strategic Party A and Strategic Party C's indication of interest in relation to other potential strategic alternatives available to the Company, with particular focus on the projected synergies contained in the proposal submitted by Strategic Party A and the potential for the Company's stockholders to realize the benefit of the projected synergies. After further discussion of the proposal, the Board determined that SLP/TPG's proposal was sufficient for the Company to continue to allow SLP/TPG to perform further due diligence and instructed management and our financial advisor to work with SLP/TPG to further SLP/TPG's diligence review of the Company. With respect to Strategic Party A's proposal, the Board noted that many questions remained about the value being offered to the Company's stockholders, the form of consideration being offered, and the execution risks in connection with the proposal. The Board instructed our financial advisor to request that Strategic Party A provide more details regarding its proposal. In light of the significant amount of time management had devoted to the due diligence which Strategic Party A had performed on the Company to date and the competitive sensitivity associated with the provision of due diligence materials to Strategic Party A, the Board also instructed our financial advisor to inform Strategic Party A that it should revise its proposal to offer more value to the Company's stockholders before the Company would permit it to continue its due diligence review. In addition, the Board instructed our financial advisor to meet with Strategic Party C and to provide representatives of Strategic Party C with certain business information concerning the Company in order to permit Strategic Party C to submit a proposal to acquire the Company. In making these determinations, the Board emphasized that the Board had made no determination that the Company was for sale and that such discussions with third parties were being considered in furtherance of the continuing consideration of the strategic alternatives available to the Company to enhance stockholder value.

        The Board then discussed with Skadden the formation of a committee consisting of independent directors (the "Review Committee") to consider and evaluate strategic alternatives available to the

Company and make a recommendation with respect to such alternatives to the Board of Directors. The Board discussed that the formation of a review committee composed of independent directors was advisable to efficiently manage the process of considering the current strategic alternatives and that, should any potential real or perceived conflict of interest arise with respect to any particular potential transaction, a structure will have been put in place to adequately address any such issue. In addition, the Review Committee and its legal advisors determined that it would be appropriate to continue Credit Suisse's engagement with respect to the evaluation of strategic alternatives available to the Company. The Board then reviewed and discussed with Pamela Craven, the Company's chief administrative officer, and Skadden the results of the written questionnaire completed by each member of the Board regarding any existing or past relationship with SLP/TPG and Strategic Party A. The results indicated that, consistent with the results of the written questionnaire completed by Mr. Leslie in connection with the formation of the Former Committee (the substance of which was previously disclosed to the Board at that time), Mr. Leslie, who was a member of the Former Committee, is a limited partner in Silver Lake Partners II, L.P. The results also indicated that, in addition, he had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities that would provide an equity commitment to fund the Merger and would execute the Limited Guarantee should a transaction proceed. After considering and discussing this information, the Board determined that Mr. Leslie should not serve on the Review Committee. The results also indicated that Mr. Wallman had made a commitment to invest in a trust established by a financial institution that was a limited partner in Silver Lake Partners III, L.P. Mr. Wallman's investment was a result of a solicitation by the financial institution and he did not have any contact with SLP, nor was he a limited partner of any SLP fund, as a result of this investment. After considering and discussing this information, including that the investment commitment involved an amount that was immaterial to Mr. Wallman's overall investment portfolio and the amounts invested generally in any SLP fund, the Board determined that such commitment should not preclude him from serving on the Review Committee. The Board then formed the Review Committee and Messrs. Landy (who was appointed chairman of the Review Committee), Odeen, Stanzione and Wallman were chosen thereafter to serve on the Review Committee. The Board delegated to the Review Committee the power and authority to, among other things, recommend to the full Board what action, if any, should be taken with respect to any proposed transaction and specifically authorized the Review Committee to explore strategic alternatives, enter into discussions and negotiations with respect to the terms of any strategic alternative, take any action as it deemed necessary to make a recommendation to the Board with respect to any such strategic alternative, make such reports to the Board as it deemed appropriate and determine whether to submit any proposal for a strategic alternative to the Board for consideration. The Review Committee was also empowered to retain its own independent advisors (including financial and legal advisors) as it deemed necessary or appropriate to discharge its duties.

        From May 14 through May 16, 2007, in accordance with the Board's directives, management, along with representatives of our financial advisor, met or held conference calls with representatives of Strategic Party A in connection with its due diligence review.

        In the morning of May 16, 2007, management as well as representatives of our legal advisors participated in a conference call to discuss issues related to the antitrust approvals associated with the transactions being considered by the Review Committee. During the call, Weil reviewed its preliminary presentation regarding antitrust approval of a possible combination between the Company and Strategic Party A and presented its preliminary view on the antitrust approval of a possible transaction between the Company and Strategic Party C.

        The Review Committee met telephonically in the evening of May 17, 2007 to review the status of the discussions with and proposals received from SLP/TPG and Strategic Party A and the indication of interest received from Strategic Party C, which meeting was attended by management as well as representatives of Credit Suisse and Skadden.

        At the outset of the meeting, at the request of the Review Committee, and in connection with the Review Committee's retention of Skadden as its legal advisor and Credit Suisse as our financial advisor, a representative from Skadden described for the Review Committee the nature of Skadden's prior relationships with each of the parties currently in discussions with the Company. A representative from Credit Suisse discussed the nature of Credit Suisse's prior relationships with each of the parties currently in discussions with the Company. To the extent there were any prior relationships with any of the parties currently in discussions with the Company, Skadden and Credit Suisse discussed with the Review Committee that no such relationship concerned any of the potential transactions currently being considered by the Company, the Review Committee and the Board. In addition, Skadden discussed with the Review Committee that any fees charged by Skadden in connection with any such services provided by it in connection with any such relationship referred to in the prior sentence were not significant in amount to Skadden in the whole. After considering the information discussed, the Review Committee determined to retain Skadden as its independent legal advisor and to continue to retain Credit Suisse as its independent financial advisor.

        Our financial advisor then reviewed its recent discussions with SLP/TPG during which it relayed to SLP/TPG, in accordance with the Board's directives, that the Board had made no determination that the Company was for sale or, even if it determined that it was, that the proffered $16.00 per share was an adequate purchase price. Representatives of our financial advisor also reviewed for the Board the status of SLP/TPG's due diligence review process and indicated that SLP/TPG had requested to review a draft merger agreement. Skadden discussed with the Review Committee that a draft merger agreement was being prepared, and would, among other things, contain a "go-shop" provision that would permit the Company to approach other potential buyers for a specified period after the execution of the merger agreement. Skadden informed the Review Committee that it would distribute a draft of the merger agreement and a summary thereof to the members of the Review Committee before a draft was finalized.

        During the same meeting, Mr. D'Ambrosio reported that Strategic Party A had requested a meeting with the Company's management to negotiate and finalize a possible transaction. Management noted that it had informed Strategic Party A and its representatives that the Company was not prepared to enter into exclusive discussions in connection with any potential transaction at that time. In reviewing its discussions with Strategic Party C, management discussed that Strategic Party C had contacted Mr. D'Ambrosio and indicated that Strategic Party C was interested in working together with the Company to see if a proposal could be formulated. Management also discussed that Strategic Party E, with which the Company had previous discussions but which discussions had not progressed beyond preliminary stages, had contacted them to indicate that it was interested in a strategic or broader commercial relationship with the Company and that the Company also had held previous discussions with Strategic Party D but such discussions had not progressed beyond preliminary stages. The discussions with such third party never materialized in a proposal being submitted to acquire the Company.

        Our financial advisor also reviewed its recent discussions with Strategic Party A during which it relayed to Strategic Party A, in accordance with the Board's directives, that the Board did not view its proposal as compelling as it could be in light of the potential synergies from a potential transaction (as identified by Strategic Party A) and the relative value of those synergies that was being offered to the Company's stockholders. Our financial advisor noted that Strategic Party A had indicated that it was prepared to propose a structure involving either 100% stock or 50% stock and 50% cash. Our financial advisor also reported on its recent discussions with Strategic Party C during which it had informed Strategic Party C that it should be prepared, after completion of the meetings scheduled for May 17 and May 18, 2007, to make a proposal.

        Our financial advisor also informed the Review Committee that it had been approached by Financial Sponsor A which had orally submitted an unsolicited, preliminary non-binding proposal to acquire the Company in an all cash transaction for $16.00 per share. Our financial advisor then summarized for the Review Committee the history of the communications with Financial Sponsor A (including representatives from Financial Sponsor A Portfolio Company) in connection with a possible acquisition by the Company of Financial Sponsor A Portfolio Company. Management also recounted that, as had been discussed with the Board on prior occasions, following conversations with representatives of Financial Sponsor A Portfolio Company and consideration of the potential acquisition opportunity, management concluded that acquisition by the Company of Financial Sponsor A Portfolio Company or selling the Company's contact center business, which was not feasible due to the significant integration of, and interrelationships among, the Company's businesses, did not represent a compelling value proposition for the Company and its stockholders at that time.

        Skadden then summarized to the Review Committee the status of the discussions with each of Strategic Party A, Strategic Party C and SLP/TPG and suggested that the Review Committee discuss the antitrust approval analysis applicable to Strategic Party A and Strategic Party C and consider the implications thereof as the discussions with the parties progress.

        The Review Committee then discussed the proposals and the advantages and disadvantages of each and their potential value for the Company's stockholders. The Review Committee also discussed the Company's negotiation strategy with respect to each of the proposals. It was noted that Financial Sponsor A was significantly behind in its due diligence review as compared to the other parties and that an acquisition of the Company by Financial Sponsor A would be a significant acquisition relative to the size of Financial Sponsor A's equity fund. After careful consideration, including a discussion of the best deployment of management's time and efforts, and given the need for management to maintain focus on the Company's business and operations, the Review Committee instructed the representatives of the Company to cease further discussions with Financial Sponsor A at that time, but noted that, should Financial Sponsor A submit any revised proposal(s), the Review Committee should consider and evaluate any such revised proposal. The Review Committee also directed management and our financial advisor to continue discussions with SLP/TPG, Strategic Party A and Strategic Party C in an effort to enable these parties to submit more compelling proposals and to report back to the Review Committee on any additional contacts with third parties. The Review Committee also instructed Skadden and Weil to provide SLP/TPG with a draft merger agreement.

        On May 17 and 18, 2007, members of management and representatives from our financial advisor met with representatives of Strategic Party C in connection with its preliminary due diligence review.

        On May 18, 2007, in accordance with the Review Committee's directives, members of management, representatives from our financial advisor and Strategic Party A met in furtherance of Strategic Party A's due diligence review process to discuss various financial items, and met again with Strategic Party A on May 20 and 21, 2007 to explain the Company's view of the value of Strategic Party A's proposal, including the nature and value of any potential synergies, the antitrust approval process associated with the proposed combination, and the required approval of the proposal by Strategic Party A's stockholders.

        On May 20, 2007, in accordance with the Review Committee's directives, members of management and representatives of our financial advisor also met with representatives of SLP/TPG to assist in their continuing due diligence review of the Company.

        On May 22, 2007, Strategic Party A submitted a revised preliminary non-binding, written proposal to acquire the Company in either a 100% stock transaction or a 50% cash and 50% stock transaction valued at $17.00 per share. Strategic Party A's revised proposal included a fixed exchange ratio with respect to the stock component of the consideration, indicated that its proposal was subject to further due diligence, and contemplated a 30 day exclusivity period in which to complete due diligence and negotiate definitive documentation. Strategic Party A also reiterated that it would consider appropriate representation of the Company's Board on Strategic Party A's board of directors and indicated that it was prepared to meet with senior management to discuss its proposal.

        On May 22, 2007, consistent with the Review Committee's directives, a draft merger agreement was distributed to SLP/TPG and their legal advisor, Ropes & Gray LLP ("Ropes"), and later that day SLP/TPG submitted a revised, preliminary non-binding, oral proposal to acquire the Company in an all cash transaction for $17.00 per share.

        The Review Committee met telephonically on May 24, 2007 to discuss the status of the discussions with SLP/TPG, Strategic Party A and Strategic Party C and to receive a detailed presentation from Weil regarding antitrust approval of a possible combination between the Company and Strategic Party A. The meeting was attended by representatives of Credit Suisse and Skadden, with portions of the meeting also attended by management and Weil.

        During the meeting, representatives of Weil discussed their regulatory analysis of the transaction, including the potential U.S. antitrust risks associated with a combination of the Company and Strategic Party A. Weil noted that it had been analyzing a possible combination of the Company and Strategic Party A for an extended period, as the parties had preliminarily explored the possibility of the Company acquiring Strategic Party A's enterprise telephony business in the past, and that as a result Weil was in a position to closely analyze and evaluate any potential antitrust issues raised by a potential combination involving the Company and Strategic Party A, including the competitive overlap of certain of the parties' existing businesses. Representatives of Weil and Skadden reviewed the process associated with antitrust approval, including its potential effect on timing and certainty of closing. Representatives of Weil also reviewed the analysis of the markets in which the Company operates and the relative market shares and strategic positions of the Company's various competitors, including Strategic Party C. Weil also briefly discussed the impact on its analysis due to the potential participation of Strategic Party F in the proposed transaction by Strategic Party A, although Weil noted its understanding that Strategic Party A had not yet clarified or determined the anticipated participation that would be involved.

        Our financial advisor informed the Review Committee that SLP/TPG had indicated that their respective investment committees had met and confirmed their valuation of the Company and the desire to conduct further due diligence and announce a definitive transaction by or on June 1. Our financial advisor also discussed financial aspects of both the SLP/TPG and Strategic Party A proposals and Skadden reviewed generally with the Review Committee the terms of the draft merger agreement submitted to SLP/TPG. Our financial advisor also updated the Review Committee regarding its recent discussions with Strategic Party A and discussed certain research analysts' views of the value of Strategic Party A's stock and possible market reaction to the potential synergies that Strategic Party A estimated could result from a transaction involving Strategic Party A and the Company. The Review Committee also noted the lack of a collar mechanism in Strategic Party A's current proposal, a mechanism that would limit the effect of price fluctuations between signing and closing on the value of the stock component of the consideration being offered in Strategic Party A's proposal. It was also noted that Strategic Party C had completed two days of preliminary due diligence meetings, had retained a financial advisor and that in conversations between Strategic Party C and management that day, Strategic Party C indicated to management that Strategic Party C had internal meetings to discuss a potential proposal, but was not yet in a position to make a specific proposal to acquire the Company. In the same conversations, Strategic Party C indicated that they remained interested in exploring the possibility of a transaction between the two companies.

        The Review Committee then discussed the proposals under consideration and the strategy for responding to each proposal. Among other things, the Review Committee discussed the ability of the Company's stockholders to realize the value of the potential synergies identified by Strategic Party A, as the combined enterprise business of Strategic Party A and the Company would continue to be part of a larger company that included Strategic Party A's other businesses. The Review Committee also discussed with our advisors the advisability of requesting a collar mechanism on the stock portion of the consideration being offered in Strategic Party A's proposal and the potential impact on the value of the proposal should a collar mechanism be included in any such proposal. Specifically, the members of the Review Committee discussed their strong preference that any such collar mechanism preserve the ability of the Company's stockholders to participate in the potential financial upside of any such transaction while creating certainty of value for stockholders should the value of Strategic Party A's stock decrease after a transaction is announced, thereby providing stockholders with the type of value certainty inherent in an all cash transaction such as the SLP/TPG proposal. The Review Committee also discussed with its legal advisors the effect of the antitrust risks associated with a possible transaction with Strategic Party A, particularly as compared with the SLP/TPG transaction, the risks associated with the need to obtain Strategic Party A stockholder approval, and the need for the Company and its advisors to conduct due diligence on Strategic Party A, particularly with respect to accounting, regulatory and legal matters and with respect to Strategic Party A's non-enterprise businesses, given the size, scope and scale of those businesses related to Strategic Party A on the whole.

        The members of the Review Committee then discussed bringing the consideration of third party proposals to a conclusion so as to minimize the distraction to management (and any potential negative impact on the Company's business and operations), and, after discussion, determined to require that parties submit their "best and final" proposals by 6:00 p.m. EDT on May 31, 2007. The Review Committee instructed our financial advisor to discuss with SLP/TPG the risks associated with obtaining the necessary financing to consummate the transaction and to discuss with Strategic Party A the terms of a possible collar mechanism on the stock component of the consideration in its proposal and other matters related to improving the structure of its proposal by eliminating certain execution risks, including specifically matters related to antitrust and Strategic Party A stockholder approval. In light of the revised proposal by Strategic Party A and in order to enable it to submit its "best and final" proposal, the Review Committee authorized management to allow Strategic Party A to conduct a further due diligence investigation of the Company other than with respect to certain competitively sensitive materials, including information related to product line profitability, individual customers, product pricing, and product cost.

        Following the request by the chairman of the Review Committee, management departed the meeting to allow the Review Committee to meet in an executive session, which was attended by representatives of Credit Suisse and Skadden. At this executive session, the Review Committee discussed management's role in the evaluation of any strategic alternative, and also discussed at what point it would be appropriate for management to have conversations with potential purchasers regarding employment and compensation arrangements following the closing of any potential transaction. The Review Committee determined that any decision regarding any potential transaction take place during executive sessions of the Review Committee without the presence of management and that management should continue to refrain from discussing the terms of any employment or compensation arrangement in the surviving company until specifically authorized by the Review Committee, which the Review Committee agreed would not occur until at least after the key terms of any transaction were reached.

        Ropes delivered SLP/TPG's comments on the draft merger agreement on May 26, 2007.

        On May 29, 2007, articles in The Wall Street Journal and The New York Times reported that the Company was in discussions with certain third parties, including SLP, regarding a possible sale transaction.

        On May 29, 2007, the Board met telephonically to discuss the status of the discussions with SLP/TPG and Strategic Party A, which meeting was attended by management as well as representatives of our legal and financial advisors. During the meeting, the Board was updated on the events that had transpired since the last meeting and again reviewed the Company's various strategic alternatives. Skadden reviewed with the members of the Board their fiduciary obligations in considering the

Company's strategic alternatives, including in connection with considering acquisition proposals such as those made by SLP/TPG and Strategic Party A. Representatives from management and our financial advisor discussed with the Board the proposals made by SLP/TPG and Strategic Party A and the proposal received from Financial Sponsor A to acquire the Company for a price of $16.00 per share in cash. The Board was also informed that during preliminary discussions with Strategic Party C, Strategic Party C indicated that while it remained interested in exploring the possibility of a transaction with the Company, it was not in a position to make a specific proposal to acquire the Company at that time. Representatives from Weil also again presented their antitrust analysis of a combination with Strategic Party A, including the information discussed with the Review Committee the week before, and responded to questions from the Board.

        After a lengthy discussion among the members of the Board of the information presented, including, among other things, a discussion of the achievability of the potential synergies identified by Strategic Party A, the impact of the performance of the other parts of Strategic Party A's businesses on the ability of the Company's stockholders to realize the value of the synergies, and the ability and willingness of Strategic Party A to reflect all or a portion of the value of the synergies in its proposed price, Skadden reviewed with the Board SLP/TPG's comments on the draft merger agreement, including comments on the go-shop period, the right of SLP/TPG to match any superior proposal, termination rights and the related termination fees, including a lower termination fee if an alternative proposal made during the go-shop period was ultimately accepted, the financing covenant and matters related to SLP and TPG's limited guarantee of Parent's and Merger Sub's obligations and the right to seek specific performance of the merger agreement. The Board discussed issues raised by SLP/TPG's comments, including the parameters of what would constitute a superior proposal (the receipt of which would allow the Board to terminate the agreement) and the ability of the Board to change its recommendation to the Company's stockholders with respect to the transaction absent receipt of a superior proposal. The Board also noted the importance of the Company's ability to seek specific performance of the merger agreement.

        Following the request by Mr. Odeen, members of management (including Messrs. D'Ambrosio and Thurk) and Weil departed the meeting to allow the independent directors to meet in an executive session with Credit Suisse and Skadden, during which the Board continued its assessment of the relative likelihood of finalizing an agreement and completing a transaction with SLP/TPG or Strategic Party A, in either case, at a price equal to or in excess of the price of $17.00 per share already set forth in each of their respective proposals. After further consideration of its alternatives, the Board concluded that it should be communicated to Strategic Party A that its proposal of $17.00 (in cash and Strategic Party A's stock) per share was not compelling due to the uncertain value to the Company's stockholders of the stock component of Strategic Party A's proposal (particularly in light of SLP/TPG's all cash proposal), the risks related to receipt of antitrust approval and Strategic Party A's stockholder approval, the potential synergies from a combination of the companies and the relative lack of opportunity for the Company's stockholders to participate in any potential appreciation of Strategic Party A's stock price due to the pricing mechanics of the stock portion of the consideration. The Board also determined that the Company, through the Review Committee and our advisors, should continue discussions with SLP/TPG with a view toward finalizing a definitive merger agreement with acceptable terms (including a go-shop period, the limited right of SLP/TPG to match a superior proposal, the ability of the Board to change its recommendation to the Company's stockholders with respect to the transaction absent receipt of a superior proposal, termination rights and the related termination fees, including a lower termination fee if an alternative proposal made during the go-shop period was ultimately accepted, the obligation to obtain the necessary financing to consummate the transaction, and specific performance rights) at a price of at least the $17.00 in cash per share already proposed by SLP/TPG. The Board confirmed that "best and final" proposals should be submitted by May 31, 2007 at 6:00 p.m. EDT.

        The Board also discussed management's role in the evaluation of any strategic alternative, including the information discussed with the Review Committee the week before. It was noted that none of the potential acquirors had requested to discuss compensation packages with management. Skadden discussed with the Board that any such discussion should not occur until at least after the key terms of the transaction had been reached, so as not to create an appearance of a conflict of interest. The Board agreed that, if the Board determined to pursue a sale transaction, management should not be permitted to engage in discussions regarding their compensation packages with any of the potential purchasers until the Board expressly permitted management to do so.

        In the afternoon of May 29, 2007, representatives from our legal advisors participated in a conference call with SLP/TPG's legal advisor during which Skadden discussed the Board's position on several key terms raised by SLP/TPG's comments to the draft merger agreement, and specifically the provisions related to (i) the go-shop period and the definition of an "excluded party," (ii) the right of SLP/TPG to match a superior proposal, (iii) the ability of the Board to change its recommendation to the Company's stockholders with respect to the transaction absent receipt of a superior proposal, (iv) termination rights and the related termination fees, including a significantly lower termination fee if an alternative proposal made during the go-shop period was ultimately accepted, (v) the obligation of the Company to reimburse SLP/TPG's expenses if the Company's stockholders fail to approve the transaction and no competing transaction has been previously announced, (vi) the purchasers' obligations to obtain financing, and (vii) the Company's contractual right to specific performance to cause the purchaser to draw on the equity funding provided by the sponsors should certain events occur. Following the call, Weil provided Ropes with a detailed mark-up of the representations, warranties and conduct of business covenant contained in the revised draft of the merger agreement previously provided by Ropes. Commencing the following day and over the subsequent several days, representatives of Weil, Ropes and the Company engaged in discussions of the representations, warranties, conduct of business covenant and disclosure schedules in furtherance of finalizing the definitive documentation for a potential acquisition of the Company by SLP/TPG. In the afternoon of May 30, 2007, representatives of Skadden, Weil, and Ropes participated in a conference call to further discuss the material draft merger agreement issues raised by the parties the day before, during which conversation Ropes responded to the positions taken with respect thereto by the Board.

        On May 30, 2007, the Review Committee met telephonically to discuss the status of discussions with SLP/TPG, Strategic Party A and Strategic Party C, which meeting was attended by management, representatives of Credit Suisse and Skadden. Skadden reviewed SLP/TPG's comments to the draft merger agreement and reported to the Board on the status of its discussions with Ropes with respect to the significant terms in the merger agreement.

        Our financial advisor summarized its discussions with Strategic Party A regarding the need for deal certainty and value protection as well as Strategic Party A's stated inclination to include a collar mechanism in a revised proposal. It was noted that Strategic Party A had scheduled a board meeting for the following day and thereafter would likely submit a revised proposal to acquire the Company. Our financial advisor also reported that, during the course of its discussions with Strategic Party C, Strategic Party C had indicated that it was not in a position to make a specific proposal to acquire the Company at that time. Our financial advisor also reviewed its discussions with Financial Sponsor A and noted that Financial Sponsor A had indicated that it had teamed up with a private equity firm and was in the process of obtaining "highly confident" letters from financial institutions with respect to their ability to raise debt in order to finance the proposed acquisition.

        After an extensive discussion, the Review Committee instructed Messrs. Odeen and Landy to contact SLP/TPG and Strategic Party A to emphasize the Board's focus on certainty of closing and obtaining the highest value possible for the Company's stockholders.

        Following the telephonic meeting of the Review Committee, and in accordance with the Review Committee's instructions, Skadden had a telephonic discussion with Ropes regarding the key fiduciary and termination provisions in the draft merger agreement and the Board's position thereon so as to enable Ropes and SLP/TPG to submit a final proposal that would address concerns that were important to the Board with respect to the terms of the proposed transaction.

        As instructed by the Review Committee, Messrs. Odeen and Landy contacted representatives from SLP/TPG and Strategic Party A in the morning of May 31, 2007, to impress upon them the importance of valuation and deal certainty. In their discussions with Strategic Party A, Messrs. Odeen and Landy stressed the importance of value and certainty (while allowing the Company's stockholders to share in the potential upside of the combined businesses through the pricing mechanics of the stock portion of the consideration) and discussed the Review Committee's concern that the Strategic Party A stockholder approval and regulatory issues were not adequately addressed in Strategic Party A's proposals. During both calls, Messrs. Odeen and Landy relayed that the Board was bringing its review of third party proposals to a conclusion and stressed that the parties should submit their "best and final" proposals that evening for the Board's consideration.

        In a call later in the day on May 31, 2007, representatives of SLP/TPG reiterated to representatives of our financial advisor that, as previously requested, the proposal to be submitted by SLP/TPG would represent its "best and final" proposal and that the Company should not approach SLP/TPG again in order to solicit a higher purchase price.

        Between May 25 and May 30, 2007, representatives of our legal advisor and Strategic Party A's outside legal advisor participated in conference calls related to the antitrust approvals associated with any proposed transaction between Strategic Party A and the Company, in the event the Board decided to proceed with the proposal submitted by Strategic Party A, the timing and scope of Strategic Party A's due diligence investigation, and specific contractual provisions designed to minimize the risk to the Company's stockholders associated with obtaining the necessary antitrust approvals.

        In July 2005, as disclosed above, the Company entered into an engagement letter with Credit Suisse as our financial advisor to, among other things, review the Company's financial and strategic plans and business alternatives, which among other things provided that Credit Suisse would be paid customary fees, to be mutually agreed upon, in connection with a sale, merger, acquisition or other business combination. In April 2006, the Company entered into a supplement with respect to the Credit Suisse engagement letter regarding the transaction fees payable in a sale transaction, including transactions of a similar nature to a sale transaction with SLP/TPG (and included the fee structure upon which Credit Suisse's fees in connection with the Merger is based) or the other parties described herein. In connection with the recent discussions with SLP/TPG and Strategic Party A described in this proxy statement, the Company (upon the direction of the Board) and Credit Suisse entered into an amendment with respect to the supplement to the Credit Suisse engagement letter providing that the transaction fees payable in connection with a transaction with Strategic Party A (which under certain circumstances may have been lower than would be the case with respect to a financially comparable transaction) or any other third party (including SLP/TPG) would be calculated in the same manner. The SLP funds and TPG funds believe they paid Credit Suisse an aggregate of approximately $50 million for financing and merger and acquisition services during 2005 and 2006, including their respective proportionate share of amounts paid by portfolio companies in which they invested in 2005 and 2006.

        In the evening of May 31, 2007, SLP/TPG submitted its "best and final" non-binding, written proposal to acquire the Company in an all cash transaction for $17.50 per share. SLP/TPG's proposal did not contain the receipt of financing as a condition to closing, indicated confidence in a swift antitrust approvals process, and included the form of debt commitment letters from JPMorgan and Morgan Stanley and the form of equity commitment letters pursuant to which SLP/TPG secured the funds necessary to consummate the acquisition of the Company. In addition, SLP/TPG's proposal contained a detailed mark up of the draft merger agreement, indicating their revised position on certain key terms, including provisions related to the go-shop period, definition of material adverse effect, fiduciary termination rights, conditions to closing, interim operating covenants, board recommendation, and specific performance rights.

        That same evening, Strategic Party A submitted its "best and final" non-binding, written proposal to acquire the Company in a 50% cash and 50% stock transaction for $8.75 per share in cash and $8.75 per share in the form of shares of Strategic Party A common stock, subject to a variable exchange ratio collar, equating to an aggregate value of $17.50 per share. Strategic Party A's proposal indicated that it was subject to bilateral due diligence and contemplated a 30 day exclusivity period. Strategic Party A anticipated that it could negotiate a definitive agreement for the proposed acquisition within 30 days, indicated its confidence that the antitrust regulators would not block the transaction from proceeding and stated that it would use "all reasonable efforts" to secure regulatory approval for the proposed transaction. The proposal also included an additional cash payment, based on an annualized interest rate of 5.0% on the $8.75 cash portion of the proposal, to mitigate the effect of delays in obtaining antitrust approvals, to the extent the regulatory approval process extended beyond September 30, 2007, and a separate reverse termination fee equal to $250 million in the event that, despite Strategic Party A's efforts, Strategic Party A was unable to ultimately obtain the required antitrust approvals. The proposal also included a $250 million termination fee, an amount comparable to the reverse termination fee, that Strategic Party A would expect the Company to pay to Strategic Party A in certain circumstances, including in the event the transaction was not consummated due to the acceptance of a third party superior proposal.

        A meeting of the Review Committee was held by telephone in the evening of June 1, 2007, which meeting was attended by representatives of Credit Suisse and Skadden and portions of which were attended by Messrs. D'Ambrosio and Thurk, Mrs. Craven and Caroline Dorsa, the Company's senior vice president and chief financial officer, to review the proposals submitted by SLP/TPG and Strategic Party A. At the outset of the meeting, representatives from Skadden discussed in detail the fiduciary duties of the members of the Board (including the members of the Review Committee) in connection with their evaluation of strategic alternatives for the Company, including in connection with their consideration of the proposals made by SLP/TPG and Strategic Party A.

        Thereafter, the Review Committee was updated on the status of discussions with SLP/TPG and its representatives on the key terms of the transaction and the unresolved key terms in the draft merger agreement. It was noted that SLP/TPG had completed their due diligence review and that SLP/TPG had indicated that they were prepared to finalize a definitive agreement and announce a transaction on June 4. Various aspects of Strategic Party A's proposal were discussed, including the collar mechanism on the stock component of the consideration being offered, antitrust approval issues, Strategic Party A stockholder approval, termination fees, the cash payment to mitigate the effect of delays in obtaining antitrust approvals, and potential synergies. Also at this meeting, our financial advisor discussed financial aspects of each proposal. The Review Committee then requested that management (including Messrs. D'Ambrosio and Thurk) depart the meeting so that the Review Committee could discuss each of the revised proposals.

        The Review Committee thereafter reviewed the SLP/TPG proposal, specifically the amount of the termination fee the Company would have to pay during the go-shop period, and noted that SLP/TPG's proposal only remained subject to negotiation of a definitive merger agreement. With respect to the Strategic Party A proposal, the Review Committee extensively discussed the potential synergies associated with a combination of the Company and Strategic Party A, how such synergies may be viewed by financial analysts and how the Review Committee should value those synergies. The members of the Review Committee also reviewed the effect of the proposed collar mechanism on the Company's stockholders' ability to participate in any potential appreciation of Strategic Party A's stock price and the risks associated with Strategic Party A's other businesses and the effect of those risks on any synergies created by combining the two companies. The members of the Review Committee noted that Strategic Party A's proposal failed to address many of the concerns that the Board had previously identified with respect to antitrust risk, Strategic Party A's stockholder approval, the potential synergies from a combination of the companies and the limited upside potential to be received by the Company's stockholders in the stock component of the consideration being offered due to the pricing mechanics of the stock portion of the consideration.

        The Review Committee then discussed and concluded that, should the Board determine to proceed with a sale transaction and should it proceed with a transaction involving SLP/TPG, the terms of the draft merger agreement to be entered into with SLP/TPG should contain a 50 day go-shop period, during which any party, including Strategic Party A, if Strategic Party A was committed to going forward, could make a superior proposal for the Company, and should include a lower termination fee in the event the Company terminated the merger agreement with SLP/TPG in order to enter into a merger agreement with a party that submitted a competing proposal during the go-shop period. The Review Committee also concluded that, should the Board determine to proceed with a sale transaction, it would be in the best interests of the Company's stockholders to secure a binding merger agreement with SLP/TPG providing for a fully financed acquisition at a price of $17.50 per share, rather than risk the possibility of losing SLP/TPG's proposal as a result of the Review Committee's decision to pursue a transaction with Strategic Party A, which was at that point (and following submission of the "best and final" proposals) inferior to the SLP/TPG proposal in terms of certainty of value and execution, especially in light of the fact that the consummation of Strategic Party A's proposal was subject to certain conditions due to the competitive overlap of the businesses of the Company and certain of the businesses of Strategic Party A and the attendant uncertainties and potential delay in completing an acquisition transaction associated with obtaining antitrust approval relative to the SLP/TPG proposal and that Strategic Party A's proposal would require the approval of its stockholders, which added additional potential uncertainty as to whether a transaction with Strategic Party A could be completed. The Review Committee then discussed whether higher proposals should be attempted to be negotiated; however, given that SLP/TPG and Strategic Party A had each indicated that their respective proposal was their "best and final" proposal, the Review Committee determined that going back to SLP/TPG could jeopardize the SLP/TPG proposal or the ability to achieve a favorable outcome on the issues still subject to negotiations. After careful and extensive consideration, the Review Committee determined to recommend to the Board that the Company pursue the SLP/TPG proposal.

        At a special meeting of the Board held on June 2, 2007 in New York, NY, which meeting was attended by representatives of Credit Suisse and Skadden and a portion of which was attended by Mrs. Craven, Ms. Dorsa and representatives from Weil, the Board was updated on the status of discussions with SLP/TPG and Strategic Party A with respect to their respective proposals. Following this update, the Board instructed Messrs. D'Ambrosio and Thurk not to participate in deliberations of the Board with respect to any proposed leveraged buyout transaction, because of their possible participation in the transaction following the closing thereof. The Board also advised Mr. Leslie that he should not participate in any Board vote on a strategic alternative given that he is a limited partner in Silver Lake Partners II, L.P. and had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities that would provide an equity commitment to fund the Merger and would execute the Limited Guarantee should a transaction proceed. Our financial advisor reviewed the proposals submitted on May 31, 2007 by both SLP/TPG and Strategic Party A.

        With respect to the proposal submitted by Strategic Party A, the Board discussed with management in detail Strategic Party A's prospects and the potential synergies from the combination of the two companies, the inherent difficulties associated with valuing such synergies, the risk of such synergies not being achieved and, even if achieved, the risk of such synergies being affected by results of Strategic Party A's other business segments. Following this discussion, members of management and representatives from Weil departed the meeting, and Mr. Terracciano exited the meeting shortly thereafter.

        Mr. Landy then proceeded to discuss with the Board the reasons behind the Review Committee's recommendation that the Company pursue the SLP/TPG proposal, noting financial aspects of the proposal as discussed with our financial advisor; the various legal aspects of the SLP/TPG proposal as discussed with our legal advisors, including the go-shop period, during which a lower termination fee applies, and the ability of the Board to change its recommendation to the Company's stockholders with respect to the transaction; and the various aspects of Strategic Party A's proposal, including the collar mechanism on the stock component of the consideration offered and the risks related to receipt by Strategic Party A of stockholder and antitrust approvals. Mr. Landy highlighted the greater certainty of value and closing in the SLP/TPG proposal as compared to Strategic Party A's proposal, considering the factors described below in "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 45, and following a discussion among the Board, the Board determined that a sale of the Company, in light of the terms of the proposals being considered, presented the alternative that would likely provide the greatest value to the Company and its stockholders.

        Skadden then reviewed the fiduciary duties of the members of the Board in connection with their evaluation of strategic alternatives for the Company and further reviewed with the Board the material terms of the draft merger agreement submitted by SLP/TPG, including the ability of the Board to change its recommendation to the Company's stockholders with respect to the transaction absent a superior proposal and the remaining open material issues being discussed with SLP/TPG.

        In furtherance of the review of the proposals submitted by SLP/TPG and Strategic Party A, our financial advisor reviewed the go-shop period and the debt commitment letters delivered by SLP/TPG. Our financial advisor also reviewed the collar mechanism and the potential synergies estimated by Strategic Party A from a combination between Strategic Party A and the Company. At the request of the Board, representatives from Weil joined the meeting and delivered a presentation to the Board regarding the antitrust approval processes relating to both proposals and issues that may be encountered in connection therewith. The representatives from Weil then left the meeting.

        In reviewing SLP/TPG's proposal, the Board noted that Strategic Party A and other potential purchasers would be permitted to submit a superior proposal during the go-shop period, during which time a lower termination fee would apply. The Board also discussed the certainty of value and closing associated with the SLP/TPG proposal. The Board reviewed Strategic Party A's proposal and specifically the collar mechanism, the potential synergies from a combination of the companies and the lack of upside potential for the Company's stockholders in the value of the stock component of the consideration offered by Strategic Party A due to the pricing mechanics of the stock portion of the consideration. The Board also discussed the greater likelihood that Strategic Party A's proposal would result in a transaction that would take significantly longer to complete than a transaction with SLP/TPG due to the competitive overlap of the businesses of the Company and certain of the businesses of Strategic Party A and the attendant uncertainties and potential delay in completing an acquisition transaction associated with obtaining antitrust approval relative to the SLP/TPG proposal, and that Strategic Party A's proposal would require the approval of its stockholders, which added additional potential uncertainty as to whether a transaction with Strategic Party A could be completed. The Board gave guidance to our legal and financial advisors with respect to the key terms to be resolved and instructed them to negotiate with SLP/TPG to finalize the merger agreement.

        During the period commencing immediately following the meeting of the Board on June 2, 2007 through June 4, 2007, representatives from our legal and financial advisors and the Company continued to negotiate and finalize the terms of the draft merger agreement with SLP/TPG and their legal advisor. During the course of these negotiations, the parties addressed each of the key terms of the draft merger agreement highlighted by the Board, including the Company's right to seek specific performance to cause the Parent to draw on the equity funding provided by SLP and TPG should certain events occur. During this period, representatives from Skadden and Ropes also finalized the terms of the limited guarantee (pursuant to which, and subject to the terms thereof, investment funds advised by SLP/TPG would guarantee certain payment obligations of Parent and Merger Sub under the terms of the merger agreement), the equity commitment letter (pursuant to which, and subject to the terms thereof, investment funds advised by SLP/TPG are obligated to provide the equity financing to Parent to pay the equity portion of the purchase price), and the terms of the debt commitment letters to be entered into by Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc. and JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (pursuant to which, and subject to the terms thereof, Parent and Merger Sub secured the aggregate amount of debt financing necessary (together with the equity proceeds) to consummate the transactions contemplated by the draft merger agreement). The lenders agreed to delete the independent material adverse effect condition in the debt commitment letters and thus agreed to rely instead on the purchaser material adverse effect condition in the merger agreement.

        A special telephonic meeting of the Board (including Messrs. Thurk and D'Ambrosio who attended for only a portion of the meeting) was held in the afternoon of June 4, 2007, which was attended by representatives of Credit Suisse and Skadden and portions of which were attended by Mrs. Craven and Ms. Dorsa. At the outset of the meeting, the Board was informed that the definitive merger agreement and related documentation had been negotiated and finalized with representatives of SLP/TPG and, should the Board determine to proceed with the SLP/TPG proposal, were ready to be executed. Thereafter, Skadden presented to the Board a summary of the final negotiated material terms of the definitive merger agreement. Skadden also reported in detail on the resolution of the open material issues in the merger agreement that were discussed with the Board at the prior meeting.

        During the meeting, a revised non-binding, written proposal was received from Financial Sponsor A and its equity partner to acquire the Company in an all cash transaction for $18.00 per share, subject to customary due diligence and negotiation of a definitive merger agreement. The proposal indicated that Financial Sponsor A and its equity partner would fund the equity portion of the consideration and had obtained indications from banking institutions that were "highly confident" of their abilities to arrange for the debt financing necessary to consummate the acquisition. The full text of the revised proposal from Financial Sponsor A and its equity partner was forwarded to the Board for its consideration. The Board then discussed the fact that Financial Sponsor A had not yet executed a non-disclosure agreement and had not performed any due diligence, and the Board concluded that there was no guarantee that Financial Sponsor A would not reduce its proposal after completion of the diligence process. Furthermore, Mrs. Craven noted that efforts by Weil to negotiate and finalize the terms of the non-disclosure agreement with Financial Sponsor A were unsuccessful. It also was noted that the $80 million termination fee during the go-shop period associated with a termination of the merger agreement with SLP/TPG in order to enter into a superior proposal with an excluded party translated into an approximate $0.17 per share increase over the $17.50 per share being offered by SLP/TPG, all other terms being equal. In light of the concerns and risks associated with the revised proposal submitted by Financial Sponsor A and the low termination fee applicable during the go-shop period, as well as the substantial risk of losing a fully negotiated and ready to be executed transaction with SLP/TPG, the Board then determined that it was not in the best interests of the Company's stockholders to further consider Financial Sponsor A's proposal. The Board instructed our financial advisor to contact Financial Sponsor A during the go-shop period and explore the possibility of Financial Sponsor A submitting a superior proposal during such time.

        Shortly thereafter, but also during the meeting, Strategic Party A submitted a further revised non-binding, written proposal to acquire the Company, pursuant to which Strategic Party A revised the collar mechanism contained in the proposal submitted by it on May 31, 2007 and agreed to apply a 5.0% annualized interest rate on the entire $17.50 per share consideration in the event regulatory approval was not obtained by September 30, 2007. Given the new information being provided by the interested parties, the Board then requested that management (including Messrs. Thurk and D'Ambrosio) recuse themselves so that the independent directors could engage in additional deliberations. In addition, Mr. Leslie excused himself from the meeting at that point.

        Following the departure of management and Mr. Leslie, our financial advisor discussed the effect of the revised collar mechanism contained in the revised proposal submitted by Strategic Party A. The Board then discussed the revised proposal submitted by Strategic Party A and noted that it continued to fail to address in a manner satisfactory to the Board issues relating to certainty of closing and value, while only marginally improving the potential upside for the Company's stockholders in the value of the stock component of the consideration being offered by Strategic Party A. The Board also noted that the revised proposal submitted by Strategic Party A did not constitute adequate additional consideration in light of the risks associated with such proposal, including antitrust approval and Strategic Party A stockholder approval, to favor such proposal over the fully negotiated and ready to be executed transaction with SLP/TPG.

        Mr. Wallman then left the meeting and shortly thereafter the Board recessed to review and consider the revised proposals.

        The members of the Board (including Messrs. Wallman and Leslie, but excluding Messrs. D'Ambrosio and Thurk) and representatives from Credit Suisse and Skadden reconvened to further discuss and consider each of the revised proposals. Following discussion on the two revised proposals, the Board again determined that, in light of the low termination fee applicable to competing proposals submitted during the go-shop period, the relative risks associated with the two revised proposals and the values offered, the substantial risk of losing a fully negotiated and ready to be executed transaction with SLP/TPG at $17.50 per share was not justified. Following these discussions, Credit Suisse rendered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated June 4, 2007, to the effect that, as of that date and based upon and subject to the matters described in the opinion, the $17.50 per share in cash to be received by the holders of the outstanding shares of Company common stock pursuant to the merger agreement with SLP/TPG was fair, from a financial point of view, to such holders. A summary of the opinion of our financial advisor, the full text of which is attached to this proxy statement as Annex B, is contained in the section entitled "The Merger—Opinion of Our Financial Advisor," which describes the material financial analyses reviewed with our Board. The Board did not consider a sum of the parts analysis of the Company at that time in light of the high level of interdependencies and interrelationships among the Company's businesses, products and services. At the request of the Board, Mr. Leslie then recused himself from the remainder of the meeting.

        By the unanimous vote of the directors (other than Mr. Leslie, who recused himself given that he is a limited partner in Silver Lake Partners II, L.P. and had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities that has provided an equity commitment to fund the Merger and has executed the Limited Guarantee, and Messrs. D'Ambrosio and Thurk who recused themselves as a result of their possible participation in the transaction following the closing), the Board determined, based on the factors below, the substantial risk that SLP/TPG would withdraw its proposal should the Board request time to consider the revised proposals, and the fact that the negotiated Merger Agreement with SLP/TPG contained a 50 day go-shop period, with a lower termination fee applying to competing proposals received during such period, and as such was not preclusive to other potential purchasers making a superior proposal during such 50 day period, that the Merger with SLP/TPG is fair to, advisable to and in the best interests of the Company and its stockholders, approved, adopted and authorized the Merger Agreement and recommended to the stockholders of the Company approval and adoption of the Merger Agreement and the approval of the Merger.

        Immediately following the June 4 meeting of the Board, the Company, Parent and Merger Sub executed the Merger Agreement and the related documents and issued a press release announcing the Merger. SLP/TPG has not informed the Company of its intended plan or strategy with respect to the operation of the Company and its business following the Closing.

        Beginning on June 5, 2007, the day following the execution of the Merger Agreement, at the direction of the Board and under the supervision of the Review Committee, our financial advisor began the process of contacting parties to determine whether they might be interested in pursuing a transaction that would be superior to the proposed Merger. Credit Suisse contacted 36 parties, consisting of 17 potential strategic buyers with businesses within the telecommunications and technology sector (including Strategic Party A, B, C, D, E and F) and 19 potential financial sponsor buyers (including Financial Sponsor A). The Company entered into confidentiality agreements with four of the parties contacted (not including Strategic Parties A, C, D or E, each of which had previously entered into a confidentiality agreement with the Company).

        During the go-shop period, at the direction of the Board, members of management and our financial advisor met on separate occasions with representatives of each of Strategic Party A and Financial Sponsor A (including representatives from Financial Sponsor A Portfolio Company, the private equity firm Financial Sponsor A had teamed up with prior to the execution of the Merger Agreement, and representatives from another private equity firm that Financial Sponsor A notified the Company it was considering teaming up with if it were to proceed with making a proposal). During these meetings, management presented certain information regarding the business and operations of the Company. The Company also provided Strategic Party A and Financial Sponsor A, its possible group members and Financial Sponsor A Portfolio Company with certain confidential information regarding the Company and its subsidiaries. In addition, the Company initiated efforts to conduct due diligence with respect to Strategic Party A. None of the other parties that had requested or executed a confidentiality agreement expressed a further interest in pursuing a transaction with the Company. Prior to the end of the go-shop period, representatives from Strategic Party A and Financial Sponsor A informed our financial advisor that they had determined not to pursue a transaction with the Company.

        None of the parties contacted during the go-shop process, on behalf of the Company and at the direction of the Board, had submitted an acquisition proposal for the Company during the go-shop period.

Reasons for the Merger; Recommendation of Our Board of Directors

        Our Board, with the assistance of our management and legal and financial advisors, at a meeting on June 4, 2007, evaluated the proposed Merger, including the terms and conditions of the Merger Agreement. Our Board unanimously (other than Mr. Leslie, who recused himself given that he is a limited partner in Silver Lake Partners II, L.P. and had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities that has provided an equity commitment to fund the Merger and has executed the Limited Guarantee, and Messrs. D'Ambrosio and Thurk who recused themselves as a result of their possible participation in the transaction following the closing) (i) determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement and the Merger and (iii) resolved to recommend the adoption of the Merger Agreement to our stockholders.

        In the course of reaching its determination, the Board considered the following factors and potential benefits of the Merger, each of which the members of the Board believed supported its decision:

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  the current and historical market prices of our common stock and the fact that the price of $17.50 per share represented a premium of approximately 28 percent over the Company's closing stock price of $13.67 on May 25, 2007, the last trading day prior to published reports regarding a potential transaction, and a premium of approximately 33 percent over the Company's average closing stock price of $13.17 during the 30 trading days ending May 25, 2007;

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  the fact that the $17.50 price per share reflected the highest value received from all parties that had conducted a due diligence investigation of the Company, and that Parent and Merger Sub had obtained committed financing and the SLP/TPG transaction presented the greatest certainty that the Company's stockholders would receive this value (based upon, other factors, a high certainty of regulatory approval with respect to the SLP/TPG transaction (described above under "The Merger—Background of the Merger"), the fact that SLP/TPG had completed its due diligence investigation of the Company, and the fact that the SLP/TPG transaction is not subject to the approval of the Merger by the acquiring company's stockholders as would be the case with the Strategic Party A proposal);

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  the fact that the Company had discussions with several potential acquirors and the judgment of the Board that continuing the process by entering into negotiations with any other parties, including Strategic Party A or Financial Sponsor A, or conducting an auction process could endanger the proposal received from SLP/TPG;

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  the possible alternatives to a sale, including continuing to operate as an independent company, which alternative the Board determined to be less favorable to our stockholders than the Merger;

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  the fact that the Company, in furtherance of its previously identified strategy of pursuing acquisitions of enterprise telephony or communications software businesses, had engaged in discussions regarding the possible acquisition of Strategic Party A, B or C's enterprise telephony business, Strategic Party C's communications software business or Financial Sponsor A Portfolio Company, and a strategic combination with Strategic Party A, C, D, E or Financial Sponsor A Portfolio Company, that no definitive proposal had been received by the Company in connection with such discussions, and the risks and uncertainties associated with such alternatives;

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  the fact that the companies that owned communications software businesses that the Company deemed attractive for possible acquisition were unwilling to sell those businesses;

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  the judgment of the Board that the possible sale or spin-off of one or more of the Company's businesses, including the Company's contact center business, options which had been previously considered by the Board, would not be feasible alternatives given the high level of interdependencies and interrelationships among the Company's businesses, products and services;

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  the current strength and liquidity of the private equity and debt financing markets and the risk that such conditions could be less conducive to an acquisition of the Company in the future;

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  the fact that the Merger consideration is all cash, so that the transaction allows the Company's stockholders to immediately realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their stock (including as compared to a transaction involving a substantial amount of securities such as the case in the proposal submitted by Strategic Party A);

  •
  the competitive overlap of the businesses of the Company and certain of the businesses of Strategic Party A and the attendant uncertainties and potential delay in completing an acquisition transaction associated with obtaining antitrust approval relative to the SLP/TPG proposal and that Strategic Party A's proposal would require the approval of its stockholders, which added additional potential uncertainty as to whether a transaction with Strategic Party A could be completed;

  •
  the opinion of Credit Suisse, and its financial presentation, dated June 4, 2007 to the Board as to the fairness, from a financial point of view, and as of the date of the opinion, of the $17.50 per share in cash to be received by the holders of the outstanding shares of Company common stock, as more fully described below under the caption "Opinion of Our Financial Advisor;"

  •
  the terms of the Merger Agreement and the related agreements, including:

•
the fact that the terms of the Merger Agreement provide for a go-shop period from June 4, 2007 through July 24, 2007, during which the Company may solicit alternative acquisition proposals, and, after such period, continue discussions with persons who have made a written takeover proposal during the go-shop period, and respond to unsolicited proposals made after the end of the go-shop period under certain circumstances;

•
our ability to terminate the Merger Agreement in order to accept a financially superior proposal, subject to paying a termination fee of $80 million during the go-shop period or $250 million after the go-shop period (equal to approximately 1% and 3% of the equity value of the transaction, respectively);

•
the fact that SLP/TPG is prohibited from retaining any financial advisor on an exclusive basis, other than those to which the Company consents, or entering into any agreement with any provider of debt or equity financing on an exclusive basis;

•
our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding other proposals;

•
the ability of the Board, under certain circumstances, to change its recommendation that our stockholders vote in favor of the adoption of the Merger Agreement;

•
the limited number and nature of the conditions to Parent and Merger Sub's obligation to consummate the Merger, including in particular the absence of a financing condition, and the likelihood of satisfying such conditions;

•
the limited number and nature of the conditions to funding set forth in the debt and equity financing commitment letters, including no material adverse effect condition with respect thereto, and the obligation of Parent to use its reasonable best efforts to arrange and obtain the debt financing, and if it fails to effect the closing under certain circumstances, to pay the Company a $250 million reverse termination fee;

•
the view of the Board, after consulting with the Company's legal and financial advisors, that the termination fee of either $80 million or $250 million, depending on the timing and circumstances surrounding our termination of the Merger Agreement, to be paid by the Company if the Merger Agreement is terminated under certain circumstances, was within the range reflected in similar transactions and not likely to be preclusive;

•
the fact that TPG Partners V, L.P. and Silver Lake Partners III, L.P., on behalf of their affiliated investment funds, have provided a limited guarantee in our favor with respect to the performance by Parent and Merger Sub of certain of their payment obligations under the Merger Agreement; and

•
the ability of the Company to seek specific performance of Parent's obligation to cause the equity financing to be funded in the event that all conditions to closing have been satisfied and the financing provided for by the debt commitment letters has been funded or will be funded at the closing and the Company has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, the closing will occur; and

•
the availability of appraisal rights to our stockholders who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their stock as determined by the Delaware Court of Chancery.

        The Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Merger, including the following:

  •
  the fact that our stockholders will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations;

  •
  the risks and costs to us if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and our relationships with customers;

  •
  the requirement that we pay a termination fee of either $80 million or $250 million, depending on the timing and circumstances surrounding our termination of the Merger Agreement, if the Board accepts a superior proposal or the Merger Agreement is terminated under certain other circumstances;

  •
  the requirement that we reimburse Parent and Merger Sub for up to $30 million of expenses incurred in connection with the proposed Merger if a superior proposal has been publicly made and not abandoned and the agreement is terminated as a result of the failure to obtain company stockholder approval or as a result of our material breach or failure to perform our obligations under the agreement (subject to certain limitations);

  •
  the fact that an all cash transaction would be taxable to our stockholders that are U.S. persons for U.S. federal income tax purposes;

  •
  the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

  •
  the possibility that Parent will be unable to obtain the financing proceeds, including the debt financing proceeds from the lenders;

  •
  the fact that we are entering into a Merger Agreement with a newly formed entity with essentially no assets and, accordingly, that our remedy in connection with a breach of the Merger Agreement by Parent and Merger Sub, even a breach that is deliberate or willful, would be limited to $250 million that is payable in certain circumstances; and

  •
  The risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by our stockholders.

        In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have with respect to the Merger that differ from, or are in addition to, their interests as stockholders of the Company, as described in "—Interests of the Company's Directors and Executive Officers in the Merger."

        The foregoing discussion summarizes the material factors considered by the Board in its consideration of the Merger. In view of the wide variety of factors considered by the Board, and the complexity of these matters, the Board did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board may have assigned different weights to various factors. The Board unanimously (other than Mr. Leslie, who recused himself given that he is a limited partner in Silver Lake Partners II, L.P. and had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities that has provided an equity commitment to fund the Merger and has executed the Limited Guarantee, and Messrs. D'Ambrosio and Thurk who recused themselves as a result of their possible participation in the transaction following the closing) approved the Merger Agreement and the transactions contemplated thereby and recommended the adoption of the Merger Agreement based upon the totality of the information presented to and considered by it.

        Our Board recommends that you vote "FOR" the adoption of the Merger Agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of Our Financial Advisor

        Avaya retained Credit Suisse to act as our financial advisor in connection with the Merger. In connection with Credit Suisse's engagement, Avaya requested that Credit Suisse evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by holders of our common stock. On June 4, 2007, at a meeting of our Board held to evaluate the proposed Merger, Credit Suisse rendered to our Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 4, 2007, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Merger Consideration was fair, from a financial point of view, to holders of our common stock.

        The full text of Credit Suisse's written opinion, dated June 4, 2007, to our Board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Credit Suisse in rendering its opinion, is attached as Annex B and is incorporated into this proxy statement by reference in its entirety. Holders of our common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse's opinion was provided to our Board for its information in connection with its evaluation of the Merger Consideration and relates only to the fairness of the Merger Consideration from a financial point of view. Credit Suisse's opinion does not address any other aspect of the proposed Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger. The summary of Credit Suisse's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse reviewed the Merger Agreement as well as certain publicly available business and financial information relating to Avaya. Credit Suisse also reviewed certain other information relating to Avaya, including financial forecasts, provided to or discussed with Credit Suisse by Avaya, and met with Avaya's management to discuss Avaya's business and prospects. Credit Suisse also considered certain financial and stock market data of Avaya, and compared that data with similar data for other publicly held companies in businesses Credit Suisse deemed similar to that of Avaya, and considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions recently effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Avaya that Credit Suisse reviewed, Avaya's management advised Credit Suisse, and Credit Suisse assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Avaya's management as to Avaya's future financial performance. Credit Suisse also assumed, with Avaya's consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Avaya or the Merger and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement. Credit Suisse was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of

Avaya, and Credit Suisse was not furnished with any such evaluations or appraisals. Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, to the holders of our common stock of the Merger Consideration and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. In connection with its engagement, Credit Suisse was requested to hold discussions prior to the date of its opinion with certain third parties regarding the possible acquisition of Avaya and was also requested to solicit third party indications of interest in the possible acquisition of Avaya for a limited period after the date of the Merger Agreement as permitted under its provisions. Credit Suisse's opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse's opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to Avaya, nor did it address the underlying business decision of Avaya to proceed with the Merger. Except as described above, Avaya imposed no other limitations on Credit Suisse with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to our Board, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Avaya's control. No company, transaction or business used in Credit Suisse's analyses is identical or directly comparable to Avaya or the proposed Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. There may be other approaches or techniques that may be considered in assessing the fairness, from a financial point of view, of the consideration payable in a merger and Credit Suisse performed the analyses that it deemed appropriate to form its view and render its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of our common stock. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the proposed Merger, which consideration was determined through negotiations between Avaya, on the one hand, and the Investors, on the other hand, and the decision to enter into the Merger Agreement was solely that of our Board. Credit Suisse's opinion and financial analyses were only one of many factors considered by our Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of our Board or management with respect to the Merger or the Merger Consideration.

        The following is a summary of the material financial analyses reviewed with our Board on June 4, 2007 in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses. For purposes of its analyses, Credit Suisse reviewed market data as of May 25, 2007, the last trading day prior to publication of articles regarding a possible sale of Avaya.

Selected Public Companies Analysis

        Credit Suisse reviewed financial and stock market information of Avaya and the following 14 selected publicly traded companies that participate, in whole or in part, in the enterprise communications systems equipment, software and services industries, which are the industries in which Avaya operates.

  •
  3Com Corporation

  •
  Alcatel-Lucent

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  BearingPoint, Inc.

  •
  Cisco Systems, Inc.

  •
  Computer Sciences Corporation

  •
  Microsoft Corporation

  •
  Motorola, Inc.

  •
  NICE-Systems Ltd.

  •
  Nortel Networks Corporation

  •
  Nuance Communications, Inc.

  •
  Polycom, Inc.

  •
  Siemens AG

  •
  Unisys Corporation

  •
  Verint Systems Inc.

        Credit Suisse reviewed, among other things, enterprise values of the selected companies, calculated as equity value based on closing stock prices on May 25, 2007, plus debt, less cash, as a multiple of calendar years 2007 and 2008 estimated earnings before interest, taxes, depreciation and amortization, referred to as "EBITDA." Credit Suisse also reviewed market values of the selected companies based on closing stock prices on May 25, 2007 as a multiple of calendar years 2007 and 2008 estimated net income. Credit Suisse then applied a range of selected calendar years 2007 and 2008 EBITDA multiples of 6.5x to 8.5x and 5.5x to 7.5x, respectively, and calendar years 2007 and 2008 net income multiples of 17.0x to 21.0x and 14.0x to 18.0x, respectively, derived from the selected companies to Avaya's calendar years 2007 and 2008 estimated EBITDA and estimated net income (adjusted, to among other things, exclude restructuring related charges), respectively. Financial data of the selected companies were based on publicly available research analysts' estimates, public filings and other publicly available information. Financial data of Avaya were based on internal data and estimates of

Avaya's management. The selected public companies analysis indicated the following implied per share equity reference range for Avaya, as compared to the per share Merger Consideration:

Implied Per Share Equity Reference Range for Avaya	Per Share Merger Consideration
$11.58–$14.52	$17.50

Selected Transactions Analysis

        Credit Suisse reviewed the transaction values of the following 11 transactions involving companies that participated, in whole or in part, in the enterprise communications systems equipment and services industries, which are the industries in which Avaya operates:

Acquiror		Target
•	Vector Capital Corporation	•	Inter-Tel (Delaware), Incorporated (Withdrawn)
•	LM Ericsson Telephone Company	•	Tandberg Television ASA
•	Caritor, Inc.	•	Keane, Inc.
•	Polycom, Inc.	•	Spectralink Corporation
•	LM Ericsson Telephone Company	•	Redback Networks Inc.
•	Motorola, Inc.	•	Symbol Technologies, Inc.
•	Black Box Corporation	•	NextiraOne, LLC (North America)
•	Alcatel	•	Lucent Technologies Inc.
•	Cisco Systems, Inc.	•	Scientific-Atlanta, Inc.
•	LM Ericsson Telephone Company	•	Marconi Corporation plc (Telecom and Networking Business)
•	Platinum Equity, LLC	•	Alcatel (European Distribution Business)

        Credit Suisse reviewed, among other things, transaction values in the selected transactions, as multiples of latest 12 months revenue and EBITDA. Credit Suisse then applied a range of selected latest 12 months revenue multiples of 0.9x to 1.3x and latest 12 months EBITDA multiples of 9.5x to 12.0x derived from the selected transactions to Avaya's latest 12 months (as of March 31, 2007) revenue and EBITDA, respectively. Credit Suisse then adjusted the implied enterprise value reference range for Avaya for Avaya's net cash and net pension liabilities. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data of Avaya were based on Avaya's public filings and estimates of Avaya's management. The selected transactions analysis indicated the following implied per share equity reference range for Avaya, as compared to the per share Merger Consideration:

Implied Per Share Equity Reference Range for Avaya	Per Share Merger Consideration
$11.58–$15.55	$17.50

Discounted Cash Flow Analysis

        Credit Suisse performed a discounted cash flow analysis of Avaya to calculate the estimated present value of the unlevered, after-tax free cash flows that Avaya could generate during fiscal years 2007 through 2011 based on internal estimates of Avaya's management. Credit Suisse calculated terminal values for Avaya by applying a range of terminal value EBITDA multiples of 6.5x to 8.5x to Avaya's fiscal year 2012 estimated EBITDA. The present value of the cash flows and terminal values was then calculated using discount rates ranging from 12.0% to 14.0% and adjusted to reflect the estimated present value of Avaya's net operating losses anticipated by Avaya's management to be utilized by Avaya. In deriving terminal values and discount rates for purposes of its discounted cash flow analysis, Credit Suisse took into consideration EBITDA trading multiples of the selected companies referred to above under "Selected Public Companies Analysis" (in the case of terminal values) and a weighted average cost of capital calculation (in the case of discount rates). Credit Suisse then adjusted the discounted cash flows for Avaya's net cash and net pension liabilities. The discounted cash flow analysis indicated the following implied per share equity reference range for Avaya, as compared to the per share Merger Consideration:

Implied Per Share Equity Reference Range for Avaya	Per Share Merger Consideration
$11.94–$15.48	$17.50

Miscellaneous

        Avaya selected Credit Suisse based on Credit Suisse's qualifications, experience, reputation and familiarity with Avaya. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Avaya has agreed to pay Credit Suisse for its financial advisory services in connection with the Merger an aggregate fee of approximately $32 million, $5 million of which was payable upon Credit Suisse rendering its opinion to the Board and approximately $27 million of which is contingent upon the consummation of the Merger. In addition, Avaya has agreed to reimburse Credit Suisse for its reasonable expenses, including reasonable fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties against certain liabilities and other items, including liabilities under the federal securities laws, arising out of its engagement.

        From time to time, Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Avaya, for which services Credit Suisse and its affiliates have received, and may receive, compensation, including having acted as (i) financial advisor to Avaya in connection with Avaya's acquisition of Ubiquity in February 2007, for which Credit Suisse received an aggregate fee of approximately $2 million, and (ii) a lender under certain credit facilities of Avaya, for which Credit Suisse and its affiliates have received since February 2005 aggregate fees of less than $600,000. From time to time, Credit Suisse and its affiliates in the past also have provided, currently are providing and in the future may provide investment banking (including, without limitation, debt and equity financings and M&A advisory services) and other financial services to the private investment firms whose affiliates are stockholders of Parent (including the Investors), for which services Credit Suisse and its affiliates have received, and may receive, compensation. In addition, Credit Suisse and certain of its affiliates and certain of their respective employees and certain private investment funds affiliated or associated with Credit Suisse have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of Parent (including the Investors). Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates' own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Avaya, certain affiliates of Parent and any other entities that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

Effects on the Company if the Merger is Not Completed

        If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the Merger. Instead, we will remain an independent public company and our common stock will continue to be quoted on the NYSE. In addition, if the Merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject.

        Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the Merger is not completed, our board will continue to evaluate and review our business operations, projects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

        If the Merger Agreement is terminated under certain circumstances, we will be obligated to pay Parent a termination fee of either $80 million or $250 million as a condition to, upon or following such termination. For a description of the circumstances triggering payment of the termination fee, see "The Merger Agreement—Termination Fee" beginning on page 90.

Financing of the Merger

        The aggregate amount of funds necessary to complete the Merger is anticipated to be approximately $8.49 billion, consisting of (i) approximately $8.21 billion to pay the Company's stockholders, option holders and holders of restricted stock units the amounts due to them under the Merger Agreement, assuming that no Company stockholder validly exercises and perfects its appraisal rights and (ii) approximately $0.28 billion to pay related fees and expenses in connection with the Merger. These payments are expected to be funded by Parent and Merger Sub with a combination of equity contributions by investors in Parent, debt financing obtained by Parent and made available to the Company, and, to the extent available, cash of the Company. Parent and Merger Sub have obtained equity and debt financing commitments described below in connection with the transactions contemplated by the Merger Agreement.

  Equity Financing

        Silver Lake Partners III, L.P. and TPG Partners V, L.P. (each an "Investor" and collectively, the "Investors") have each agreed to cause up to $1,096,556,630 in cash to be contributed to Parent, which will constitute the equity portion of the Merger financing. The Investors have informed the Company that they intend to syndicate a portion of their respective equity commitments to other investors subject to, and in accordance with, the limitations set forth in the Merger Agreement. Such other investors may include affiliates of debt financing sources, limited partners of the Investors and other co-investors, some of whom may be existing stockholders of the Company. As of the date hereof, the Investors have received equity commitments totaling $0.45 billion from affiliates of certain debt financing sources in connection with this syndication. A portion of such commitments is subject to further syndication by the Investors. The terms and conditions of any additional equity syndication are subject to further negotiations and discussions among the Investors and the potential equity investors. The Investors' commitments to Parent will be reduced by any amount actually contributed to Parent by other investors on or before the closing of the Merger.

        The Investors' equity commitments are generally subject to the satisfaction of the conditions to Parent and Merger Sub's obligations to effect the consummation of the Merger as set forth in the Merger Agreement. The Investors' equity commitment letters will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms unless, within 10 days following such termination (or purported termination), the Company has notified the Investors that it intends to exercise its specific performance rights under the Merger Agreement as described below in

"The Merger Agreement—Specific Performance" in which case the relevant date will be the earlier of the date of the final resolution of the Company's specific performance right claim or March 31, 2008 (or such later termination date as may be provided in the debt commitment letters then in effect), (ii) the Company or any of its affiliates accepting payment from any Investor under the limited guarantee described below in "Limited Guarantee" or (iii) the Company or any of its affiliates asserting a claim against any Investor or their affiliates or certain other specified parties in connection with the Merger Agreement other than a claim under the limited guarantees or for specific performance of Parent's obligation to cause the equity commitments to be funded at closing in accordance with, and subject to the limitations in, the Merger Agreement.

  Debt Financing

        In connection with the execution and delivery of the Merger Agreement, Parent has obtained commitments from Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. to provide up to $6.0 billion in debt financing (not all of which is expected to be drawn at the closing of the Merger), consisting of (i) an asset-based senior secured revolving facility in an aggregate principal amount of $0.5 billion, (ii) senior secured facilities consisting of (A) a term loan facility in the aggregate principal amount of $3.8 billion and (B) a multi-currency revolving facility in an aggregate principal amount equal to the lesser of (x) $0.5 billion and (y) the amount equal to $0.5 billion minus 90% of the borrowing base under the asset-based revolving facility on the closing date and (iii) a senior unsecured bridge loan facility in an aggregate principal amount of up to $1.7 billion (in the event that senior notes are not issued in a Rule 144A or other private placement). Either Merger Sub or the Company will be the borrower under the facilities. The proceeds under the term loan facility and the bridge loan facility will be used to finance, in part, the payment of the amounts payable under the Merger Agreement and the payment of fees and expenses in connection with the Merger. The asset-based revolving facility and the multi-currency revolving facility will be used for general corporate purposes after the closing date and may be used to finance the transactions and to fund working capital needs on the closing date.

        The facilities contemplated by the debt financing commitments are conditioned on the consummation of the Merger as well as other customary conditions, including, but not limited to:

  •
  the negotiation, execution and delivery of definitive documentation;

  •
  receipt of cash equity contributions in an amount equal to at least 20% of the total amounts funded under the term loan facility, bridge loan facility and/or senior notes and cash equity contributions from the Investors, their affiliates and other investors; and

  •
  the absence of any amendments to or waivers of the Merger Agreement to the extent material and adverse to the lenders without the reasonable consent of the lead arrangers.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letters, Parent will be required to use reasonable best efforts to arrange or obtain alternative financing from alternative sources in an amount sufficient to consummate the Merger on terms and conditions not materially less favorable to Parent than those set forth in the debt financing commitments. In the event that Parent and Merger Sub are required to do so, it may be difficult, or impossible, for Parent and Merger Sub to obtain alternative financing on such terms.

        Although the debt financing described in this proxy statement is not subject to the lenders' satisfaction with their due diligence or to a "market out" or "material adverse change" condition, such financing may not be considered assured. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described herein is not available as anticipated. The documentation governing the asset-based revolving facility, the senior secured facilities and the bridge loan facility has not been finalized and, accordingly, their actual terms may differ from those described in this proxy statement.

Asset-Based Revolving Facility

        Borrowings under the asset-based revolving facility are limited by a borrowing base, which is calculated periodically based on specified percentages of the value of eligible accounts receivable and eligible inventory, subject to adjustments for reserves. The asset-based revolving facility will be guaranteed by Parent, each of the Company's existing wholly owned material U.S. subsidiaries and each subsequently acquired or organized direct or indirect wholly owned material U.S. subsidiary (subject to certain exceptions, the "guarantors") and will be secured by substantially all of the assets of the Company and each guarantor, including but not limited to: (i) a perfected first-priority security interest in substantially all of the assets of the Company and the guarantors consisting of accounts receivable, inventory, cash, deposit accounts and, in each case, proceeds thereof, (ii) a perfected second-priority pledge of all the capital stock of the Company and wholly owned subsidiaries held by the Company and the guarantors (which pledge, in the case of foreign subsidiaries, shall be limited to 65% of the voting stock of first-tier foreign subsidiaries), and (iii) perfected second-priority security interests in and mortgages on substantially all other personal property of the Company and the guarantors, in each case, subject to permitted liens and to customary exceptions.

Senior Secured Facilities

        The senior secured credit facilities consist of a term loan facility and a multi-currency revolving facility. The senior secured facilities will be guaranteed by Parent, each of the Company's existing wholly owned material U.S. subsidiaries and each subsequently acquired or organized direct or indirect wholly owned material U.S. subsidiary (subject to certain exceptions, the "guarantors") and will be secured by substantially all of the assets of the Company and each guarantor, including but not limited to: (i) a perfected second-priority security interest in substantially all of the assets of the Company and the guarantors consisting of accounts receivable, inventory, cash, deposit accounts and, in each case, proceeds thereof, (ii) a perfected first-priority pledge of all the capital stock of the Company and wholly owned subsidiaries held by the Company and the guarantors (which pledge, in the case of foreign subsidiaries, shall be limited to 65% of the voting stock of material first-tier foreign subsidiaries), and (iii) perfected first-priority security interests in and mortgages on substantially all other personal property of the Company and the guarantors, in each case, subject to permitted liens and to customary exceptions.

Bridge Facility/Senior Notes

        Either the Company or Merger Sub will either (i) issue and sell at least $1.7 billion in aggregate principal amount of senior notes in a Rule 144A or other private placement on or prior to the closing date or (ii) if and to the extent the Company or Merger Sub does not issue the senior notes in at least $1.7 billion in aggregate principal amount on or prior to the closing date, borrow at least $1.7 billion, less the amount of the senior notes issued on or prior to the closing date, in loans under the bridge loan facility. Borrowings under the bridge facility will be used by the Company or Merger Sub in a single draw on the closing date. The bridge loan facility will be guaranteed jointly and severally by the same entities that guarantee the senior secured facilities and will be unsecured.

Material United States Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) whose shares of our common stock are converted into the right to receive cash in the Merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term "U.S. person" to mean a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons is authorized to control all substantial interests of the trust; or (ii) it was in existence on August 30, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes;

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership holding common stock should consult its tax advisor.

        This discussion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations promulgated thereunder, published rulings by the Internal Revenue Service, and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. It applies only to beneficial owners who hold shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan, stockholders who hold an equity interest, directly or indirectly, in Parent or the surviving corporation after the Merger, stockholders who validly exercise their rights under Delaware law to object to the Merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, dealers in currencies, partnerships, S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity), mutual funds, real estate investment trusts, traders in securities who elect the mark-to-market method of accounting for their securities, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar, or stockholders who hold common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction). This discussion does not address the receipt of cash in connection with the cancellation of shares of restricted stock units or options to purchase shares of our common stock, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

  Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement

        The exchange of shares of our common stock for cash in the Merger will treated for U.S. federal income tax purposes as a taxable sale of our common stock for cash by each of our stockholders. In general, a stockholder whose shares of common stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the stockholder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than

12 months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

  Backup Withholding and Information Reporting

        Backup withholding of tax at a rate of 28% may apply to cash payments to which a non-corporate stockholder is entitled under the Merger Agreement, unless the stockholder or other payee: (1) completes and signs the Internal Revenue Service Form W-9 included as part of the letter of transmittal and returns it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, including a correct taxpayer identification number and certification that the stockholder is not subject to backup withholding, or (2) an exemption from backup withholding applies and is established in a manner satisfactory to the paying agent.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a stockholder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. Cash received in the Merger will also be subject to information reporting unless an exemption applies.

        The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each stockholder should consult the stockholder's tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the Merger in light of such stockholder's particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, stock appreciation rights or restricted stock units to purchase shares of common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Limited Guarantee

        Concurrently with the execution of the Merger Agreement, each of the Investors executed and delivered to us a limited guarantee in our favor pursuant to which each irrevocably, severally but not jointly, guaranteed a pro rata portion of Parent's obligation in respect of the termination fee, up to a limit of $125 million per Investor (the "Limited Guarantee"). The Limited Guarantee will terminate on the earliest of (i) the effective time of the Merger, (ii) if the Merger Agreement is terminated in accordance with its terms (other than in circumstances described in (iii) below) and (x) no claim has been made under the Limited Guarantee, the first anniversary of such termination or (y) a claim has been made under the Limited Guarantee, the later of the first anniversary of such termination and the date the claim is resolved, (iii) the termination of the Merger Agreement by mutual consent of the parties or upon the failure of the Company's stockholders to adopt the Merger Agreement and (iv) June 4, 2009.

        The Limited Guarantee is the Company's sole recourse against the guarantors and their affiliates. However, the Limited Guarantee does not limit the Company's rights described under "The Merger Agreement—Specific Performance" beginning on page 93.

Rights Agreement

        Immediately prior to the Company's execution of the Merger Agreement, the Company executed Amendment No. 2 to the Rights Agreement, dated as of September 29, 2000 and as amended on February 28, 2002, between the Company and The Bank of New York, as Rights Agent.

        The amendment provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will trigger any of the provisions under the rights agreement. In the event that the Merger Agreement is terminated or the Merger is abandoned, then (i) the amendment will be of no further force and effect and (ii) the rights agreement will remain as it existed immediately prior to the execution of the amendment.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of the Company's directors and executive officers, including individuals who participated in meetings of the Board regarding the Merger Agreement and the Merger, may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Specifically, Mark Leslie, a member of the Company's Board, is a limited partner in Silver Lake Partners II, L.P. and Silver Lake Partners III, L.P. (which investments are not a significant percentage of his overall net worth). Mr. Leslie recused himself from the Board's vote to approve the Merger Agreement and the transactions contemplated thereby. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger. See "The Merger—Background of the Merger" and "— Reasons for the Merger; Recommendation of Our Board of Directors" for a further discussion of these matters. For purposes of this proxy statement, the term "executive officer" includes any executive officer of the Company who, as a result of his or her beneficial ownership of Avaya common stock, has been a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder at any time since October 1, 2005.

  New Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing agreements with the Company or its subsidiaries in anticipation of the Merger, nor has any executive officer who has plans or is expected to remain with Avaya post-closing entered into any agreement, arrangement or understanding with Parent, Merger Sub or the Investors regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or Parent. Although no such agreement, arrangement or understanding currently exists, it is generally expected that a number of our executive officers will remain after the Merger is completed, which means that such executive officers may in the future enter into new arrangements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Avaya or Parent post-closing.

  Treatment of Stock Options

        As of August 1, 2007, there were approximately 8.6 million shares of common stock of the Company issuable pursuant to stock options granted under our equity incentive plans to our executive officers and directors. Pursuant to the terms of the plans under which they were issued, all of those stock options that are unvested will vest on the later of (i) the adoption by Avaya's stockholders of the Merger Agreement and (ii) the date on which all governmental consents required to complete the Merger, if any, are obtained (the "Vesting Date"). Under the terms of the Merger Agreement, we have agreed to take all action necessary such that, except as otherwise agreed to by Parent and a holder of a stock option, each outstanding stock option that is unexercised (whether vested or unvested) as of the effective time of the Merger will be cancelled and converted into the right to receive a cash payment equal to the option consideration for each share of common stock then subject to the stock option. The "option consideration" means, with respect to any share of common stock of the Company issuable under a particular stock option, an amount equal to the excess, if any, of the Merger Consideration over the exercise price payable in respect of such share of common stock issuable under such stock option, less any applicable withholding taxes.

        The following table sets forth, for each of our directors and executive officers holding stock options as of August 1, 2007, (a) the aggregate number of shares of Avaya common stock subject to vested stock options; (b) the value of such vested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of $17.50 over the respective per share exercise prices of those stock options by (ii) the number of shares of Avaya common stock subject to those stock options; (c) the aggregate number of unvested stock options that will vest on the Vesting Date; (d) the value of those unvested stock options on a pre-tax basis, calculated by multiplying (i) the excess, if any, of $17.50 over the respective per share exercise prices of those stock options by (ii) the number of shares of Avaya common stock subject to those stock options; (e) the aggregate number of shares of Avaya common stock subject to vested stock options and unvested stock options that will vest on the Vesting Date for such individual and (f) the aggregate value of all such vested stock options and unvested stock options that will vest on the Vesting Date on a pre-tax basis, calculated by multiplying (i) the excess, if any, of $17.50 over the respective per share exercise prices of those stock options by (ii) the number of shares of Avaya common stock subject to those stock options.

Name	Vested Options		Options that will vest as a result of the Merger		Totals
	Shares	Value	Shares	Value	Total Shares	Total Value
Directors
Philip A. Odeen	87,719	$1,385,083	0	$0	87,719	$1,385,083
Louis J. D'Ambrosio(1)	871,823	$9,213,967	511,543	$3,522,699	1,383,366	$12,736,666
Mark Leslie	56,786	$513,771	0	$0	56,786	$513,771
Daniel C. Stanzione	17,441	$30,783	0	$0	17,441	$30,783
Paula Stern	24,351	$351,141	0	$0	24,351	$351,141
Anthony P. Terracciano	70,422	$782,388	0	$0	70,422	$782,388
Michael C. Thurk(2)	1,126,939	$10,831,066	442,181	$3,065,813	1,569,120	$13,896,879
Ronald L. Zarrella	28,169	$342,958	0	$0	28,169	$342,958
Executive Officers
Jocelyne J. Attal	161,000	$383,965	153,236	$999,624	314,236	$1,383,589
Pamela F. Craven	1,097,597	$4,302,751	234,048	$1,549,679	1,331,645	$5,852,430
Caroline D. Dorsa	0	$0	150,000	$811,500	150,000	$811,500
Roger C. Gaston	33,333	$189,498	125,903	$674,886	159,236	$864,384
Charles L. Ill	172,333	$675,548	233,520	$1,536,423	405,853	$2,211,971
David P. Johnson	260,656	$531,240	104,431	$581,742	365,087	$1,112,982
Karyn Mashima	1,170,606	$3,261,345	236,853	$1,575,141	1,407,459	$4,836,486
Francis Scricco	846,636	$1,697,173	246,203	$1,634,437	1,092,839	$3,331,610
Stuart Wells	0	$0	150,000	$706,500	150,000	$706,500

(1)
Mr. D'Ambrosio is a director and President and Chief Executive Officer of Avaya.

(2)
Mr. Thurk is a director and Chief Operating Officer of Avaya.

  Treatment of Restricted Stock Units

  Time-based Vesting Restricted Stock Units

        As of August 1, 2007, there were approximately 1.7 million restricted stock units subject only to time-based vesting criteria outstanding under our equity incentive plans that were held by our executive officers. Pursuant to the terms of the plans under which they were issued, all time-based vesting restricted stock units that are unvested will vest on the Vesting Date. At the time of vesting, the holder thereof will receive the number of shares of common stock underlying the restricted stock units, less any applicable withholding taxes. Under the terms of the Merger Agreement, except as otherwise agreed to by Parent and a holder of a restricted stock unit, any holder of any shares of our common stock received by the holder upon vesting of a time-based vesting restricted stock unit will be entitled to receive upon the consummation of the Merger the Merger Consideration with respect to such shares.

        The following table identifies, for each of our executive officers, the aggregate number of shares of common stock of the Company underlying time-based vesting restricted stock units as of August 1, 2007, and the value of such restricted stock units that will become fully vested in connection with the Merger.

Name	Aggregate Number of Shares subject to Time-Based Vesting Restricted Stock Units	Value of Time-Based Vesting Restricted Stock Units(1)
Jocelyne J. Attal	116,656	$2,041,480
Pamela F. Craven	119,812	$2,096,710
Louis J. D'Ambrosio(2)	284,066	$4,971,155
Caroline D. Dorsa	125,000	$2,187,500
Roger C. Gaston	74,156	$1,297,730
Charles L. Ill	195,650	$3,423,875
David P. Johnson	56,484	$988,470
Karyn Mashima	138,484	$2,423,470
Francis Scricco	179,078	$3,133,865
Michael C. Thurk(3)	247,779	$4,336,133
Stuart Wells	125,000	$2,187,500

(1)
Illustrates the economic value of all unvested time-based vesting restricted stock units that will become fully vested and cashed out in connection with the Merger on a pre-tax basis. Calculated for each individual by multiplying the aggregate number of shares underlying time-based vesting restricted stock units by $17.50, the per share amount of Merger Consideration on a pre-tax basis.

(2)
Mr. D'Ambrosio is a director and President and Chief Executive Officer of Avaya.

(3)
Mr. Thurk is a director and Chief Operating Officer of Avaya.

  Performance-based Vesting Restricted Stock Units

        As of August 1, 2007, there were approximately 0.7 million restricted stock units subject only to performance-based vesting criteria outstanding under our equity incentive plans that were held by our directors and executive officers. Pursuant to the terms of the plans under which they were issued, each restricted stock unit in respect of a share of the Company's common stock that is subject to performance-based vesting criteria that has been issued under one of the Company's equity incentive plans will vest based upon achievement of certain performance targets. In accordance with the terms of the awards, if the Vesting Date occurs prior to the end of the performance period of such restricted stock units, the performance-based vesting restricted stock units will vest to the extent determined by the compensation committee of our Board. The Merger Agreement provides that the holders of such restricted stock units have the rights as are conferred on them by their terms of their grants; provided, however that, subject to such rights, the Company and Parent will work together in good faith to determine the appropriate treatment of the performance-based vesting restricted stock units in the Merger. To the extent the performance-based vesting restricted stock units vest as a result of such determination, the holder will be entitled to receive upon the consummation of the Merger the Merger Consideration for each share subject to such performance-based vesting restricted stock units, less any applicable withholding taxes. As of the date hereof, the Company and Parent have not made any determination as to the treatment of the performance-based vesting restricted stock units.

        The following table identifies, for each of our executive officers, the aggregate number of shares of our common stock underlying outstanding performance-based vesting restricted stock units as of August 1, 2007, and the value of such restricted stock units in the event that they become fully vested in connection with the Merger, assuming (i) the compensation committee of the Board were to determine that those awards should vest in accordance with the terms of the plans under which they were issued and (ii) they were to vest at 100% of the respective performance-based targets.

Name	Aggregate Number of Shares subject to Performance- Based Vesting Restricted Stock Units at Target	Value of Performance-Based Vesting Restricted Stock Units(1)
Jocelyne J. Attal	26,656	$466,480
Pamela F. Craven	99,812	$1,746,710
Louis J. D'Ambrosio(2)	161,728	$2,830,240
Roger C. Gaston	26,656	$466,480
Charles L. Ill	39,984	$699,720
David P. Johnson	86,484	$1,513,470
Karyn Mashima	39,984	$699,720
Francis Scricco	119,078	$2,083,865
Michael C. Thurk(3)	145,734	$2,550,345

(1)
Illustrates the economic value of all performance-based vesting restricted stock units in the event that they become fully vested and cashed out in connection with the Merger on a pre-tax basis. Calculated for each individual by multiplying the aggregate number of such restricted stock units (assuming (i) the compensation committee of the Board were to determine that those awards should vest in accordance with the terms of the plans under which they were issued and (ii) they were to vest at 100% of target) by $17.50, the per share amount of Merger Consideration. Pursuant to their terms, it is possible that these awards could vest at greater or less than 100% of target.

(2)
Mr. D'Ambrosio is a director and President and Chief Executive Officer of Avaya.

(3)
Mr. Thurk is a director and Chief Operating Officer of Avaya.

  Deferred Compensation Plan

        The Avaya Inc. Deferred Compensation Plan is an unfunded, deferred compensation plan maintained primarily for our executive officers, including our President and Chief Executive Officer, and for members of our Board who are not employees of the Company. The plan permits deferral of compensation in the form of cash and shares of Avaya common stock.

        As currently in effect the plan provides that, on the Vesting Date, amounts deferred under the plan will be paid in a lump sum. The holders of shares held in a deferred account will be entitled to receive the Merger Consideration for each share on the consummation of the Merger. The Company currently intends to amend the plan prior to the Vesting Date to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

        The following table identifies, for each of our directors and executive officers, the number of shares of our common stock held in such person's account under the Avaya Inc. Deferred Compensation Plan as of August 1, 2007, the value of such shares of common stock that will become payable in connection with the Merger, and any cash balances held in such person's accounts as of such date. It should be noted that all amounts indicated are fully vested as of the date hereof.

Name	Number of Shares of Common Stock in Deferred Compensation Plan Account	Value of Deferred Shares (1)	Deferred Cash
Directors
Philip A. Odeen	54,710	$957,425	—
Bruce R. Bond	24,570	$429,975	—
Frank J. Fanzilli	18,080	$316,400	$105,366
Joseph P. Landy	19,417	$339,798	—
Hellene S. Runtagh	24,570	$429,975	—
Daniel C. Stanzione	9,659	$169,033	$79,363
Paula Stern	31,991	$559,843	—
Anthony P. Terracciano	2,978	$52,115	$60,014
Richard F. Wallman	12,312	$215,460	—
Ronald L. Zarrella	54,868	$960,190	—
Executive Officers
Pamela F. Craven	83,246	$1,456,805	—
Karyn Mashima	—	—	$16,224

(1)
Calculated for each individual by multiplying the number of shares in his or her Deferred Compensation Plan account by $17.50, the per share amount of Merger Consideration.

  Severance Agreements

        Each of the executive officers has entered into an agreement providing for certain severance benefits in the event of the termination of employment of such executive officer following a change in control (the definition of which includes the Merger). Under each agreement, severance is payable upon (i) a Company-initiated termination or (ii) a termination initiated by the applicable executive officer with "good reason," in each case, within two years following a change in control. The definition of "good reason" includes any of the following without the executive officer's express written consent:

  •
  assignment to the executive officer of additional duties inconsistent in any material respect with or materially greater in scope than the executive officer's duties and responsibilities immediately prior to such change in control without an appropriate increase in targeted compensation, any material reduction in that executive officer's duties and responsibilities immediately prior to such change in control, an adverse change in the executive officer's title or offices as in effect immediately prior to such change in control; or

  •
  any removal or involuntary termination of the executive officer (other than as expressly permitted under the agreements); or

  •
  a reduction in the executive officer's rate of annual base salary, target percentage or short-term incentive compensation opportunity (to the extent in effect); or

  •
  any requirement that the executive officer change his or her work location more than 30 miles; or

  •
  the Company's failure to continue in effect any incentive compensation plan or supplemental retirement plan in which the executive officer participates unless such executive officer is permitted to participate in plans with substantially comparable compensation opportunities and benefits; or

  •
  the failure of any successor or transferee of the Company to assume all of the Company's obligations under the agreement.

A change in control will be deemed to have occurred under the agreements on the Vesting Date.

        The agreements for each of the executive officers provide that they shall be entitled to two times (or, in the case of Mr. D'Ambrosio, three times) the sum of their respective annual base salaries and target cash bonus awards in the event of a qualifying termination following a change in control.

        The agreements also provide for prorated payment of each executive officer's target cash bonus award under the Avaya Inc. Short Term Incentive Plan ("STIP") in the event of a qualifying termination following a change in control. This payment is an amount equal to the executive officer's annual base salary multiplied by the executive officer's target bonus percentage applicable immediately prior to the date of termination (or, if greater, immediately prior to the change in control), multiplied by a fraction, the numerator of which is the number of days elapsed in the applicable twelve-month performance period in which the date of termination occurs through the date of termination and the denominator of which is 360.

        In the event of a qualifying termination following a change in control, the agreements for each of the executive officers also provide that each executive officer shall be entitled to a lump-sum cash amount equal to two times (or, in the case of Mr. D'Ambrosio, three times) the amount that would have been credited to his or her account as automatic company allocations and matching allocations under the Avaya Inc. Savings Plan for Salaried Employees ("ASPSE") and the Avaya Inc. Savings Restoration Plan ("ASRP"), respectively, had the executive officer remained employed by the Company for the twelve-month period following the termination date.

        The agreements also provide for certain payments of excess pension benefits in the event of a termination following a change in control. The Company is required to pay to each executive officer a lump-sum cash amount equal to the actuarial equivalent of the excess of (i) the executive officer's accrued annuity benefits as of December 31, 2003 under any qualified defined benefit pension plan and any nonqualified supplemental defined benefit pension plan of the Company in which the executive officer is a participant, calculated by increasing the executive officer's age and service credit under such plans as of the date of termination by two years (or, in the case of Mr. D'Ambrosio, three years) over (ii) the executive officer's accrued annuity benefits under such plans as of December 31, 2003. In the event of a qualifying termination on August 1, 2007, following a change in control, none of the executive officers would be entitled to an excess pension benefit payment.

        In addition, these executive officers are entitled to continuation of health and life insurance benefits for a period of two years (or, in the case of Mr. D'Ambrosio, three years) after a qualifying termination following a change in control.

        The Company will also generally pay to these executive officers an amount covering any excise tax on these benefits.

        Each of these agreements has a term of one year and renews automatically each year thereafter unless terminated by our Board. The compensation committee of the Board annually reviews these agreements and makes a recommendation to our Board as to whether or not these agreements should be continued. However, each of these agreements provides that it may not be terminated or amended in a manner adverse to the executive officer in the event of a change of control or during the pendency of a potential change in control. A potential change in control is defined under each of the agreements as, among other things, the execution of an agreement by the Company, the consummation of which would result in a change in control, such as the Merger Agreement.

        The table below represents amounts that would be received by each of the executive officers as of August 1, 2007, assuming a change in control (as defined by the agreements) occurred on that date and the executive officer's employment was terminated as a result:

Severance Agreements(1)
Name	Cash Payment Based on Salary and Bonus Target	Prorated STIP	ASPSE & ASRP—Cash Payment Based on Contributions to ASPSE and ASRP	Company Cost of Continuation of Certain Benefits	Excise Tax Gross Up	Total
Jocelyne J. Attal	$1,275,000	$221,667	$72,905	$25,428	$1,059,831	$2,654,831
Pamela F. Craven	$1,540,000	$278,667	$90,857	$28,382	—(4)	$1,937,906
Louis J. D'Ambrosio(2)	$4,800,000	$675,556	$136,500	$40,222	$3,785,211	$9,437,489
Caroline D. Dorsa	$1,662,500	$173,177	$60,800	$18,298	$1,194,428	$3,109,203
Roger C. Gaston	$1,275,000	$221,667	$65,213	$26,357	$1,052,021	$2,640,258
Charles L. Ill	$1,487,500	$269,167	$86,924	$24,708	$1,399,986	$3,268,285
David P. Johnson	$1,435,000	$259,667	$82,963	$11,922	—(4)	$1,789,552
Karyn Mashima	$1,487,500	$269,167	$88,380	$15,631	—(4)	$1,860,678
Francis M. Scricco	$1,757,500	$340,944	$101,332	$32,056	$1,887,125	$4,118,957
Michael C. Thurk(3)	$2,800,000	$591,111	$157,385	$38,683	$2,621,727	$6,208,906
Stuart Wells	$1,505,000	$164,833	$51,600	$13,752	$1,216,393	$2,951,578

(1)
The executive officers are entitled to certain other payments or benefits upon termination, such as distribution of previously vested ASRP account balances and payment of accrued pension benefits. To the extent that such amounts are not increased by the Merger, such payments or benefits are not reflected in this table. To the extent any executive officers have left the Company's employment, their severance agreements have terminated and, therefore, they are not reflected in this table.

(2)
Mr. D'Ambrosio is a director and President and Chief Executive Officer of Avaya.

(3)
Mr. Thurk is a director and Chief Operating Officer of Avaya.

(4)
It is determined that Mrs. Craven, Mr. Johnson and Ms. Mashima would not be subject to excise tax, as defined in their severance agreements, and therefore would not receive a gross up payment for this purpose.

  ASRP

        A change in control would result in immediate vesting of any Company contributions made to the ASRP that were not vested prior to the change in control and payment of the executive officers' ASRP balances. As a result of a change in control on August 1, 2007, Company contributions for Ms. Dorsa and Messrs. Gaston and Ill of $5,140, $5,568 and $42,931, respectively, would vest immediately. Currently, the definition of "change in control" under the ASRP is the same as the definition of "change of control" under the severance agreements. The Company intends to amend the ASRP prior to the consummation of the Merger to comply with the provisions of Section 409A of the Code.

  Continued Benefits

        The Merger Agreement provides that, to the extent that any of our active employees, including our executive officers, remain employed by the surviving corporation, they will be entitled to receive, for a period of one year from the consummation of the Merger, annual base salary and base wages, cash incentive compensation opportunities and benefits (excluding equity-based compensation) that are no less favorable, in the aggregate, than such compensation provided to them immediately prior to the effective time of the Merger. Parent and the surviving corporation are also required, under the terms of the Merger Agreement, for a period of one year from the consummation of the Merger, to provide severance benefits at levels no less than and pursuant to the terms of our current severance plan consistent with past practice and taking into account such employee's years of service with the Company. To the extent that our employees, including our executive officers, currently participate in the Company's benefit plans, they will be immediately eligible to participate in any and all new benefit plan of the surviving corporation to the extent that such coverage replaces comparable coverage under a benefit plan in which such employee participated immediately prior to the effective time of the Merger.

  Directors' and Officers' Insurance

        The Merger Agreement provides that for six years from the effective time of the Merger, Parent must maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the effective time of the Merger to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms and scope, in an amount, not less favorable than those of the policy on June 4, 2007. In the alternative, Parent may substitute such policies, issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the effective time of the Merger, including a "tail" policy. If the annual premiums for such insurance exceeds 300% of the current rate, then Parent must provide a policy for the applicable individuals with the best coverage as then available at the annual premium of 300% of the current aggregate annual premium. However, such replacement or substitution of insurance policies must not result in gaps in coverage for such individuals and the coverage must not be less than that currently provided by Parent to the applicable individuals. See "The Merger Agreement—Covenants—Indemnification and Insurance" below.

Litigation Related to the Merger

        In June and July 2007, seven complaints were filed against Avaya, the members of our Board (two of whom also serve as officers of Avaya) and SLP and TPG, in the Superior Court of New Jersey, Somerset County, related to the Merger, which we refer to as the "New Jersey Actions." The complaints contain allegations substantially similar to one another and allege that the price of $17.50 per share for our outstanding common stock is inadequate and unfair consideration for an acquisition of the Company. The complaints also allege that the Company and the members of our Board breached their fiduciary duties to our stockholders by entering into the Merger Agreement. SLP and TPG are alleged to have aided and abetted the breach of fiduciary duties. Plaintiffs seek to have the court certify the cases as class actions, enjoin the Merger and award plaintiffs their costs and expenses, including attorneys' fees.

        On August 7, 2007, an eighth putative class action complaint was filed against the same defendants, as well as Donald K. Peterson, our former Chairman, President and Chief Executive Officer, Parent and Merger Sub, in the Court of Chancery of the State of Delaware, related to the Merger, which we refer to as the "Delaware Action." The Delaware Action contains allegations substantially similar to the New Jersey Actions, and also alleges that our preliminary proxy statement, filed with the SEC on July 19, 2007, omitted certain material information concerning the Merger. Specifically, the plaintiff in the Delaware Action alleges, among other things, that the members of our Board breached their fiduciary duties in connection with the buyout of Avaya by failing to fully consider possible alternative transactions with other potential buyers, including Financial Sponsor A and Strategic Party A; approving allegedly improper deal protection devices, including a two tiered termination fee; and by agreeing to an inadequate per share merger consideration. The plaintiff in the Delaware Action claims that our Board engaged in a flawed sale process by, among other things, permitting Avaya's management to lead the negotiation process, discouraging other potential investors from submitting competing bids, and forming multiple board committees that allegedly were not fully involved in the discussions with interested buyers and did not retain independent financial advisors.

        The plaintiff in the Delaware Action also alleges that the Board's process was tainted by conflicts of interest, including that seven of our eight directors hold outstanding options that as a result of the Merger will be cancelled and terminated in exchange for significant cash payments and that one of our directors, Mark Leslie, was a limited partner of Silver Lake Partners II, L.P. and had made a commitment to invest in Silver Lake Partners III, L.P., one of the entities funding the Merger. The plaintiff also claims that the Investors aided and abetted these alleged breaches of fiduciary duty. In addition, the plaintiff claims that our preliminary proxy statement omits information that is material to our stockholders' decisions whether to approve the Merger or seek appraisal, including, but not limited to:

(i)	the nature of the fees Credit Suisse will receive for this transaction or any other transaction involving Avaya or the Investors;
(ii)	any relationship that Credit Suisse may have had, has had, or will have with Investors or any of their respective affiliates, and any other party that entered into discussions with Avaya;
(iii)	the nature of Skadden's prior relationships with any of the parties that entered into discussions with Avaya;
(iv)	material information relating to the Former Committee and the Review Committee, including information regarding any of the Former Committee's meetings and the reason and date the Former Committee ceased to operate, and why the Review Committee was not formed until May 10, 2007, and did not hire its own independent advisors. In addition, information regarding the significance of the Review Committee versus the Former Committee;
(v)	Mr. Leslie's current and/or expected investment in SLP, and the reason why his limited partnership interest in Silver Lake Partners II, L.P. and commitment to invest in Silver Lake Partners III, L.P., one of the entities funding the Merger, was not discovered until May 10, 2007, almost one year after SLP first expressed an interest in the Company;
(vi)	details about when our Board decided to sell Avaya and whether, at that time, our Board engaged in a full and robust auction process;
(vii)	the identities of Strategic Parties, A, B, C, D, E, and F, the "private equity firm" and Financial Sponsor A;
(viii)	why SLP viewed Strategic Party B as a good strategic fit for Avaya while our Board did not;
(ix)	the potential relationships between Strategic Party A and Avaya as discussed by the members of our management and representatives of Strategic Party A;
(x)	the form and substance of discussions in November 2006 and December 2006 with Financial Sponsor A and Strategic Party D, respectively;
(xi)	details regarding Strategic Party E's potential acquisition of Avaya or some other form of strategic or broader commercial relationship;
(xii)	details of a possible transaction with Strategic Party C;
(xiii)	the identity of any other third parties or strategic partnerships that had indicated preliminary interests in combining with Avaya;
(xiv)	any further discussion or analysis of the alternatives available to Avaya and considered by our Board, the relative merits of the various alternatives, or our Board's rationale for concluding that this Merger is the best available alternative;
(xv)	details regarding the antitrust analysis performed by Weil, specifically any discussion regarding the antitrust risk of Strategic Party A's proposal;

(xvi)	additional information involving the actions performed by Credit Suisse during the go-shop period, including identifying which private equity firms and strategic parties were contacted, how many parties were contacted, how many parties submitted indications of interest, what parties signed non-disclosure agreements, and whether competing proposals were received during the go-shop period;
(xvii)	the consideration, if any, of a sale of Avaya's segments, namely its Global Communications Solutions segment and its Avaya Global Services segment, as well as the value of any of the Company's segments and any related sum of the parts analysis performed by Credit Suisse; and
(xviii)	the Investors' future plans for Avaya's segments, i.e., whether they will operate all or some of the segments, and/or spin-off all or some of the segments.

        The plaintiff in the Delaware Action seeks, among other things, to have the court certify the case as a class action, enjoin the Merger, award plaintiff and the putative class damages for all profits and special benefits obtained by the defendants in connection with the Merger, impose a constructive trust with respect to any such benefits, and award plaintiff his cost and expenses, including attorneys' fees.

        During the course of negotiations and discussions with the representatives of the plaintiffs in the New Jersey and Delaware Actions (as we discuss below), representatives of the plaintiffs in the New Jersey Actions informed us that they had intended to file an amended putative class action complaint that makes additional allegations including, among other things, that (i) our management improperly favored the Merger over other potential transactions because our management could purportedly retain their positions with Avaya and receive significant financial payments from the early vesting of their stock options and deferred compensation; and (ii) Credit Suisse was conflicted in the Merger as a result of its allegedly lucrative and continuing financial relationship with the Investors. The plaintiffs also intended to add several disclosure based allegations. Specifically, plaintiffs intended to claim that our preliminary proxy statement failed to disclose the following material information:

(i)	how our management's discussions with SLP in April 2007 led to the early proposal from SLP to buy Avaya for $16 per share in cash, including discussions on price and timing of the proposal, and whether the proposal was solicited or unsolicited, even though the preliminary proxy statement elsewhere labels discussions with potential bidders as solicited or unsolicited;
(ii)	whether the Investors were informed of the higher $17 per share bid from Strategic Party A on May 22, or otherwise tipped-off to the higher bid;
(iii)	what due diligence materials were withheld from potential strategic buyers but provided to potential financial buyers;
(iv)	the fee agreement between Avaya and Credit Suisse, including whether Credit Suisse would be paid a "success fee" contingent upon stockholder approval of the Merger;
(v)	the lucrative and on-going financial relationship between Credit Suisse and the Investors, including the fees the Investors have paid Credit Suisse and how those fees compare to Credit Suisse's fees in connection with the Merger;
(vi)	any meaningful discussion of the assumptions, parameters and other non-public projections used by Credit Suisse in its analysis, which precludes shareholders from replicating (and verifying) Credit Suisse's work;

(vii)	the parameters Credit Suisse used to select the comparable companies, Credit Suisse's assumptions of the 2007 and 2008 estimated net income for the comparable companies or for Avaya, and the "EBITDA" range (with EBITDA referring to earnings before interest (expense) taxes, depreciation and amortization) or net income ranges utilized for the comparable companies in connection with Credit Suisse's Selected Public Companies Analysis it conducted to derive an implied per share equity reference range for Avaya and compare that to the $17.50 per share;
(viii)	the EBITDA multiples derived from the transactions and the "estimates of Avaya's management" used to back-out the net cash and net pension liabilities from Avaya's enterprise value in connection with Credit Suisse's Selected Transactions Analysis it conducted to derive an implied per share equity reference range for Avaya and compare that to the $17.50 per share;
(ix)	the cash flow projections (or any other projections) used, the basis for the terminal value EBITDA multiples used, the operating losses "anticipated by Avaya's management" that were used to adjust the discount rates used by Credit Suisse, Avaya's cost of capital, and the results of any sensitivity analysis conducted in connection with Credit Suisse's discount cash flow analysis it conducted to derive an implied per share equity reference range for Avaya and compare that to the $17.50 per share;
(x)	any financial projections for Avaya; and
(xi)	why Credit Suisse failed to conduct a "premium analysis," showing what premiums were paid to shareholders in connection with other similar and comparable transactions, and how that compares to the allegedly meager 4.7% premium represented in the Merger.

        Following substantial negotiations and discussions between representatives of the plaintiffs in both the Delaware Action and New Jersey Actions and the defendants in those actions, an agreement in principle was reached with the plaintiffs in both the Delaware Action and New Jersey Actions that the disclosure in this proxy statement was satisfactory. Settlement of these actions is contingent on execution of a Memorandum of Understanding ("MOU"), a stipulation of settlement (both documents in form satisfactory to all parties), confirmatory discovery and court approval. There can be no assurances that an MOU will be executed and that a settlement will be submitted for court approval.

        On August 14, 2007, a second class action complaint was filed in Delaware (the "Second Delaware Action") alleging substantially similar claims to those contained in both the Delaware Action and the New Jersey Actions. The Second Delaware Action makes the following claims that mirror those of the Delaware Action: the Board's process was tainted by conflicts; the "go-shop" was an inadequate market check; the two-tiered termination fees were preclusive; the merger consideration is "unfair and inadequate"; and the sale process in general was flawed. Further, the Second Delaware Action makes various disclosure claims, all of which were made by both the Delaware Action and the New Jersey Actions, except for four specific disclosure allegations relating to Credit Suisse's prior dealings with TPG and SLP. Those additional disclosure allegations are: 1) Credit Suisse's involvement in TPG's bid to acquire TXU Corp., in which Credit Suisse allegedly performed a financial analysis for TXU, would "likely" provide debt financing to TXU and would allegedly be paid over $30 million; 2) Credit Suisse's involvement in TPG's 2006 bids to take private the Harrah's Corporation, Freescale Semiconductor, Inc., and Univision Communications, Inc. (deals valued at $27.8 billion, $17.1 billion, and $13.7 billion, respectively), in which Credit Suisse allegedly advised and provided debt financing to investor groups led by TPG; 3) Credit Suisse's involvement in TPG's 2005 bid to take private Neiman Marcus Inc. (valued at $5.1 billion), in which Credit Suisse allegedly advised and provided debt financing to an investor group led by TPG; and 4) Credit Suisse's involvement in SLP's 2005 acquisition of Instinet Group Inc. (valued at $1.8 billion), in which Credit Suisse allegedly advised and provided debt financing to SLP.

        The defendants believe these cases are without merit, and that the information that plaintiffs claim was omitted is inaccurate, not material or was otherwise already disclosed in the preliminary proxy statement. Our directors, together with the Company and the Investors, each have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Delaware Action, the Second Delaware Action and the New Jersey Actions, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties and are settling these actions solely to eliminate the burden and expense of further litigation.

Certain Projections

        In connection with SLP/TPG's due diligence review of Avaya, as described in "The Merger—Background of the Merger," Avaya provided SLP/TPG and its financing sources with projections of Avaya's operating performance for fiscal years 2007 through 2009 (the "projections"). Such information was also provided to Credit Suisse for use in connection with its financial analysis, as summarized in "The Merger—Opinion of Our Financial Advisor."

        Avaya does not, as a matter of course, publicly disclose projections as to future financial performance. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to SLP/TPG and its financing sources, in connection with their due diligence review of Avaya, and to Credit Suisse for use in connection with its financial analysis summarized above. Except as specifically indicated in the note following the table below, the projections were prepared in accordance with U.S. generally accepted accounting principles, as applied by the Company at the time the projections were made, but were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Avaya's independent auditors have not examined, compiled or otherwise applied procedures to the projections and accordingly assume no responsibility for them. The projections included in this proxy statement have been prepared by, and are the responsibility of, Avaya's management. The projections were prepared solely for internal use in support of capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments.

        In compiling the projections, Avaya's management took into account historical performance, combined with estimates regarding revenues, operating income, EBITDA and capital spending. Although the projections are presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by Avaya's management that Avaya's management believed were reasonable at the time the projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. In addition, factors such as industry performance, the market for Avaya's existing and new products and services, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of Avaya's management, may cause the projections or the underlying assumptions not to be reflective of actual future results. In addition, these projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to the Merger or any changes to Avaya's operations or strategy that may be implemented after completion of the Merger. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections. The inclusion of this information should not be regarded as an indication that SLP/TPG, Credit Suisse or any other recipient of this information considered, or now considers, to be predictive of actual future results.

        Avaya does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any of the assumptions underlying the projections are shown to be in error.

        The projections for fiscal years 2007 through 2009 provided to SLP/TPG and its financing sources and Credit Suisse included the following:

Projections

	Fiscal Year ended September 30
	2007	2008	2009
	(in millions)

Revenue	$5,315	$5,556	$5,855
Operating Income	$273	$450	$594
Net Income	$201	$316	$418
EBITDA(1)	$711	$771	$915
Capital Expenditures	$240	$257	$277

(1)
Represents a non-GAAP measure of earnings before interest, taxes, depreciation and amortization and business and restructuring related charges of $150 million, $50 million and $50 million for 2007, 2008 and 2009, respectively.

        In developing its projections for fiscal years 2007 through 2009, Avaya made numerous assumptions about its industry, markets, products and services and ability to execute on its plans. Among the more significant assumptions are the following:

  •
  The projections are based on operating the business on an organic basis and do not anticipate any acquisitions or divestitures during the planning period.

  •
  The projections assume that (1) overall sales of products would grow at a compound annual growth rate ("CAGR") for the fiscal 2007-2009 planning period of 9.8% over the product revenue for fiscal 2006 versus Avaya's projected CAGR for the overall market for the same period of 6.8% based in part on the increase in the software component of product revenue discussed below; (2) the CAGR for annuity-based contract revenues for maintenance and managed services in the aggregate would remain essentially flat over the planning period; and (3) the CAGR for revenues from professional services over the planning period would be 16.5%, about twice Avaya's estimate of the CAGR for the market over the same period.

  •
  With respect to gross margins, the projections anticipate an expansion of 330 basis points for the planning period over the gross margin rate as of the end of fiscal 2006, primarily driven by growth in revenue, an increase from 35% to 40% in the software component of product revenue, cost containment and improvement in the Company's services segment and manufacturing cost improvements in the Company's products segment.

  •
  Other key assumptions regarding the projected income statement include: (1) growth in absolute dollars of research & development spending over the planning period equating to 9% of revenue in fiscal 2009; (2) containing sales, general & administrative ("SG&A") expense below 30% of revenue by the end of fiscal 2009; and (3) significant restructuring actions being taken during fiscal 2007, which were projected to have favorable impacts in fiscal 2008 and 2009 on SG&A expense and costs in the Company's services segment in particular.

Governmental and Regulatory Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), the Merger may not be completed until Avaya and Parent each file a notification and report form under the HSR Act with the FTC and the Antitrust Division of the Department of Justice ("DOJ"), and the applicable waiting period has expired or been terminated. Avaya and Parent filed the notification and report forms under the HSR Act with the FTC and the DOJ on June 15, 2007, and the FTC and DOJ granted early termination of the waiting period under the HSR Act, effective June 28, 2007.

        In addition, the Merger is subject to various foreign antitrust laws. To the extent required, Avaya and Parent either have filed, or expect to file, other notifications in certain foreign jurisdictions, and to observe the applicable waiting periods prior to completing the Merger. Specifically, the consummation of the Merger may be subject to the adoption of a decision by the European Commission pursuant to the Council Regulation (EC) No. 139/2004 declaring the Merger compatible with the common market and, under certain circumstances, approval of the Merger pursuant to the Merger control laws in any relevant European Union member state. The parties filed for European Commission approval on July 27, 2007.

        While Avaya, based on a review of important information provided by Parent relating to the businesses in which it and its affiliates are engaged, believes that it will receive all requisite U.S. and international antitrust-related approvals and clearances for the Merger, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful.

        At any time before or after consummation of the Merger, notwithstanding the early termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Avaya or Parent. At any time before or after the consummation of the Merger, and notwithstanding the early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Avaya or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. The term "antitrust laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust laws and all other applicable laws issued by any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational, designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Delisting and Deregistration of Company Common Stock

        If the Merger is completed, Avaya's common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of our common stock.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the Agreement and Plan of Merger dated June 4, 2007 among us, Parent and Merger Sub (the "Merger Agreement") but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information" beginning on page 101.

        The Merger Agreement has been included to provide you with information regarding its terms and is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates.

The Merger

        Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Avaya (the "Merger"). After the Merger, Avaya will continue as the surviving corporation and as a wholly owned subsidiary of Parent. Upon consummation of the Merger, the directors of Merger Sub will be the initial directors of the surviving corporation and the officers of Avaya will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until their successors are duly elected and qualified or until the earlier of their resignation or removal.

        Avaya or Parent may terminate the Merger Agreement prior to the consummation of the Merger in some circumstances, whether before or after the adoption by our stockholders of the Merger Agreement. Additional details on termination of the Merger Agreement are described in "—Termination of the Merger Agreement" beginning on page 89.

Effective Time; Marketing Period

        The Merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). We expect to complete the Merger as promptly as practicable after our stockholders adopt the Merger Agreement (assuming the prior satisfaction of the other closing conditions to the Merger) and, if necessary, the expiration of the Marketing Period described below. Unless otherwise agreed by the parties to the Merger Agreement, the parties are required to close the Merger after the satisfaction or waiver of the conditions described in "—Conditions to the Completion of the Merger," beginning on page 88, on the date that is the earlier of (a) any business day before or during the Marketing Period (defined below) as may be specified by Parent on no less than three business days' prior notice to the Company and (b) the final day of the Marketing Period.

        For purposes of the Merger Agreement, "Marketing Period" means the first period of twenty (20) consecutive business days throughout which:

  •
  Parent has certain financial information required to be provided by the Company under the Merger Agreement in connection with Parent's financing of the Merger; and

  •
  the mutual closing conditions to complete the Merger are satisfied and nothing has occurred or exists that would cause any of the conditions to the obligations of Parent and Merger Sub to complete the Merger to fail to be satisfied during such period.

        If the Marketing Period would not end on or prior to August 15, 2007, the Marketing Period will commence no earlier than September 5, 2007, and if the Marketing Period would not end on or prior to November 27, 2007, the Marketing Period will commence no earlier than January 2, 2008. In addition, the Marketing Period will not be deemed to have commenced if, prior to the completion of the Marketing Period, PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any financial statements filed by us with the SEC since October 1, 2006. In certain instances where we are considering or announce an intention to restate any of the required financial information, we are late in filing certain reports with the SEC or the financial statements included in the financial information provided to Parent have become outdated, the Marketing Period will be deemed not to have commenced and we will be required to complete any required restatement (or determine that no restatement is required) and update the applicable SEC filings, cure any delinquent filing obligation or submit updated financial statements to Parent. The Marketing Period will then commence once we have taken the required action.

        The purpose of the Marketing Period is to provide the Parent a reasonable and appropriate period of time during which it can market and place the permanent debt financing contemplated by the debt financing commitments for the purposes of financing the Merger. To the extent Parent does not need the benefit of the Marketing Period to market and place the debt financing, it may, in its sole discretion, determine to waive the Marketing Period and close the Merger prior to the expiration of the Marketing Period if all closing conditions are otherwise satisfied or waived.

Merger Consideration

        Except as noted below, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically cancelled and converted into the right to receive $17.50 in cash (the "Merger Consideration"), without interest and less any applicable withholding taxes. The following shares will not receive the Merger Consideration:

  •
  shares held by holders who have properly demanded and perfected their appraisal rights; and

  •
  shares held in treasury by us or owned by Parent or Merger Sub.

        After the effective time of the Merger, each holder of a certificate representing any shares of common stock (other than shares for which appraisal rights have been properly demanded and perfected under Delaware law) will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration. See "Appraisal Rights" beginning on page 94.

Payment Procedures

        Parent will appoint a paying agent reasonably acceptable to us for the benefit of the holders of shares of our common stock. At or prior to the effective time of the Merger, Parent will deposit with the paying agent an amount in cash equal to the aggregate Merger Consideration.

        At the effective time of the Merger, we will close our stock ledger. After that time, there will be no further transfer of shares of our common stock.

        Promptly after the effective time of the Merger, Parent will cause the paying agent to mail to each holder of record of our shares a letter of transmittal and instructions advising you how to exchange certificates for the Merger Consideration. The paying agent will pay you your Merger Consideration after you have (i) surrendered your certificates to the paying agent and (ii) provided to the paying agent your signed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the Merger Consideration. The paying agent will reduce the amount of any Merger Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

        If any cash deposited with the paying agent is not claimed within twelve (12) months following the effective time of the Merger, such cash will be returned to the surviving corporation upon demand, subject to any applicable unclaimed property laws. After that point, holders of our common stock will be entitled to look only to Parent and the surviving corporation as general creditors with respect to payment of any unpaid Merger Consideration. Any unclaimed amounts remaining immediately prior to when such amounts would escheat to or become property of any government entity will become the property of Parent, free and clear of any prior claims or interest thereto.

        If the paying agent is to pay some or all of your Merger Consideration to a person other than you, as the registered owner of a stock certificate, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent's reasonable satisfaction that the taxes have been paid or are not required to be paid.

        The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in an amount that the surviving corporation directs as indemnity against any claim that may be made against the surviving corporation in respect of the lost, stolen or destroyed certificate.

Treatment of Stock Options and Stock-Based Awards

        The Merger Agreement provides that we shall take all action necessary such that upon consummation of the Merger:

  •
  except as otherwise agreed to by Parent and the holder, each outstanding stock option that represents the right to acquire our common stock under our equity incentive plans, whether or not then vested, will be cancelled and terminated and converted into the right to receive a cash payment equal to the excess, if any, of the Merger Consideration for the shares covered by the stock option over the option exercise price, without interest and less any applicable withholding taxes;

  •
  except as otherwise agreed to by Parent and the holder, each outstanding time-based vesting restricted stock unit under the Company's equity incentive plans, whether or not previously vested, will vest in full and be converted into the right to receive a cash payment in an amount equal to the Merger Consideration, without interest and less any applicable withholding taxes; and

  •
  the holders of performance-based vesting restricted stock units under the Company's stock incentive plans will have such rights as are conferred on them by the terms of their grants; provided, however, that subject to such rights, the Merger Agreement provides that the Company and Parent will work together in good faith to determine the appropriate treatment of the performance-based vesting restricted stock units in the Merger.

        For a further description on the vesting of the Company's stock options and restricted stock units, see "Summary—Treatment of Stock Options and Stock-Based Awards" above.

Representations and Warranties

        The Merger Agreement contains representations and warranties of the Company and of Parent and Merger Sub made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information contained in a confidential disclosure schedule exchanged by the parties in connection with signing the Merger Agreement that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement.

        Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, because (1) they were made only as of the date of the Merger Agreement or a prior specified date, (2) in some cases are subject to qualifications with respect to materiality and knowledge, and (3) they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in the Company's prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

        The Company makes various representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to result in, a Material Adverse Effect). See "The Merger Agreement—Material Adverse Effect Definition" below. Our representations and warranties relate to, among other things:

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  due organization, good standing and qualification, and other corporate matters with respect to us and our subsidiaries;

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  capitalization;

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  subsidiaries;

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  our corporate authority and authorization to enter into, and enforceability of, the Merger Agreement;

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  actions taken by our board of directors (the "Board");

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  the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws;

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  the required stockholder action to adopt the Merger Agreement and approve the Merger;

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  required regulatory filings and consents and approvals of governmental entities;

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  documents filed with the SEC and the accuracy of the information in those documents, including our financial statements;

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  the absence of certain undisclosed liabilities;

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  our internal controls over financial reporting and our disclosure controls and procedures;

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  the absence of certain changes or events since September 30, 2006, including the absence of a Material Adverse Effect on our business;

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  litigation and government orders;

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  compliance with laws and permits;

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  transactions with affiliates;

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  tax matters;

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  employee benefit and labor matters;

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  environmental matters;

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  intellectual property;

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  our stockholder rights plan and state anti-takeover statutes;

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  personal and real property;

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  contracts;

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  opinion of our financial advisor;

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  swap agreements; and

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  absence of brokers' and finders' fees.

        The Merger Agreement also contains various representations and warranties made jointly and severally by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications. The representations and warranties of Parent and Merger Sub relate to, among other things:

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  their due organization and good standing;

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  their corporate authority and authorization to enter into, and enforceability of, the Merger Agreement;

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  the absence of conflicts with or defaults under organizational documents, other contracts and applicable law;

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  required regulatory filings and consents and approvals of governmental entities;

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  Parent's ownership of the outstanding stock of Merger Sub;

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  operations of Merger Sub;

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  delivery of copies of equity and debt financing documents to us by Parent;

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  the sufficiency of financing to pay the aggregate Merger Consideration;

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  the Limited Guarantee;

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  the solvency of the surviving corporation;

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  contracts with any member of the Company's management or directors, and certain other arrangements;

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  state anti-takeover statutes and absence of agreements with our directors and management; and

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  brokers' and finders' fees.

        The representations and warranties of the parties will expire upon completion of the Merger.

Material Adverse Effect Definition

        Many of our representations and warranties are qualified by a Material Adverse Effect standard. For the purpose of the Merger Agreement, "Material Adverse Effect" is defined to mean any change, event or occurrence, which, individually or in the aggregate, does have or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and our subsidiaries, taken as a whole, other than:

  (i)
  changes, events, occurrences or effects:

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  generally affecting the industry in which the Company and our subsidiaries operate that do not affect the Company and our subsidiaries in a materially disproportionate manner, compared to other industry participants;

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  in the economy, credit or financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates; or

  (ii)
  arising out of, resulting from or attributable to:

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  changes in law or generally accepted accounting principles or accounting standards, or changes in general legal, regulatory or political conditions;

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  the negotiation, execution, announcement or performance of the Merger Agreement or the consummation of the Merger;

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  acts of war, sabotage or terrorism, or any escalation or worsening of any acts of war, sabotage or terrorism;

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  earthquakes, hurricanes, tornados or other natural disasters;

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  any action taken by us required by the Merger Agreement;

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  a decline in the market price or change in trading volume of our common stock, in and of itself; provided that such exception does not prevent or affect the determination that the underlying cause of any such failure is a Material Adverse Effect; or

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  any failure to meet internal or public projections, forecasts or estimates of revenue or earnings, in and of itself; provided that such exception does not prevent or affect the determination that the underlying cause of any such failure is a Material Adverse Effect.

Conduct of Business Prior to Closing

        We have agreed in the Merger Agreement that, until the consummation of the Merger, except as required by law or expressly contemplated by the Merger Agreement or consented to in writing by Parent:

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  we will and will cause our subsidiaries to, conduct our business in all material respects in the ordinary course consistent with past practice; and

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  we will and will cause our material subsidiaries to, use reasonable efforts to preserve intact our business and maintain existing relationships with key customers, suppliers, employees and other persons with whom we or our material subsidiaries have material business relationships.

        We have agreed that, until the consummation of the Merger, except as required by law or expressly contemplated by the Merger Agreement or consented to in writing by Parent, we will not, and will not permit any of our subsidiaries to:

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  issue, sell, or grant any shares of our stock, or any securities, rights, warrants or options convertible into, exchangeable or exercisable for shares of our stock, other than:

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  shares issued under our employee stock option purchase plan;

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  shares issued upon exercise of options or restricted stock units outstanding on June 1, 2007; and

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  the issuance of options and/or restricted stock units representing the right to acquire no more than 2,000,000 shares of our common stock under grants pre-approved by a committee of our Board and having a grant date of July 1, 2007 and grants to new hires provided for in offer letters extended on or prior to the date of the Merger Agreement.

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  redeem, purchase or otherwise acquire any shares of our stock, or rights, warrants or options to acquire shares of our stock, other than:

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  under pre-existing commitments to do so;

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  withholdings to satisfy tax obligations with respect to options and restricted stock units;

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    acquisitions in connection with the vesting or forfeiture of equity awards; or

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    acquisitions in connection with the net exercise of options or the distribution of deferred shares.

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  establish a record date for, declare, set aside or make any dividends or distributions with respect to shares of our stock;

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  split, combine, subdivide or reclassify any shares of our stock;

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  enter into a new collective bargaining agreement or similar agreement with any trade union or other collective bargaining organization in the United States;

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  enter into any new individual shop agreement in Germany which materially increases our obligations;

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  incur any indebtedness (other than letters of credit issued in the ordinary course of business) for an amount in excess of $25 million in a single transaction or $100 million in the aggregate, provided that any such indebtedness incurred must be voluntarily pre-payable without penalty;

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  enter into any swap transaction other than in the ordinary course of business consistent with past practice;

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  sell or license any of our material properties or assets other than sales, leases, rentals and licenses in the ordinary course of business or pursuant to contracts in force on the date of the Merger Agreement, dispositions of obsolete or worthless assets or transfers among the Company and our subsidiaries;

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  make any capital expenditures except as budgeted in our current plan approved by our Board or in the ordinary course of business consistent with past practice;

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  make any acquisition (including by merger) of stock or a material portion of the assets of any other entity for consideration in excess of $15 million other than acquisitions of assets in the ordinary course of business;

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  increase in any material respect the compensation of any of our directors, officers or employees or enter into any new employment agreement not terminable at will or any new severance agreement, other than:

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  as required by applicable law or the terms of our company plans or other employee benefit plans or arrangements in effect on the date of the Merger Agreement;

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  ordinary course increases in salaries, wages and benefits of employees (other than executive officers or our directors);

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  severance agreements entered into in the ordinary course with employees or officers less senior than Vice President;

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  severance agreements entered into on terms consistent with our severance plans or arrangements in effect on the date of the Merger Agreement; and

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  to enter into employment or severance agreements in the ordinary course with persons employed outside the United States (other than directors or officers of the Company).

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  make any material changes in financial or tax accounting methods, principles or practices;

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  amend or modify in any material respect, or terminate certain material contracts other than in the ordinary course of business consistent with past practice;

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  amend our certificate of incorporation, by-laws or other organizational documents or those of our material subsidiaries;

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  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of our material subsidiaries;

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  grant any lien or encumbrance in any of its material assets to secure any indebtedness except in connection with certain permitted indebtedness;

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  pay, discharge, settle or satisfy any material litigation or any material disputed claims, liabilities or obligations other than in the ordinary course of business and for an amount not to exceed $5 million in any single case or $25 million in the aggregate;

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  enter into any settlement, compromise or closing agreement with respect to a material tax liability or tax refund, file any amended tax return with respect to any material taxes, or waive or extend the statute of limitations in respect of material taxes except in the ordinary course of business;

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  in the case of non-US subsidiaries, make any investment in debt or equity securities issued by us or any of our U.S. subsidiaries; or

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  commit or agree to take any of the foregoing actions.

With respect to Avaya's non-wholly owned subsidiary in India and its subsidiaries ("Avaya India"), we have agreed to use our reasonable best efforts not to permit Avaya India to do any of the foregoing, subject to any fiduciary duties of any directors of Avaya India appointed by us or any of our subsidiaries.

Restrictions on Solicitations of Other Offers

The Merger Agreement provides that, until 11:59 p.m., New York City time, on July 24, 2007, we were permitted to:

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  initiate, solicit and encourage "takeover proposals" (defined below) (including by way of providing non-public information pursuant to confidentiality agreements permitted by the Merger Agreement), provided that we shall promptly provide to Parent any material non-public information that we provide to any person that was not previously provided to Parent; and

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  enter into, engage in, and maintain discussions or negotiations with respect to takeover proposals or otherwise cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations.

See "The Merger—Background of the Merger."

From and after 11:59 p.m., New York City time, on July 24, 2007, we agreed not to:

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  solicit, initiate or knowingly facilitate or encourage (including by way of providing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to a takeover proposal;

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  engage in, continue or otherwise participate in any discussions or negotiations regarding a takeover proposal; or

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  enter into any agreement or agreement in principle with respect to a takeover proposal.

        At 11:59 p.m., New York City time, on July 24, 2007, we were required to immediately cease any ongoing solicitation, encouragement, discussion or negotiations with any person regarding a takeover proposal. Notwithstanding these restrictions, after this time, we may continue discussions (including by way of providing non-public information) with parties who have made a takeover proposal prior to 11:59 p.m., New York City time, on July 24, 2007, if our Board (or a committee of our Board) determines in good faith (after consultation with independent financial advisors and outside legal counsel) that such person's takeover proposal submitted prior to such time constitutes or could reasonably be expected to lead to a "superior proposal" (defined below). Each such party is referred to herein as an "excluded party." No later than July 26, 2007, we were required to notify Parent in writing of the identity of each excluded party and promptly provide Parent a copy of any takeover proposal or a written summary of the material terms of any takeover proposal not made in writing, other than any takeover proposal in which the consideration includes the issuance of publicly-traded common stock by a person other than us.

        Notwithstanding these restrictions, at any time prior to the adoption of the Merger Agreement by our stockholders, if we receive a written takeover proposal after July 24, 2007 that our Board (or a committee of our Board) determines in good faith (after consultation with independent financial advisors and outside legal counsel) constitutes or could reasonably be expected to lead to a superior proposal, we may, after promptly providing to Parent a copy of such takeover proposal or a written summary of any such takeover proposal not made in writing:

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  furnish information with respect to the Company to the individual or entity making such takeover proposal (and its representatives) pursuant to a confidentiality agreement permitted by the Merger Agreement; and

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  participate in discussions or negotiations with the individual or entity making such takeover proposal (and its representatives) regarding such takeover proposal.

        We are required to keep Parent informed of any material developments regarding any takeover proposal, other than material developments regarding a takeover proposal in which the consideration includes publicly traded common stock to be issued by a party other than us. Upon reasonable request from Parent, we have agreed to apprise Parent on the status of such takeover proposal.

        A "takeover proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries) relating to, in a single transaction or series of related transactions, any:

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  acquisition of our assets or assets of our subsidiaries (including the stock of our subsidiaries, but not including sales of assets in the ordinary course of business) equal to 20% or more of our consolidated assets or to which 20% or more of our revenues or earnings on a consolidated basis are attributable;

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  acquisition of 20% or more of our outstanding common stock;

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  tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of our outstanding common stock;

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  merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us; or

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  any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and our common stock involved is 20% or more.

        A "superior proposal" means any bona fide written takeover proposal on terms which our Board determines in good faith, after consultation with our outside legal counsel and independent financial advisors, to be more favorable from a financial point of view to the holders of our common stock than the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation of the proposal) and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by Parent in writing in response to such proposal or otherwise). For purposes of the definition of "superior proposal," the references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%."

Recommendation Withdrawal/Termination in Connection with a Superior Proposal

        The Merger Agreement requires us to duly call, give notice of, convene and hold a meeting of our stockholders to adopt the Merger Agreement. In this regard, our Board has unanimously (other than recused directors) resolved to recommend that our stockholders adopt the Merger Agreement.

        We have agreed that our Board may not, except under certain circumstances set forth below:

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  change, qualify, withdraw or modify (or publicly propose to change, qualify, withdraw or modify) in a manner adverse to Parent the Board's recommendation that our stockholders adopt the Merger Agreement;

  •
  take any action or make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a temporary "stop, look and listen" communication;

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  approve or recommend to our stockholders a takeover proposal or authorize us or our subsidiaries to enter into an agreement with respect to a takeover proposal (other than a confidentiality agreement permitted by the Merger Agreement).

        Our Board may change, qualify, withdraw or modify, in a manner adverse to Parent, its recommendation that our stockholders adopt the Merger Agreement if it:

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  determines in good faith for reasons not relating to the receipt of a takeover proposal, after consultation with legal counsel, that the failure to take such action could reasonably be determined to be inconsistent with its fiduciary duties under applicable law; and/or

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  receives a takeover proposal that it determines in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes a superior proposal.

        In order to enter into an acquisition agreement with respect to a superior proposal, we must terminate the Merger Agreement in accordance with the terms of the Merger Agreement. See "The Merger Agreement—Termination of the Merger Agreement" and "The Merger Agreement—Termination Fee" below. In addition, we must give Parent at least five business days' prior written notice that we intend to take such action and provide Parent with the material terms and conditions of the superior proposal and the identity of the party making the superior proposal and contemporaneously provide a copy of the relevant proposed transaction agreements with the party making such superior proposal and other material documents. During this five business day period, we must negotiate in good faith with Parent (to the extent Parent wishes to negotiate) to enable Parent to propose changes to the Merger Agreement and other related transactions (including the financing and the limited guarantees) that would result in the takeover proposal no longer constituting a superior proposal. Our Board must consider in good faith any such changes to the Merger Agreement and the related transactions proposed by Parent and determine that the takeover proposal continues to constitute a superior proposal in light of such changes. Any material change to a superior proposal will require a new 5 business days' notice and will cause the notice period to recommence. However, we are not required to give at least 5 business days' notice or do the foregoing within such period of time with respect to a superior proposal in which the consideration includes the issuance of publicly-traded common stock by a person other than us.

Agreement to Use Reasonable Best Efforts

        Subject to the terms and conditions set forth in the Merger Agreement, the Company, Parent and Merger Sub have agreed to cooperate with each other and to use their reasonable best efforts promptly to:

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  take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the closing conditions to the Merger to be satisfied as promptly as practicable and to consummate the Merger in the most expeditious manner, including preparing and filing promptly all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or necessary filings under applicable antitrust laws);

  •
  obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or third party to consummate the Merger;

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  cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the Merger or any investigation or other inquiry by or before a governmental authority relating to the Merger;

  •
  keep each other informed in all material respects and on a reasonably timely basis of any material communication received by such party from the FTC, DOJ or any other governmental authority; and

  •
  resolve any objections raised by a governmental authority regarding the Merger under applicable antitrust laws, including each party using its reasonable best efforts to:

  •
  avoid the entry of, or to have vacated or terminated, any decree, decision, order or judgment that would restrain, prevent or delay the consummation of the Merger on or before February 15, 2008; and

  •
  avoid or eliminate any impediment under applicable antitrust laws that may be asserted by any governmental authority regarding the Merger to enable the consummation of the Merger as soon as reasonably possible (in any event, no later than February 15, 2008).

Each party also agreed to take the following actions with respect to the HSR Act:

  •
  make an appropriate filing of a notification and report form pursuant to the HSR Act, which was filed with the FTC and the DOJ, on June 15, 2007;

  •
  supply any additional information and documentation requested by the FTC or DOJ; and

  •
  use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The FTC and DOJ granted early termination of the waiting period under the HSR Act, effective June 28, 2007.

        Parent has agreed to file with the European Commission as promptly as reasonably practicable the Form CO, if any, required for the Merger pursuant to the EC Merger Regulation, and the Company agreed to provide Parent with assistance as Parent reasonably requests in connection therewith. Parent filed for European Commission approval on July 27, 2007. Each party agreed to supply additional information and documentary material, if any, that may be requested or required by the European Commission and to use its reasonable best efforts to obtain a decision from the European Commission declaring the Merger compatible with the Common Market.

        In addition, the Company and Parent agreed to use their respective reasonable best efforts to ensure that no state takeover statute or similar law applies to the Merger and, if any state takeover statute or similar law becomes applicable to the Merger, to take all action necessary to ensure that the

Merger is consummated as promptly as practicable or to minimize the effect of such law on the Merger.

        Parent will use its reasonable best efforts to take all such actions, including proposing, negotiating, committing to and effecting, by consent decree or otherwise, the sale, divestiture or disposition of Parent's assets or business and otherwise taking or committing to take actions that limit Parent's or its subsidiaries' freedom of action with respect to their respective businesses or assets as may be required to avoid a decision under any applicable antitrust laws which would prevent or materially delay the consummation of the Merger. Parent shall not be required to take such actions as would reasonably be expected to have a Material Adverse Effect as defined in "The Merger Agreement—Material Adverse Effect Definition."

Financing

        In the Merger Agreement, Parent and Merger Sub have agreed to use their reasonable best efforts to obtain the debt financing and the equity financing on the terms and conditions described in the debt commitment letters and the equity funding letters, or on terms no less favorable to Parent or the Company, including using their reasonable best efforts to:

  •
  maintain in effect the debt commitment letters and the equity funding letters;

  •
  negotiate definitive agreements with respect to the debt commitment letters on the terms and conditions contained in the debt commitment letters, or on terms no less favorable to Parent and Merger Sub than the terms and conditions contained in the debt commitment letters;

  •
  satisfy all conditions applicable to Parent and Merger Sub and within their control in the definitive debt agreements;

  •
  consummate the debt financing at or prior to the closing date of the Merger; and

  •
  comply with their obligations under the debt commitment letters and the equity funding letters.

        If all conditions in the debt financing and the equity financing (other than in connection with the debt financing, the availability of funding of any of the equity financing) have been satisfied or, upon funding will be satisfied, Parent and Merger Sub have agreed to use their reasonable best efforts to cause the lenders and the other persons providing the debt financing to fund the debt financing required to consummate the Merger on the closing date. In addition, Parent has agreed that:

  •
  if all or any portion of the debt financing structured as a private note offering has not been consummated;

  •
  the conditions to closing the Merger contained in the Merger Agreement (subject to limited exceptions) have been satisfied or waived; and

  •
  the bridge financing contemplated by the debt commitment letters, or alternative bridge financing obtained in accordance with the Merger Agreement, is available in all material respects on the terms and conditions described in the debt commitment letters (or described in replacements thereof contemplated by the Merger Agreement);

then Parent shall cause the proceeds of the bridge financing (or replacement or alternative financing) to be used to replace the privately offered note financing no later than the final day of the Marketing Period. See "—Effective Time; Marketing Period" beginning on page 73 for a discussion of the Marketing Period.

        Parent is required keep us informed of the status of its efforts to arrange the debt financing (including providing us with copies of documents related to the financing) and to give us prompt notice of any material breach or termination of any financing commitment or of any condition not likely to be satisfied under the financing commitments.

        Parent and Merger Sub may replace and amend the debt commitment letters on terms no less favorable to Parent or the Company so long as the new commitments:

  •
  do not reduce the aggregate amount of debt financing (unless any reduced amount is replaced with a new amount of equity financing); and

  •
  do not expand or amend the conditions to the debt financing contained in the debt commitment letters in a manner that would reasonably be expected to delay or prevent the consummation of the Merger.

        Parent is required to disclose to us its intention to obtain alternative financing, to keep us informed of the terms of such alternative financing and to deliver to us final drafts of the commitment papers evidencing such alternative financing. If requested by Parent or Merger Sub, we will inform Parent as to whether we agree that such alternative financing is on terms no less favorable to us than the financing commitments delivered when the Merger Agreement was signed.

        If any portion of the debt financing becomes unavailable on the terms and conditions contained in the debt financing commitments, Parent and Merger Sub must immediately notify us and use their reasonable best efforts to obtain alternative financing as promptly as practicable (but no later than the final day of the Marketing Period) from alternative sources in an amount sufficient to consummate the Merger and the other transactions contemplated by the Merger Agreement with terms and conditions not materially less favorable to Parent than the terms and conditions in the debt commitment letters.

        The obtaining of debt financing and equity financing is not a condition to the closing of the Merger.

        We have agreed to, and have agreed to cause our subsidiaries to (and to use our reasonable best efforts to cause our representatives to) provide such cooperation as may be reasonably requested by Parent in connection with the arrangement of the debt and equity financing, including:

  •
  furnishing Parent and Merger Sub and their financing sources with financial and other pertinent information concerning the Company and its subsidiaries as may be reasonably requested by Parent;

  •
  participating in meetings, presentations, road shows, drafting sessions, due diligence sessions and sessions with rating agencies;

  •
  assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents;

  •
  using reasonable best efforts to obtain accountants' comfort letters, legal opinions, surveys and title insurance;

  •
  taking corporate actions, subject to the occurrence of the closing of the Merger, to permit the consummation of the financing and to permit the proceeds thereof to be made available to the Company after the closing;

  •
  entering into agreements, executing and delivering officer's certificates and pledging assets and facilitating diligence with respect thereto; and

  •
  facilitating the consummation of the financing and the direct borrowing or incurrence of all proceeds of the financing by the Company immediately following the closing of the Merger.

        The Merger Agreement limits our obligation to incur any fees or liabilities with respect to the debt or equity financing prior to the effective time of the Merger.

        Parent, Merger Sub and the Investors are prohibited from retaining any financial advisor on an exclusive basis without our consent and from entering any agreement with any potential provider of debt or equity financing on an exclusive basis in connection with the Merger, other than:

  •
  seeking equity commitments from limited partners in the Investors' investment funds; and

  •
  seeking equity commitments from any other person after 11:59 p.m., New York City time, on July 24, 2007 (so long as such persons do not become lenders under the debt financing commitments on an exclusive basis and doing so does not expand the conditions precedent to the debt and equity financing and does not prevent, impair or delay the availability of the debt or equity financing or the consummation of the Merger).

Employee Matters

        For the one-year period following the Merger, Parent will provide, or will cause to be provided, to each active employee of the Company and our subsidiaries with base salary and wages, cash incentive compensation opportunities and benefits (excluding equity-based compensation), in each case, that are no less favorable, in the aggregate, than such compensation provided to our employees immediately before the Merger. Parent will, or will cause the surviving corporation to, provide our employees whose employment terminates during this one-year period with severance benefits at levels no less than, and pursuant to, the terms of the Company's severance plans consistent with past practice and in accordance with certain service crediting criteria.

        In general, Parent has agreed to recognize the service of employees with us prior to the Merger as service with Parent and its subsidiaries in connection with any employee benefit plan maintained by Parent or its subsidiaries which is made available following the Merger by Parent or its subsidiaries for purposes of any vesting, eligibility and level of benefits, except that an employee shall not be entitled to a duplication of benefits with respect to the same period of time. In addition, each employee of the Company will be immediately eligible to participate, without any waiting time, in new employee benefit plans offered by Parent and its subsidiaries as long as the employee participated in an employee benefit plan of the Company with comparable coverage prior to the Merger.

        The Merger Agreement provides that, for purposes of any new employee benefit plan providing medical, dental, pharmaceutical and/or vision benefits offered to employees formerly employed by the Company, Parent will cause all pre-existing condition exclusions and actively-at-work requirements that were inapplicable or waived under a comparable plan offered by the Company and in which the employee participated immediately prior to the Merger to be waived. In addition, such employees will receive credit for any co-payments, deductibles and out-of-pocket expenses paid by them under the employee benefit plans, programs and arrangements of the Company and our subsidiaries during the portion of the relevant plan year that includes the effective time of the Merger.

Indemnification and Insurance

        The Merger Agreement provides that from and after the effective time of the Merger, Parent will, and will cause the Company and the surviving corporation, to do the following:

  •
  to the extent permitted under applicable law, indemnify and hold harmless each current or former officer or director of the Company or any of its subsidiaries with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs and (including amounts paid in settlement or compromise) and expenses (including legal fees and expenses) in connection with any claim, suit, action, proceeding or investigation, based on or arising out of, in whole or in part, on (i) such individual's position as a director or officer of the Company or any of its subsidiaries or (ii) acts or omissions by any such individual in his or her capacity as a director, officer or agent of the Company or any of its subsidiaries or taken at the request of the

    Company or any of its subsidiaries, in each case under (i) and (ii), at, or prior to, the effective time of the Merger; and

  •
  assume all obligations of the Company and its subsidiaries to such individuals in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the consummation of the Merger, as provided in the organizational documents of the Company and its subsidiaries.

        Under the terms of the Merger Agreement, Parent will, for a period of 6 years after the consummation of the Merger, maintain the directors' and officers' liability insurance policies currently maintained by the Company to cover acts or omissions occurring at or prior to the Merger for those individuals who are covered by the Company's current directors' and officers' liability insurance policy, on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals as the Company's current policy up to a maximum annual premium rate equal to 300% of the current rate. If the aggregate annual premiums for such insurance exceeds 300% of the current aggregate annual premium, then Parent must provide or cause to be provided a policy for the applicable individuals with the best coverage as then available at an annual premium of 300% of the current aggregate annual premium; provided that any replacement or substitution of insurance policies must not (i) result in gaps of coverage or (ii) offer coverage that is less than the directors' and officers' liability insurance coverage then provided by Parent to its directors and officers. Parent may substitute such policies issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the Merger, including a "tail" policy.

Other Covenants

        The Merger Agreement contains additional agreements between the Company and Parent relating to, among other things:

  •
  the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

  •
  the special meeting of our stockholders, and the recommendation of our Board;

  •
  Parent's access to our employees, properties, books, contracts, records and other information between the date of the Merger Agreement and the closing (subject to all applicable legal obligations and restrictions);

  •
  Parent's delisting and deregistration of our common stock;

  •
  coordination of press releases and other public announcements or filings relating to the Merger;

  •
  notification of certain matters; and

  •
  such actions as may be necessary to cause disposition of our common stock and equity-based securities pursuant to the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Employee Stock Purchase Plan and 401(k) Plans

        Under the terms of the Merger Agreement, the Company has agreed to suspend or terminate the Avaya Inc. 2003 Employee Stock Purchase Plan, which we refer to as the "ESPP," as soon as practicable after the date of the Merger Agreement. The Company has notified the Communications Workers of America and the International Brotherhood of Electrical Workers of the Company's intention to suspend or terminate the ESPP. In addition, the Company has agreed to eliminate the inclusion of its common stock (excluding mutual funds which may include our common stock in their holdings) from the Company's 401(k) plans immediately prior to the consummation of the Merger. For further information on the ESPP and the Company's 401(k) plans, as they relate to the Merger, see "Summary—Treatment of Stock Options and Stock-Based Awards" above.

Conditions to the Completion of the Merger

        The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permissible, waiver of the following conditions on or prior to the closing date of the Merger:

  •
  adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our common stock;

  •
  expiration or termination of the requisite waiting period (and any extension thereof) under the HSR Act and certain agreed upon foreign antitrust laws applicable to the Merger; in addition, any waiting period (and any extension thereof) applicable to the Merger under any other foreign antitrust laws shall have been terminated or shall expire (other than any expiration or termination, the failure of which to occur or obtain would not reasonably be expected to have a Material Adverse Effect, as defined in "The Merger Agreement—Material Adverse Effect Definition," assuming consummation of the Merger); and

  •
  no laws, injunctions, judgments or rulings by any governmental authority that enjoins, restrains, prevents or prohibits or renders illegal the consummation of the Merger shall be in effect.

        In addition, the obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or, to the extent permissible, waiver of the following conditions at or prior to the closing date of the Merger:

  •
  the representations and warranties made by the Company with regard to:

  •
  the absence of a Material Adverse Effect or any event, change or occurrence that would reasonably be expected to have a Material Adverse Effect, the rights agreement and state anti-takeover statutes, must be true and correct as of the closing date of the Merger as if made on and as of the closing date (See "—Material Adverse Effect Definition" for the definition of Material Adverse Effect);

  •
  the capitalization of the Company must be true and correct in all but de minimis respects as if made on and as of the closing date of the Merger (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date);

  •
  material contracts of the Company which relate to indebtedness with an outstanding principal amount in excess of $10 million individually, swap agreements and fees and expenses paid to brokers and other advisors, must be true and correct in all material respects as if made on and as of the closing date (except for those representations and warranties which address matters only as of an earlier date which must have been true and correct as of such earlier date); and

  •
  the representations and warranties other than those listed above made by the Company, disregarding all qualifications and exceptions regarding materiality or Material Adverse Effect, must be true and correct as of the closing date of the Merger as if made on and as of the closing date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct does not have and would not reasonably be expected to have a Material Adverse Effect;

  •
  the Company's performance, in all material respects, of the obligations required to be performed by the Company in the Merger Agreement at or prior to the closing date; and

  •
  the receipt of a certificate signed by an executive officer of the Company certifying that all of the above conditions with respect to the representations and warranties and obligations of the Company in the Merger Agreement have been satisfied.

        In addition, the Company's obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions at or prior to the closing date of the Merger:

  •
  the representations and warranties that Parent and Merger Sub made in the Merger Agreement must be true and correct on and as of the date of the Merger Agreement and the effective time of the Merger as if made at and as of such date (except to the extent such representations and warranties refer to an earlier date, then as of that earlier date) except where such failures to be so true and correct would not prevent consummation of the Merger;

  •
  Parent's and Merger Sub's performance, in all material respects, of the obligations required to be performed by them in the Merger Agreement at or prior to the closing date of the Merger; and

  •
  the receipt of a certificate signed by an executive officer of Parent and Merger Sub certifying that all of the conditions with respect to the representations and warranties and obligations of Parent and Merger Sub in the Merger Agreement have been satisfied.

        Although the parties have the right to waive conditions to the Merger (other than as required by law), we are not aware of any circumstance in which Parent, Merger Sub or we would waive any of the closing conditions described above. The ability of Parent and Merger Sub to obtain financing to consummate the Merger is not a closing condition.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the consummation of the Merger, whether before or after stockholder approval has been obtained:

  •
  by mutual written consent of us and Parent, duly authorized by our and Parent's respective boards of directors:

  •
  by either Avaya or Parent if:

  •
  the Merger has not been consummated on or before February 15, 2008, unless the failure of the Merger to be consummated by such date was primarily due to the party seeking to terminate failing to perform any of its obligations under the Merger Agreement;

  •
  there is in effect a final and non-appealable law, injunction, judgment or ruling that prohibits the consummation of the Merger, unless the issuance of such law, injunction, judgment or ruling was primarily due to the party seeking to terminate failing to perform any of its obligations under the Merger Agreement; or

  •
  our stockholders do not adopt the Merger Agreement at the stockholders meeting or any adjournment or postponement thereof;

  •
  by Parent if:

  •
  we have materially breached or failed to perform any of our representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure would cause the conditions to the obligation of Parent and Merger Sub to effect the Merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied and which cannot be cured by February 15, 2008 or is not cured within 30 days (or within 5 days, with respect to any breach or failure by us to perform our obligations set forth in "The Merger Agreement—Restrictions on Solicitations of Other Offers") after Parent's written notice to us of its intention to terminate the Merger Agreement due to such breach, except that Parent may not terminate the Merger Agreement if it is then in material breach of any representations, warranties, covenants or other agreements that would result in the conditions to the obligation of us to effect the Merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied;

    •
    our Board changes, qualifies, withdraws or modifies (or publicly proposes to do so), in a manner adverse to Parent, its recommendation that our stockholders adopt the Merger Agreement;

    •
    our Board takes any action or makes any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication;

    •
    our Board approves or recommends (or publicly proposes to approve or recommend) a takeover proposal to our stockholders; or

    •
    we fail to include in this proxy statement our recommendation to our stockholders that they adopt the Merger Agreement;

  •
  by Avaya if:

  •
  Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure would cause the conditions to the obligation of us to effect the Merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied and which cannot be cannot be cured by February 15, 2008 or is not cured within 30 days after our written notice to Parent of its intention to terminate the Merger Agreement due to such breach, except that we may not terminate the Merger Agreement if we are then in breach of any representations, warranties, covenants or other agreements that would result in the conditions to the obligations of Parent and Merger Sub to effect the Merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied;

  •
  the termination is effected prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal and prior to or concurrently with such termination we pay to Parent the termination fee as described below in "The Merger Agreement—Termination Fee"; or

  •
  all conditions to the obligations of Parent and Merger Sub to effect the Merger (other than delivery of an officer's certificate) have been satisfied and Parent or Merger Sub has failed to consummate the Merger no later than 2 business days after the final day of the Marketing Period.

Termination Fee

        We will have to pay Parent a termination fee of $80 million if the Merger Agreement is terminated in the following circumstances:

  •
  we terminate the Merger Agreement prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal with an excluded party; or

  •
  if Parent terminates the Merger Agreement because we receive a takeover proposal from a person that we had received a written takeover proposal from prior to 11:59 p.m., New York City time, on July 24, 2007 and, based solely on our receipt of such takeover proposal:

  •
  our Board changes, qualifies, withdraws or modifies, in a manner adverse to Parent, its recommendation that our stockholders adopt the Merger Agreement;

  •
  our Board takes any action or makes any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication;

  •
  our Board approves or recommends (or publicly proposes to approve or recommend) a takeover proposal to our stockholders; or

  •
  we fail to include in this proxy statement our recommendation to our stockholders that they adopt the Merger Agreement.

        Alternatively, we will have to pay Parent a termination fee of $250 million if the Merger Agreement is terminated in any of the following circumstances:

  •
  if:

  •
  a takeover proposal has been publicly made, proposed or communicated after the date of the Merger Agreement and not abandoned prior to our stockholders meeting or, if there has not been a stockholders meeting, prior to the termination of the Merger Agreement; and

  •
  thereafter the Merger Agreement is terminated due to the Merger not having been consummated before February 15, 2008 or our stockholders not having adopted the Merger Agreement at our stockholders meeting or due to our breach or failure to perform our obligations outlined in "The Merger Agreement—Restrictions on Solicitations of Other Offers"; and

  •
  within twelve months of such termination, we enter into a definitive agreement with respect to any takeover proposal and such takeover proposal is consummated (for the purposes of this bullet, the references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%"); or

  •
  if we terminate the Merger Agreement prior to obtaining stockholder approval in order to enter into an agreement with respect to a superior proposal with any person other than an excluded party; or

  •
  if Parent terminates for any of the following reasons; provided that our Board has not taken any of the following actions based solely on the receipt of a written takeover proposal that was received prior to 11:59 p.m., New York City time on July 24, 2007:

  •
  our Board changes, qualifies, withdraws or modifies, in a manner adverse to Parent, its recommendation that our stockholders adopt the Merger Agreement;

  •
  our Board takes any action or makes any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication;

  •
  our Board approves or recommends (or publicly proposes to approve or recommend) a takeover proposal to our stockholders; or

  •
  we fail to include in this proxy statement our recommendation to our stockholders that they adopt the Merger Agreement.

        Also, we have agreed to pay all out-of-pocket fees and expenses incurred by Parent or Merger Sub in connection with the transaction contemplated by the Merger Agreement, up to a limit of $30 million, if:

  •
  a takeover proposal has been publicly made, proposed or communicated after the date of the Merger Agreement and not abandoned prior to the Company stockholder meeting and the Merger Agreement is subsequently terminated by us or Parent because the Merger Agreement was not adopted at the special meeting (for the purposes of this bullet, references to "20%" in the definition of "takeover proposal" shall be deemed to be references to "50%"); or

  •
  Parent terminated the Merger Agreement due to our breach or failure to perform our obligations outlined in "The Merger Agreement—Restrictions on Solicitations of Other Offers."

If we become obligated to pay a termination fee under the Merger Agreement after payment of such expenses, the amount previously paid to Parent as expense reimbursement shall be credited towards the termination fee amount payable by us. In the event Parent terminates the Merger Agreement due to our breach or failure to perform our obligations outlined in "The Merger Agreement—Restrictions on Solicitations of Other Offers," Parent is entitled to recover its damages from us, taking into account any payment of Parent's expenses in connection therewith, described above.

        Parent will have to pay us a termination fee of $250 million if the Merger Agreement is terminated by us in any of the following circumstances:

  •
  Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure would cause the conditions to the obligation of us to effect the Merger set forth in "The Merger Agreement—Conditions to the Completion of the Merger" not to be satisfied and which cannot be or is not cured within 30 days after receipt of written notice from us of our intention to terminate the Merger Agreement due to such breach; or

  •
  all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied (other than conditions which are to be satisfied upon the closing of the Merger) and Parent or Merger Sub has failed to consummate the Merger Agreement no later than 2 business days after the final day of the Marketing Period.

        Concurrently with the execution of the Merger Agreement, Silver Lake Partners III, L.P. and TPG Partners V, L.P. executed a limited guarantee in favor of us in which each severally guarantees 50% Parent's obligations under the Merger Agreement to pay the termination fee to us. Our right to receive the termination fee from Parent and the guarantors is our sole and exclusive remedy against Parent, Merger Sub, their guarantors and their affiliates, except as provided below under "The Merger Agreement—Specific Performance."

Amendment

        At any time prior to the consummation of the Merger, the Merger Agreement may be amended by written agreement of Parent, Merger Sub and us, except that after our stockholders have adopted the Merger Agreement, there shall be no amendment that by law would require further approval by our stockholders without such approval having been obtained. All amendments to the Merger Agreement must be approved by the parties' respective boards of directors.

Liability Cap

        In no event, regardless of whether the Company is entitled to seek injunctions or specific performance or if the Merger Agreement has been terminated, will the Company be entitled to monetary damages from Parent and Merger Sub in excess of $250 million, including payment by Parent of the termination fee, if applicable, for all losses and damages arising from or in connection with the failure of the Merger to be consummated or breaches by Parent and Merger Sub of their obligations under the Merger Agreement or arising from any other claim or cause of action under the Merger Agreement.

Specific Performance

        Both the Company and Parent are entitled to seek an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement.

        In addition, the Company can seek specific performance of Parent's obligation to cause the equity financing to be funded to fund the Merger in the event that:

  •
  all conditions to the Merger have been satisfied or are capable of being satisfied upon the closing of the Merger at the time when the closing of the Merger would have occurred but for the failure of the equity financing to be funded;

  •
  the financing provided for by the debt commitment letters (or, if alternative financing is being used, pursuant to the commitments with respect thereto) has been funded or will be funded at the closing of the Merger if the equity financing is funded at the closing of the Merger, and

  •
  the Company has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the Merger will occur.

In the event that the Company seeks to enforce Parent's obligations (as described above), the Company will not lose its right to seek payment of the $250 million termination fee (should the Company choose that remedy); provided that the Company will not be permitted or entitled to receive both a grant of specific performance and monetary damages, including payment of all or part of the termination fee, in such circumstances.

APPRAISAL RIGHTS

        Under the General Corporation Law of the State of Delaware (the "DGCL"), you have the right to dissent from the Merger and to receive payment in cash for the fair value of your common stock as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement or abstain from voting on the Merger Agreement. If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of common stock.

        All demands for appraisal should be addressed to Avaya Inc., 211 Mt. Airy Road, Room 3C429, Basking Ridge, NJ 07920, Attention: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective time of the Merger, the surviving corporation must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his or her shares of common stock. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. We have no present intention to file such a petition or to initiate negotiations in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement. You should also be aware that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the Merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective time.

        In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

Ownership of Common Stock by Certain Beneficial Owners

        The following table gives information about each entity known to Avaya to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of the dates set forth below based on information filed by that entity with the SEC. The percentage ownership of common stock is based on the number of shares outstanding as of August 9, 2007 of 457,067,560.

Name and Address	Number of Shares	Percent of Common Stock
Dodge & Cox(1) 555 California Street, 40th Floor San Francisco, California 94104	55,245,118	12.1%
Lord Abbett & Co., LLC(2) 90 Hudson Street, 11th Floor Jersey City, New Jersey 07302	25,384,944	5.6%

(1)
Represents the number of shares held as of March 31, 2007, according to a Form 13F filed by Dodge & Cox with the SEC on May 15, 2007. According to the Form 13F, Dodge & Cox has (i) sole voting authority as to 51,742,418 shares of our common stock, shared voting authority as to 545,500 shares of our common stock, no voting authority as to 2,957,200 shares of our common stock and (ii) sole dispositive power as to 55,245,118 shares of our common stock.

(2)
Represents the number of shares held as of March 30, 2007, according to a Form 13F filed by Lord Abbett with the SEC on May 14, 2007. According to the Form 13F, Lord Abbett has (i) sole voting authority as to 24,509,844 shares of our common stock, shared voting authority as to 0 shares of our common stock, no voting authority as to 875,100 shares of our common stock and (ii) sole dispositive power as to 25,384,944 shares of our common stock.

Ownership of Common Stock by Directors and Executive Officers

        The following table indicates how many shares of common stock were beneficially owned as of August 1, 2007 by: (a) each director of the Company; (b) the Company's current chief executive officer and chief financial officer; (c) the three most highly compensated executive officers of the Company for the Company's last completed fiscal year, as disclosed in the Company's proxy statement filed with the SEC on December 22, 2006; (d) the Company's former chief executive officer and former chief financial officer; (e) the directors and all executive officers as a group; and (f) the directors and all current executive officers as a group.

        In general, "beneficial ownership" includes the shares of common stock that a director or executive officer has the power to vote or the power to dispose of and stock options that are exercisable currently or become exercisable or redeemable within 60 days and restricted stock units that could vest within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. The percentage of outstanding shares beneficially owned is based on the number of shares outstanding as of August 9, 2007 of 457,067,560 shares.

Name	Our Common Stock Beneficially Owned		Percent of Outstanding Shares Beneficially Owned
Louis J. D'Ambrosio(1)	1,123,760	(6)	*
Pamela F. Craven	1,264,378	(6)(7)(8)	*
Caroline Dorsa(2)	5,000	(9)
Garry K. McGuire(3)	—		*
Francis M. Scricco	879,969	(6)	*
Michael C. Thurk	1,297,747	(6)	*
Bruce R. Bond	68,580	(7)	*
Frank J. Fanzilli	18,080	(7)	*
Joseph P. Landy	44,790	(7)(10)	*
Mark Leslie	133,379	(6)(11)	*
Philip A. Odeen	156,429	(6)(7)	*
Donald K. Peterson(4)	—		*
Hellene S. Runtagh	72,105	(7)	*
Daniel C. Stanzione	46,101	(6)(7)	*
Paula Stern	69,839	(6)(7)(12)	*
Anthony P. Terracciano	176,356	(6)(7)	*
Richard F. Wallman	43,000	(7)(13)	*
Ronald L. Zarrella	83,037	(6)(7)	*
Directors and all executive officers as a group, including those named above (25 Persons)(5)	7,428,330		1.6%
Directors and executive officers as a group, excluding former executive officers (19 Persons)(5)	5,749,198		1.3%

*
Indicates less than 1%

(1)
Mr. D'Ambrosio is a director and the Company's President and Chief Executive Officer.

(2)
Ms. Dorsa is the Company's Senior Vice President and Chief Financial Officer.

(3)
Mr. McGuire was the Company's Chief Financial Officer and Senior Vice President, Corporate Development, until December 31, 2006. Information shown with respect to Mr. McGuire is based on the Company's information and belief.

(4)
Mr. Peterson was the Company's President and Chief Executive Officer until July 24, 2006 and was Chairman of the board of directors until his resignation on September 30, 2006. Information shown with respect to Mr. Peterson is based on the Company's information and belief.

(5)
It should be noted that, in addition to those executive officers identified above as having ceased to be employed by the Company, certain other officers continue to be employed by the Company but in positions not considered by the Company to be executive officer positions for reporting purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

(6)
Includes beneficial ownership of the following number of shares that may be acquired within sixty days of August 1, 2007 pursuant to stock options awarded under the Company's equity incentive plans:

•	Louis J. D'Ambrosio	871,823	•	Paula Stern	24,351
•	Pamela F. Craven	1,130,930	•	Anthony P. Terracciano	70,422
•	Francis M. Scricco	879,969	•	Ronald L. Zarrella	28,169
•	Michael C. Thurk	1,126,939	•	Directors and all executive	6,187,809
•	Mark Leslie	56,786		officers as a group
•	Philip A. Odeen	87,719	•	Directors and executive officers	4,533,548
•	Daniel C. Stanzione	17,441		as a group, excluding former
				executive officers
(7)
Includes ownership of shares of common stock, including shares of common stock underlying restricted stock units that have vested or could vest within sixty days of August 1, 2007, for which receipt has been deferred under the Avaya Inc. Deferred Compensation Plan such that the shares would not be received within sixty days of August 1, 2007.

•	Bruce R. Bond	24,570	•	Paula Stern	31,991
•	Pamela F. Craven	83,246	•	Anthony P. Terracciano	2,978
•	Frank J. Fanzilli	18,080	•	Richard F. Wallman	12,312
•	Joseph P. Landy	19,417	•	Ronald L. Zarrella	54,868
•	Philip A. Odeen	54,710	•	Directors and all executive	336,401
•	Hellene S. Runtagh	24,570		officers as a group
•	Daniel C. Stanzione	9,659	•	Directors and executive officers	336,401
				as a group, excluding former executive officers
(8)
Includes 16,666 shares of common stock underlying restricted stock units that may be acquired by Mrs. Craven within sixty days of August 1, 2007.

(9)
Represents shares held in a joint account with Ms. Dorsa's spouse.

(10)
Includes 8,500 shares held for Mr. Landy's spouse's retirement account. Of the total 44,790 shares indicated, 36,290 shares are held for the benefit of Warburg Pincus LLC and/or its affiliates. Mr. Landy disclaims beneficial ownership of these shares except to the extent of his indirect pecuniary interest therein.

(11)
Includes 76,593 shares owned by family trusts and partnerships in which Mr. Leslie disclaims any beneficial ownership, except to the extent of his pecuniary interests therein.

(12)
Includes 18 shares owned by trusts in which Dr. Stern disclaims any beneficial ownership, except to the extent of her pecuniary interests therein.

(13)
Includes 30,688 shares held in a joint account with Mr. Wallman's spouse.

MARKET PRICE OF THE COMPANY
COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "AV." The following table sets forth, for the indicated calendar periods, the reported intraday high and low sales prices of our common stock on the NYSE Composite Tape and the cash dividends per share of common stock.

	High	Low	Dividends
Fiscal Year Ending September 30, 2007:
Fourth Quarter (through August 14, 2007)	$17.24	$15.24	—
Third Quarter	$17.22	$11.46	—
Second Quarter .	$14.89	$11.47	—
First Quarter .	$14.25	$11.05	—
Fiscal Year Ended September 30, 2006
Fourth Quarter	$11.97	$8.85	—
Third Quarter	$13.11	$10.73	—
Second Quarter .	$12.08	$10.01	—
First Quarter .	$12.70	$10.21	—
Fiscal Year Ended September 30, 2005
Fourth Quarter	$10.94	$7.85	—
Third Quarter	$12.15	$7.76	—
Second Quarter .	$17.74	$11.25	—
First Quarter .	$17.76	$12.93	—

        Under the terms of the Merger Agreement, the Company cannot establish a record date for, declare, set aside for payment or pay any dividend with respect of any share of its common stock.

        On June 4, 2007, the last trading day prior to the date of the public announcement of the Merger Agreement, the closing price of Avaya common stock on the New York Stock Exchange was $16.72 per share. The amount of $17.50 per share to be paid for each share of our common stock in the Merger represents a premium of approximately 28% over the closing sale price of a share of our common stock on May 25, 2007, the last trading day prior to published reports regarding a potential transaction. On August 14, 2007, the most recent practicable date prior to the date of this proxy statement, the closing price of Avaya common stock on the New York Stock Exchange was $15.95 per share. You are encouraged to obtain current market quotations for Avaya common stock.

FUTURE STOCKHOLDER PROPOSALS

        If the Merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") only if the Merger is not completed.

        Any stockholder who intends to present a proposal at the 2008 Annual Meeting must send the proposal via standard mail, overnight delivery or other courier service, to the Office of the Corporate Secretary at 211 Mt. Airy Road, Room 3C429, Basking Ridge, New Jersey 07920 so that it is received:

  •
  on or before August 23, 2007, if the proposal is submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy materials for the 2008 Annual Meeting; or

  •
  on or after December 2, 2007 and on or before January 1, 2008, if the proposal is submitted pursuant to Avaya's by-laws, in which case we are not required to include the proposal in our proxy materials. In order to be considered at the 2008 Annual Meeting, any proposal submitted must comply with the requirements set forth in Avaya's by-laws.

        Pursuant to our proxy statement filed with the SEC on December 22, 2006, we held our 2007 Annual Meeting of Stockholders on February 15, 2007, and (1) elected four members to our Board, (2) approved the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending September 30, 2007, and (3) approved an amendment to the Company 2004 long term incentive plan. This proxy statement does not, nor does it purport to, alter, amend or supersede the information contained in the December 22, 2006 proxy statement.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        In accordance with notices previously sent to eligible record stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any record stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, upon written or oral request, we will deliver promptly a separate copy of the proxy statement to a record stockholder who has been householded. Such requests can be made by contacting our transfer agent, The Bank of New York, at 1-866-22-AVAYA (or 1-866-222-8292) or by writing to The Bank of New York at Avaya Shareholder Services, P.O. Box 11033, New York, New York 10286-1033. If you are a record stockholder and would like for your proxy materials to be householded, you can contact our transfer agent at the number and address in the preceding sentence and request information on how to participate in householding for future meetings. In addition, if you are a record stockholder who no longer wishes to participate in householding, you can use the above-referenced telephone number and address to notify Avaya that you wish to receive separate annual reports and proxy statement for future meetings.

        If you are a street name stockholder and own your shares through a broker or other nominee, you can request to participate in householding, or alternatively can request separate copies of our annual reports and proxy statement, by contacting your broker or nominee.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the "SEC Filings" section of our Investor Relations website at http://investors.avaya.com.

The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, attn: Investor Relations, telephone (908) 953-7504, or on our website at www.avaya.com or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        Parent has supplied all information pertaining to Parent and Merger Sub and we have supplied all information pertaining to us.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference certain information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. To the extent permitted, information that we file later with the SEC, prior to the closing of the Merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

        We may incorporate by reference any documents that are filed with the SEC between the date of this proxy statement and prior to the date of the special meeting of our stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act).

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above in "Where You Can Find More Information."

        You should only rely on information provided in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

        THIS PROXY STATEMENT IS DATED AUGUST 15, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of June 4, 2007

among

SIERRA HOLDINGS CORP.,

SIERRA MERGER CORP.

and

AVAYA INC.

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of June 4, 2007 (this "Agreement"), is among SIERRA HOLDINGS CORP., a Delaware corporation ("Parent"), SIERRA MERGER CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and AVAYA INC., a Delaware corporation (the "Company"). Certain terms used in this Agreement are used as defined in Section 8.12.

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, the Board of Directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively to enter into this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of the Guarantors (each, a "Guarantor") is entering into a limited guarantee in favor of the Company (each, a "Guarantee") with respect to certain of Parent's obligations under this Agreement;

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

The Merger

        SECTION 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

        SECTION 1.2    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. (New York City time) on a date to be specified by the parties, following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), that is the earlier of (a) any business day before or during the Marketing Period as may be specified by Parent on no less than three business days' prior notice to the Company and (b) the final day of the Marketing Period, or such other date, time, or place as agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.3    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the "Certificate of Merger"). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

        SECTION 1.4    Effects of the Merger.    The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 1.5    Certificate of Incorporation and By-laws of the Surviving Corporation.    At the Effective Time, the certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company) the certificate of incorporation and by-laws of Merger Sub, and as amended shall be the certificate of incorporation and by-laws of Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 5.9 hereof).

        SECTION 1.6    Directors and Officers of the Surviving Corporation.

        (a)   Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

        (b)   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options

        SECTION 2.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

        (a)   Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

        (b)   Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

        (c)   Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $17.50, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a

"Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

        SECTION 2.2    Exchange of Certificates.

        (a)   Paying Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive, on terms reasonably acceptable to the Company, for the benefit of holders of shares of Company Common Stock, the aggregate Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Parent shall deposit such aggregate Merger Consideration with the Paying Agent at or prior to the Effective Time. Such aggregate Merger Consideration deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services or (iv) money market funds investing solely in a combination of the foregoing. Parent shall promptly replace any funds deposited with the Paying Agent lost through any investment made pursuant to this paragraph.

        (b)   Payment Procedures.    Promptly after the Effective Time (but in no event more than two business days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

        (c)   Transfer Books; No Further Ownership Rights in Company Stock.    The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

        (d)   Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

        (e)   Termination of Fund.    At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

        (f)    No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (g)   Withholding Taxes.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of shares of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate Government Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. If any withholding obligation may be avoided by such holder providing information or documentation to Parent, the Surviving Corporation or the Paying Agent, such information shall be requested prior to any such withholding.

        SECTION 2.3    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to control all negotiations and proceedings with respect to demands for appraisal under the DGCL.

        SECTION 2.4    Company Stock Options and RSUs.

        (a)   At or prior to the Effective Time, the Company shall take all action necessary (including any necessary determinations and/or resolutions of the Board of Directors of the Company or a committee thereof) such that:

          (i)    Except as otherwise agreed by Parent and the holder thereof, each option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) that represents the right to acquire shares of Company Common Stock and was issued under a Company Stock Plan (each, an "Option") shall at the Effective Time be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Company Common Stock then subject to the Option. The Option Consideration shall be paid by the Surviving Corporation on the Closing Date. For purposes of this Agreement, "Option Consideration" means, with respect to any share of Company Common Stock issuable under a particular Option, an amount equal to the excess, if any, of (i) the Merger Consideration per share of Company Common Stock over (ii) the exercise price payable in respect of such share of Company Common Stock issuable under such Option.

          (ii)   Immediately prior to the Effective Time, except as otherwise agreed by Parent and the holder thereof, each restricted stock unit in respect of a share of Company Common Stock issued under a Company Stock Plan (collectively, the "RSUs") which is subject only to time based vesting criteria shall vest in full and be converted into the right to receive the Merger Consideration in respect thereof, and the holder of such RSU shall be paid on the Closing Date, an aggregate amount of cash as the holder would have been entitled to receive had such RSU been vested in full and settled immediately before the Effective Time (the "RSU Consideration").

          (iii)  The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.4 to any holder of Options or RSUs such amount as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, or local Tax Law, and the Surviving Corporation shall make any required filings with and payments to Taxing authorities relating to any such deduction or withholding. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the holder of Options or RSUs in respect of which such deduction and withholding was made by the Surviving Corporation.

        (b)   The holders of RSUs that are subject to performance based vesting criteria have such rights as are conferred on them by the terms of their grants. Subject to such rights, the Company and Parent will work together in good faith to determine the appropriate treatment upon the Closing for such RSUs.

        SECTION 2.5    Adjustments.    Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the outstanding shares of Company

Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Sub that except as disclosed (a) in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), or (b) other than in the case of the representations and warranties set forth in Sections 3.2(a) through (c), 3.16(a)(iii) and 3.18, in (or incorporated by reference in) the Company SEC Documents (as hereinafter defined) filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") other than the Excluded Disclosures (it being understood that any matter disclosed in the Company Disclosure Schedule or in (or incorporated by reference in) such Company SEC Documents shall be deemed disclosed with respect to any section of this Article III to which the matter relates (except as specifically provided above) to the extent the relevance to each such section is readily apparent):

        SECTION 3.1    Organization, Standing and Corporate Power.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. For purposes of this Agreement, "Material Adverse Effect" shall mean any change, event or occurrence which, individually or in the aggregate, does have or would reasonably be expected to have, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, other than changes, events, occurrences or effects (i) generally affecting (A) the industry in which the Company and its Subsidiaries operates, provided that such changes, events, occurrences or effects do not affect the Company and its Subsidiaries in a materially disproportionate manner as compared to other participants in such industry, or (B) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (ii) arising out of, resulting from or attributable to (A) changes in Law or in generally accepted accounting principles or in accounting standards, or changes in general legal, regulatory or political conditions, (B) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees, or any litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (C) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (D) earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Company or its Subsidiaries that is required by this Agreement (including, without limitation, actions required under Section 2.4) or with Parent's written consent or at Parent's written request, (F) any decline in the market price, or change in trading volume, of the capital stock of the Company, or (G) any failure to meet any internal or public projections, forecasts or estimates of revenue or earnings in and of itself (for the avoidance of doubt, the exceptions in clauses (F) and (G) shall not prevent or otherwise affect a determination that the underlying cause of any such failure is a Material Adverse Effect).

        (b)   Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization except where the failure to be so organized, existing and in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        (c)   The Company has made available to Parent complete and correct copies of the certificate of incorporation and by-laws of the Company, as amended to the date of this Agreement (the "Company Charter Documents").

        SECTION 3.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of 1,500,000,000 shares of Company Common Stock and 200,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"), (x) 7,500,000 of which have been designated as Series A Junior Participating Preferred Stock ("Series A Preferred Stock") reserved for issuance in connection with the rights (the "Rights") issued under the Rights Agreement, dated as of September 29, 2000, between the Company and The Bank of New York, as rights agent, as amended by Amendment No. 1 dated as of February 28, 2002 (the "Rights Agreement") and (y) 4,000,000 of which have been designated as Series B Convertible Participating Preferred Stock. At the close of business on May 31, 2007, (i) 450,952,868 shares of Company Common Stock were issued and outstanding, (ii) 1,058,297 shares of Company Common Stock were held by the Company in its treasury, (iii) 42,021,140 shares of Company Common Stock were reserved for issuance pursuant to outstanding Options under the Company Stock Plans, (iv) 6,672,875 RSUs were credited to participants under their accounts under the Company Stock Plans, (v) 551,504 deferred shares of Company Common Stock were credited to participants under the Avaya Inc. Deferred Compensation Plan, and (vi) no shares of Company Preferred Stock were issued or outstanding. On June 1, 2007, the Company granted 128,100 Options and 46,200 RSUs to participants under the Company Stock Plans.

        (b)   Section 3.2 of the Company's Disclosure Schedule sets forth, as of June 1, 2007, a list of all holders of Options under the Company Stock Plans and all participants holding RSUs credited to their accounts under the Company Stock Plans, and, in each case, the date of grant, the number of shares of Common Stock subject to such Option or RSU and, in the case of the Options, the price per share at which such Option may be exercised.

        (c)   Except as set forth in this Section 3.2, as of June 1, 2007, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv), together with the capital stock of the Company, being referred to collectively as "Company Securities") and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligating the Company to grant, extend or enter into any such agreements. No direct or indirect Subsidiary of the Company owns any Company Common Stock. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since June 1, 2007, except as set forth in

Section 3.2(a), the Company has not (1) issued any Company Securities, other than or pursuant to (A) Options or RSUs referred to above, that were outstanding as of June 1, 2007, (B) the ESPP, (C) distribution of deferred shares, referred to above, that were credited as of May 31, 2007 and (D) Options or RSUs issued as permitted by Section 5.2(a)(i)(A)(2), or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of its capital stock.

        (d)   Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company (except for directors' qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all liens, pledges, security interests and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and other applicable securities laws. Section 3.2(d) of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company that are not, directly or indirectly, wholly-owned by the Company (except for directors' qualifying shares or the like), and the ownership percentage of each such Subsidiary owned by the Company and/or any of its Subsidiaries. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule or, in the case of those Subsidiaries of the Company that are not Material Subsidiaries, as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each outstanding share of capital stock of each Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and (ii) there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other ownership interests of any Subsidiary of the Company (except for directors' qualifying or similar shares, or with respect to Avaya India), including any right of conversion or exchange under any outstanding security, instrument or agreement

        SECTION 3.3    Authority; Noncontravention; Voting Requirements.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

        (b)   The Board of Directors of the Company, at a meeting duly called and held and at which all directors were present, has (i) unanimously (other than the abstaining directors) approved and declared advisable this Agreement and the Transactions, including the Merger, (ii) determined that this Agreement and the transactions contemplated hereby, upon the terms and conditions contained herein, are in the best interests of the Company and the holders of Company Common Stock, and (ii) resolved, subject to Section 5.3 hereof, to recommend that stockholders of the Company adopt this Agreement and that, subject to Section 5.1(a), such matter be submitted for consideration at the Company Stockholders Meeting.

        (c)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or of the similar organizational documents of any of the Company's Subsidiaries except, in the case of those Subsidiaries of the Company that are not Material Subsidiaries, as does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries, (y) violate or constitute a default under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract or other agreement (each, a "Contract") to which the Company or any of its Subsidiaries is a party or accelerate the Company's or, if applicable, its Subsidiaries', obligations under any such Contract, or (z) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clause (ii), for such violations, defaults or accelerations as would not reasonably be expected to have a Material Adverse Effect or materially delay or impede the Company's obligations hereunder or to consummate the Transactions.

        (d)   The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (the "Company Stockholder Approval") is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

        SECTION 3.4    Governmental Approvals.    Except for (i) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "Proxy Statement"), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the, "Exchange Act"), and the rules of the New York Stock Exchange, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and (iv) filings required under, and compliance with other applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment, including Council Regulation No. 139/2004/EC of the European Community, as amended (the "EC Merger Regulation") (collectively, "Foreign Antitrust Laws"), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

        SECTION 3.5    Company SEC Documents; Undisclosed Liabilities.

        (a)   The Company has filed with or furnished to the SEC, on a timely basis, all required registration statements, reports and proxy statements with the SEC from October 1, 2006 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company

SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, none of the Company's Subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) under the Exchange Act.

        (b)   The consolidated financial statements of the Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) with respect to financial statements included in Company SEC Documents filed as of the date of this Agreement, as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in shareholders' equity and cash flows of such companies as of the dates and for the periods shown.

        (c)   Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) reflected or reserved against on the balance sheet of the Company and its Subsidiaries as of March 31, 2007 (the "Balance Sheet Date") (including the notes thereto) included in the Filed Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise in connection with the Transactions or (iv) as would not reasonably be expected to have a Material Adverse Effect.

        (d)   (i)    Since October 1, 2006, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE.

            (ii)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) as required under Rule 13a-15 of the Exchange Act.

            (iii)  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

            (iv)  As of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in internal controls. To the Knowledge of the Company, the Company is not aware of any facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

        SECTION 3.6    Absence of Certain Changes.    Since September 30, 2006 (a) through the date of this Agreement, except for the Transactions, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects, in the ordinary course of business consistent with past practice and (b) there has not been any Material Adverse Effect or any event, change or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        SECTION 3.7    Legal Proceedings.    Except as would not reasonably be expected to have a Material Adverse Effect, (a) there is no pending or, to the Knowledge of the Company, threatened, legal or administrative proceeding, claim, suit, or action against the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority and (b) none of the Company or any of its Subsidiaries is subject to any outstanding order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding of any Governmental Entity. As of the date of this Agreement, to the Knowledge of the Company, no director or officer of the Company or any of its Subsidiaries is a defendant in any suit, action, or proceeding to which the Company or any of its Subsidiaries is not also a defendant, including as a nominal defendant, in connection with his or her status as a director or officer of the Company or any of its Subsidiaries.

        SECTION 3.8    Compliance With Laws; Permits.    The Company and its Subsidiaries are, and since October 1, 2005 have been, in compliance with all laws, statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities, including the Sarbanes-Oxley Act (collectively, "Laws") applicable to the Company or any of its Subsidiaries, except for such non-compliance as would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, "Permits"), except where the failure to hold the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Permits, except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 3.9    Affiliate Transactions.    To the Knowledge of the Company, since October 1, 2006, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Filed Company SEC Documents publicly filed prior to the date hereof.

        SECTION 3.10    Tax Matters.

        (a)   Except for those matters that would not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects; (ii) all Taxes required to have been paid by the Company and its Subsidiaries have been timely paid; (iii) no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries which has not been fully paid or adequately reserved in the Company SEC Documents; (iv) no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries, and no written notice thereof has been received; (v) neither the Company nor any of its Subsidiaries has made any compensatory payments or has been or is a party to any compensatory agreement, contract, arrangement, or plan that provides for compensatory payments that were not deductible or could reasonably be expected to be nondeductible under Code section 162(m), (vi) all Taxes required to be withheld by the Company and its Subsidiaries have been withheld and paid over to the appropriate Tax authority, (vii) the Company has not been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the two-year period ending on the date of this Agreement that was intended to be governed by Section 355 of the Code, and (viii) neither the Company nor any of its Subsidiaries has entered into any transaction defined under Sections 1.6011-4(b)(2), -4(b)(3) or -4(b)(4) of the Treasury Regulations promulgated under the Code.

        (b)   For purposes of this Agreement: (x) "Taxes" shall mean all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any of the foregoing and (y) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        SECTION 3.11    Employee Benefits and Labor Matters.

        (a)   Section 3.11 of the Company Disclosure Schedule lists each Company Plan with respect to its current and former employees located in the United States and Germany (other than statutorily required plans in Germany). The Company has made available to Parent correct and complete (in all material respects) copies of (1) each Company Plan (other than statutorily required plans in Germany) or, in the case of individual agreements, a representative form of agreement (and, with respect to Severance Agreements for Executive Officers listed on Section 3.11(c) of the Company Disclosure Schedule, noting any instances in which the actual agreements that were executed deviate from the form), (2) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Plan (if any such report was required) and the most recent actuarial valuation or similar reports with respect to each Company Plan for which such report is available, (3) the most recent summary plan description for each Company Plan for which such summary plan description is required and (4) each trust agreement and insurance or group annuity contract relating to any Company Plan, provided that, for purposes of this sentence "Company Plan" shall mean only those Company Plans required to be set forth in Section 3.11(a) of the Company Disclosure Schedule. Each Company Plan has been administered in compliance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws, except for any instances of noncompliance that would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.7 of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course) with respect to any Company Plans that would reasonably be expected to have a Material Adverse Effect. All Company Plans that are "employee pension plans" (as defined in Section 3(3) of ERISA) that are intended to be tax qualified under Section 401(a) of the Code (each, a "Company Pension Plan") have received a favorable determination letter from the IRS or have filed a timely application therefor and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would adversely affect the qualification of such Company Pension Plan. The Company has made available to Parent a correct and complete copy of the most recent determination letter received with respect to each Company Pension Plan, as well as a correct and complete copy of each pending application for a determination letter, if any. No Company Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

        (b)   Neither the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any trade or business that, together with the Company or any of its Subsidiaries, would be deemed a single employer within the meaning of Section 4001 of ERISA (an "ERISA Affiliate") maintains or contributes to, or has maintained or contributed to during the previous six years, or has any material liability with respect to, any Multiemployer Plan or any "defined benefit plan" (as defined in Section 3(35) of ERISA) subject to Title IV of ERISA that is not a Company Pension Plan, in each case, as would be reasonably expected to have a Material Adverse Effect.

        (c)   Except as set forth in Section 3.11(c) of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Plan exists that, as a result of the execution of this Agreement, the Stockholder Approval, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), would reasonably be expected to (i) result in any increased severance pay upon any termination of employment after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable, require the security of benefits under or result in any other material obligation pursuant to, any of the Company Plans, or (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans.

        (d)   The Company is not aware of any facts that would make the calculation of the non-deductible amount of the "excess parachute payment" under Section 280G of the Code previously provided to Parent with respect to the thirteen executives of the Company included in such calculation, based upon the assumptions used therein, inaccurate in any material respects.

        (e)   To the Knowledge of the Company, as of the date hereof, (i) the Pension Benefit Guaranty Corporation (the "PBGC") has not initiated any proceeding, or asserted any rights, under sections 4041 or 4042 of ERISA and (ii) neither the Company nor any of its Subsidiaries has received an inquiry in any form, written or oral, from the PBGC, under its so-called "Early Warning Program" or otherwise, regarding the funded status of any pension plan of the Company or any of its Subsidiaries (any initiation, assertion or inquiry of the sort described in this clause (e), a "PBGC Contact").

        (f)    To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has granted any "stock right" (as that term is defined in Treas. Regs. Section 1.409A-1(l)) that does not qualify, or that at any time following grant would not have qualified, for the exemption from Section 409A of the Code set forth at Treas. Regs. Section 1.409A-1(b)(5)(i), except to the extent such failure to qualify would not reasonably be expected to result in a material liability to the Company.

        (g)   The Company has provided Parent copies of all material terms of each collective bargaining or other labor union contract to which the Company or any of its Subsidiaries is a party related to employees located in the United States or Germany. Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule or, in the case of clauses (ii) through (v), as would not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, or trade union agreement in the United States (each a "Collective Bargaining Agreement"); (ii) to the Knowledge of the Company, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries; (iii) no Collective Bargaining Agreement is being negotiated by the Company or, to the Knowledge of the Company, any of its Subsidiaries; (iv) as of the date hereof, there is no strike, lockout, slowdown, or work stoppage in the United States against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any of its Subsidiaries; or (v) there is no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Authority.

        SECTION 3.12    Environmental Matters.    Except for those matters that would not reasonably be expected to have a Material Adverse Effect, (A) each of the Company and its Subsidiaries is and has been in compliance with all applicable laws, regulations or other legal requirements relating to the protection of the environment or human health and safety ("Environmental Laws"), which compliance includes obtaining, maintaining or complying with all Permits required under Environmental Laws for the operation of their respective businesses, (B) there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property owned, operated or leased by the Company or any of its Subsidiaries, (C) neither the Company nor any of its Subsidiaries has received any notice of or entered into any obligation, liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws and (D) since the later of October 1, 2000 or the date of acquisition of the relevant Subsidiary or property, there has been no release of any Hazardous Material into the environment by the Company or any of its Subsidiaries. This Section 3.12, the second sentence of Section 3.5(a) and Section 3.5(b), constitute the sole and exclusive representations and warranties of the Company regarding environmental and health and safety matters, or liabilities or obligations, or compliance with Laws, relating thereto.

        SECTION 3.13    Intellectual Property.

        (a)   Except as set forth in Section 3.13(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries have sufficient rights to use all Intellectual Property reasonably necessary in the conduct of the business of the Company and its Subsidiaries as currently conducted (the "Company Intellectual Property").

        (b)   Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no claims are pending or, to the Knowledge of the Company, threatened, (i) challenging the ownership, enforceability, scope, validity, or use by the Company or any Subsidiary of any Company Intellectual Property owned by the Company, or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property, other than claims that would not reasonably be expected to have a Material Adverse Effect.

        (c)   Except as set forth in Section 3.13(c) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, (i) to the Knowledge of the Company, no Person is infringing the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property and (ii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe the Intellectual Property of any other Person.

        (d)   Except as would not reasonably be expected to have a Material Adverse Effect, the Company and/or its Subsidiaries take and have taken commercially reasonable actions to maintain and preserve any Company Intellectual Property owned by the Company or its Subsidiaries.

        (e)   To the Knowledge of the Company, no material Company Intellectual Property owned by the Company or its Subsidiaries is being used or enforced by the Company or its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any such Company Intellectual Property.

        (f)    Except as set forth in Section 3.13(f) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries maintain policies and procedures regarding data security, privacy, and the use of data that are, to the Knowledge of the Company, commercially reasonable and, in any event, in compliance with all applicable Laws.

        (g)   Except as set forth in Section 3.13(g) of the Company Disclosure Schedule and except as would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there have been no material losses or thefts of data or security breaches relating to, violations of any security policy regarding, or any unauthorized access or unauthorized use of any data used in the businesses of Company and its Subsidiaries.

        (h)   The Company and its Subsidiaries possess or control: (i) the source code, object code and documentation for all Owned Software; and (ii) to the extent necessary to develop, support or maintain Software as developed, supported or maintained, as applicable, in their business, the object code or the source code and documentation for Licensed Software. No person other than the Company and its Subsidiaries has any material ownership right or interest in or with respect to the material Owned Software. The Company and its Subsidiaries have disclosed source code to material Owned Software only pursuant to written confidentiality terms that reasonably protect the Company or its Subsidiary's rights in such Owned Software. Except with respect to source code escrow commitments, no material Owned Software is subject to any obligation that would require the Company or its Subsidiaries to divulge to any person any source code or trade secret that is part of any material Owned Software.

        SECTION 3.14    Rights Agreement; Anti-Takeover Provisions.

        (a)   The Company has taken all actions necessary under the Rights Agreement to (i) render the Rights Agreement, and the rights issued thereunder, inapplicable to this Agreement, the Merger and the Transactions; (ii) ensure that (A) none of Parent, Merger Sub or any of their Subsidiaries is an Acquiring Person (as such term is defined in the Rights Agreement) pursuant to the Rights Agreement as a result of this Agreement or the Transactions and (B) a Distribution Date or Shares Acquisition Date (as such terms are defined in the Rights Agreement) does not occur, in the case of clauses (A) and (B), solely by reason of the execution of this Agreement or the consummation of the Transactions, and (iii) provide that the Final Expiration Date (as such term is defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

        (b)   Assuming the accuracy of the representations and warranties set forth in Section 4.8, the approval of this Agreement by the Board of Directors of the Company constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the Knowledge of the Company, no other state anti-takeover statue applies to the Company as a result of the transactions contemplated hereby, including the Merger.

        SECTION 3.15    Property.    Except as would not have a Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good and valid title to all of its owned real property and personal property and has valid leasehold interests in all of its leased properties, sufficient to conduct their respective businesses as currently conducted, free and clear of all Liens (except in all cases for Permitted Liens) and Encumbrances (except in all cases for Permitted Encumbrances). Except as would not have a Material Adverse Effect, (a) all leases under which the Company or any of its Subsidiaries lease any real property are valid and in full force and effect against the Company or any of its Subsidiaries and, to the Company's Knowledge, the counterparties thereto, in accordance with their respective terms, and (b) there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries.

        SECTION 3.16    Contracts.

        (a)   Section 3.16 of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement except for any Contract which has been filed as an exhibit to any Filed Company SEC Documents. For purposes of this Agreement, "Material Contract" means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

          (i)    are or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

          (ii)   with respect to a joint venture, partnership, limited liability or other similar agreement or arrangement, relate to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

          (iii)  relate to Indebtedness and having an outstanding principal amount in excess of $10 million individually;

          (iv)  were entered into after September 30, 2006, and involve the acquisition from another person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests of another Person for aggregate consideration under such Contract (or series of related Contracts) in excess of $20 million (other than acquisitions or dispositions of inventory in the ordinary course of business);

          (v)   any Contract (or series of related Contracts) with any agency or department of the United States federal government for the purchase of goods and/or services from the Company or any of its Subsidiaries which would reasonably be expected to result in payments to the Company or any of its Subsidiaries in excess of $10 million;

          (vi)  relate to an acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, "earn-out" or other contingent obligations), that are still in effect and, individually, could reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $15 million;

          (vii) relate to any guarantee or assumption of other obligations of any third party or reimbursement of any maker of a letter of credit, except for agreements entered into in the ordinary course of business consistent with past practice which agreements relate to obligations which do not individually exceed $10 million;

          (viii) are license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries is a named party and licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or its Subsidiaries (other than license agreements for software that is "open source" or generally commercially available);

          (ix)  prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibits the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibits the issuance of guarantees by any wholly owned Subsidiary of the Company;

          (x)   contains provisions that prohibit the Company or any of its Subsidiaries or any Person that controls, or is under common control with, the Company from competing in any material line of business; or

          (xi)  accounted for aggregate revenue to the Company or any of its Subsidiaries of (A) more than $50 million during the Company's 2006 fiscal year or (B) more than $25 million during the first six months of the Company's 2007 fiscal year.

        (b)   (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, either individually or in the aggregate, would not reasonably be expected to have, a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of its Subsidiaries has received written notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Material Contract, except where such default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (iv) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (v) to the Knowledge of the Company, the Company has not received any notice from any counterparty that such counterparty intends to terminate, or not renew, any Material Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect. As of the date hereof, with respect to Material Contracts either made available to Parent by the Company or publicly filed with the SEC, the versions of such Material Contracts either made available or publicly filed contain all of the material terms thereof, except for (x) the Material Contracts referred to in Section 3.16(a)(v) and (y) any pricing and product identification terms redacted from any such Material Contracts.

        SECTION 3.17    Opinion of Financial Advisor.    The Board of Directors of the Company has received the opinion of Credit Suisse Securities (USA) LLC, to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by holders of the Company Common Stock is fair, from a financial point of view, to such holders and a copy of such opinion will be provided to Parent, solely for informational purposes, following receipt thereof by the Company.

        SECTION 3.18    Swap Agreements.    As of May 31, 2007, (a) the gross notional amount outstanding under all existing currency and interest rate swap transactions to which the Company or any of its wholly owned Subsidiaries is a party was approximately $557.2 million and (b) the estimated fair value of the Company's and its wholly owned Subsidiaries' foreign currency forward contracts was an approximately $1.7 million loss.

        SECTION 3.19    Brokers and Other Advisors.    Except for Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        SECTION 3.20    No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or its subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub jointly and severally represent and warrant to the Company:

        SECTION 4.1    Organization; Standing.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

        SECTION 4.2    Authority; Noncontravention.

        (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors and adopted by Parent as the sole stockholder of Merger Sub, and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries, or (y) violate or constitute a default under any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, except, in the case of clause (ii), for such violations or defaults as would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

        SECTION 4.3    Governmental Approvals.    Except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of The New York Stock Exchange, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

        SECTION 4.4    Ownership and Operations of Merger Sub.    Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        SECTION 4.5    Financing.

        (a)   Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of (i) executed commitment letters (the "Equity Funding Letters") from Silver Lake Partners III, L.P. and TPG Partners V, L.P. (each, an "Equity Provider", and collectively the "Equity Provider Group") to provide, subject to the terms and conditions therein, equity financing in the aggregate amount set forth therein (being collectively referred to as the "Equity Financing"), and (ii) executed commitment letters and redacted forms of fee letters, dated as of the date of this Agreement, from Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., JPMorgan Securities Inc. and JPMorgan Chase Bank, N.A. (the "Debt Commitment Letters" and, together with the Equity Funding Letters, the "Financing Letters") to provide, subject to the terms and conditions therein, debt financing in an aggregate amount set forth therein (being collectively referred to as the "Debt Financing", and together with the Equity Financing collectively referred to as the "Financing"). As of the date hereof, none of the Equity Funding Letters or Debt Commitment Letters has been amended or modified, no such amendment or modification is contemplated, and the respective commitments contained in such letters have not been withdrawn or rescinded in any respect. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Equity Funding Letters and the Debt Commitment Letters that are payable on or prior to the date hereof and, as of the date hereof, the Equity Funding Letters and the Debt Commitment Letters (or, if applicable, any alternative debt commitment letters entered into pursuant to Section 5.5(a)) are the valid, binding and enforceable obligations of Parent and Merger Sub, and to the Knowledge of Parent, the other parties thereto. Assuming the Financing is funded and assuming the accuracy of the representations and warranties set forth in Article 3 and performance by the Company of its obligations under Section 5.2, the net proceeds contemplated by the Equity Funding Letters and Debt Commitment Letters will, together with Company cash, in the aggregate be sufficient for Merger Sub and the Surviving Corporation to pay the aggregate Merger Consideration, Option Consideration and RSU Consideration (and any other repayment or refinancing of debt contemplated by this Agreement or the Equity Funding Letters or the Debt Commitment Letters) and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under the Equity Funding Letters or the Debt Commitment Letters; provided that Parent is not making any representation regarding the effect of the inaccuracy of the representations and warranties in Article 3. As of the date of this Agreement, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing; provided that Parent is not making any representation regarding the inaccuracy of the representations and warranties set forth in Article 3, or the failure of the Company to perform its obligations hereunder. The Financing Letters contain all of the conditions precedent to the obligations of the parties thereunder to make Financing available to Parent on the terms therein.

        (b)   Neither Parent, Merger Sub nor any member of the Equity Provider Group has (i) retained any financial advisor on an exclusive basis other than Affiliates of any member of the Equity Provider Group or (ii) entered into an agreement, arrangement or understanding with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis (or otherwise on terms that could reasonably be expected to prevent (or otherwise hinder) such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its Subsidiaries (including in connection with the making of any Takeover Proposal)), in the case of clauses (i) and (ii), in connection with the Merger or the other Transactions, except, in the case of clause (ii), for such actions taken after the No-Shop Period Start Date to the extent permitted pursuant to the second sentence of Section 5.5(c). Neither Parent, Merger Sub nor any member of the Equity Provider Group has caused or induced any Person to take any action that, if taken by Parent, Merger Sub or any member of the Equity Provider Group, would be a breach of, or would cause to be untrue, any of the representations in this Section 4.5(b).

        SECTION 4.6    Guarantee.    Concurrently with the execution of this Agreement, Parent has delivered to the Company duly executed limited guarantees of each of Silver Lake Partners III, L.P. and TPG Partners V, L.P. (collectively, the "Guarantors") with respect to certain matters on the terms specified therein (the "Guarantee"). Each Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the applicable Guarantor, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Guarantee.

        SECTION 4.7    Solvency.    Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to all of the Transactions, including the Financing, any alternative financing and the payment of the aggregate Merger Consideration, the Option Consideration and the RSU Consideration under Section 2.4 and any other repayment or refinancing of debt that may be contemplated in the Commitment Letters, assuming (a) satisfaction of the conditions to Parent's obligation to consummate the Merger as set forth herein, or the waiver of such conditions, and (b) the accuracy of the representations and warranties of the Company set forth in Article III hereof (for such purposes, such representations and warranties shall be true and correct in all material respects) and (c) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon reasonable assumptions, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.7, the term "Solvent" with respect to the Surviving Corporation means that, as of any date of determination, (a) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable federal Laws governing determinations of the solvency of debtors, and (ii) without duplication of liabilities in clause (i), the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (c) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        SECTION 4.8    Certain Arrangements.    Except as set forth in Section 4.8 of the Parent Disclosure Schedule, there are no Contracts between Parent, Merger Sub or the Guarantors, on the one hand, and any member of the Company's management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Transactions. Prior to the Board of Directors of the Company approving this Agreement, the Merger and the other Transactions contemplated thereby for purposes of the applicable provisions of the DGCL, neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an "interested stockholder" thereunder or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement, the Merger, or any Transactions.

        SECTION 4.9    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons whose fees and expenses will be paid by Parent.

        SECTION 4.10    Access to Information; Disclaimer.    Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained by the Company through Merrill Corp. for purposes of the Transactions, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company, and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the Transactions, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed.

ARTICLE V

Additional Covenants and Agreements

        SECTION 5.1    Preparation of the Proxy Statement; Stockholders Meeting.

        (a)   Subject to Section 5.1(b) and unless this Agreement has been previously terminated pursuant to Section 7.1, the Company shall, as soon as possible after the Proxy Statement is cleared by the SEC for mailing to the Company's stockholders, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through the Board of Directors of the Company or any committee thereof, but subject to the right of the Board of Directors of the Company or any committee thereof to make a Company Adverse Recommendation Change pursuant to Section 5.3, recommend to its stockholders that the Company Stockholder Approval be given (the "Company Board Recommendation") and shall include the Company Board Recommendation in the Proxy Statement, and, unless there has been a Company Adverse Recommendation Change, the Company shall use all reasonable lawful action to solicit the Company Stockholder Approval. The Company shall provide Parent with such information with respect to the solicitation of the Company Stockholder Approval as is reasonably requested by Parent.

        (b)   The Company shall use its reasonable best efforts to prepare (with the assistance of Parent) and file a preliminary Proxy Statement as soon as practicable following the date hereof with the SEC and shall use its reasonable best efforts to respond (with the assistance of Parent) to any comments of the SEC or its staff, and, to the extent permitted by law, to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff and the Proxy Statement has been cleared by the SEC for mailing to the Company's stockholders; provided that the Company shall not be required to mail the Proxy Statement prior to the No-Shop Period Start Date. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of the Company's Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case to the extent required by applicable law. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company in writing the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Parent shall ensure that such information supplied by it in writing for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or respond and shall include in such document or response comments reasonably proposed by Parent. The Company shall ensure that the Proxy Statement (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 5.2    Conduct of Business.

        (a)   Except as required by applicable Law or expressly contemplated or permitted by this Agreement or as contemplated by Section 5.2(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated), unless the Parent otherwise consents in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice, provided that with respect to Avaya India and its Subsidiaries, subject to any fiduciary duties of any directors appointed by the Company or any of its Subsidiaries, the Company's obligation shall be to use its reasonable best efforts to cause Avaya India and its Subsidiaries to carry on their respective businesses in all material respects in the ordinary course consistent with past practice. To the extent consistent with the foregoing, the Company and its Material Subsidiaries shall use their respective reasonable efforts to preserve their business organizations intact and maintain existing relations with key customers, suppliers, employees and other persons with whom the Company or its Material Subsidiaries have material business relationships. Without limiting the generality of the foregoing, and except as required by applicable Law or expressly contemplated or permitted by this Agreement or as contemplated by Section 5.2(a) of the Company Disclosure Schedule, during such period, the Company shall not, and shall not permit any of its Subsidiaries to (or, in the case of Avaya India and its Subsidiaries, subject to any fiduciary duties of any directors appointed by the Company or any of its Subsidiaries, use its reasonable best efforts not to permit Avaya India or its Subsidiaries to), unless the Parent otherwise consents (which consent shall not be unreasonably withheld, delayed or conditioned):

          (i)    (A) issue, sell or grant any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants or options to purchase any shares of its capital stock, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, provided that the Company may (1) issue shares of Company Common Stock under the ESPP or as required to be issued upon exercise or settlement of Options, RSUs or other equity rights or obligations under the Company Stock Plans or Company Plans outstanding on June 1, 2007 and the date hereof in accordance with the terms of the applicable Company Stock Plan or Company Plan in effect on the date hereof and (2) issue Options and/or RSUs in respect of, or representing the right to acquire, in the aggregate, no more than 2,000,000 shares of Company Common Stock pursuant to grants allocated by the appropriate committee of the Board of Directors prior to the date of this Agreement with a grant date of

  July 1, 2007 and grants to new hires provided for in offers of employment extended by the Company on or prior to the date of this Agreement provided that the ratio of Options to RSUs issued in reliance on this clause (2) shall, in the aggregate, be approximately three to one; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, or any rights, warrants or options to acquire any shares of its capital stock, except (x) pursuant to commitments in effect as of the date hereof or (y) in connection with withholding to satisfy tax obligations with respect to Options and RSUs, acquisitions in connection with the vesting or forfeiture of equity awards, or acquisitions in connection with the net exercise of Options or the distribution of deferred shares; (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock; or (D) split, combine, subdivide or reclassify any shares of its capital stock;

          (ii)   enter into (A) a new Collective Bargaining Agreement or other similar agreement with any labor union or other collective bargaining organization in the United States or (B) any new individual shop agreement in Germany which materially increases the obligations of the Company or any of its Subsidiary;

          (iii)  (A) incur any Indebtedness (excluding any letters of credit issued in the ordinary course of business) having an outstanding principal amount in excess of (1) $25 million per individual incurrence or (2) $100 million in the aggregate, provided that, in each case, any Indebtedness so incurred must be voluntarily prepayable without premium, penalties or other costs or (B) enter into any swap transaction other than in the ordinary course of business consistent with past practice;

          (iv)  sell or license any of its properties or assets that are material to the Company and its Subsidiaries taken as a whole, except (A) sales, leases, rentals and licenses in the ordinary course of business, (B) pursuant to Contracts in force on the date of this Agreement, (C) dispositions of obsolete or worthless assets or (D) transfers among the Company and its Subsidiaries;

          (v)   make capital expenditures except (x) as budgeted in the Company's current plan approved by its board of directors that was made available to Parent or (y) in the ordinary course of business consistent with past practice;

          (vi)  make any acquisition (including by merger) of the capital stock or (except in the ordinary course of business or as otherwise permitted by this Agreement) a material portion of the assets of any other Person for consideration in excess of $15 million;

          (vii) increase in any material respect the compensation of any of its directors, officers or employees, or enter into any new employment agreement not terminable at will or severance agreement other than (A) as required pursuant to applicable law or the terms of Company Plans or other employee benefit plans or arrangements in effect on the date of this Agreement, (B) to provide increases in salaries, wages and benefits of employees who are not executive officers or directors of the Company made in the ordinary course of business consistent with past practice (provided that payments of bonuses consistent with past practice shall not constitute an increase in compensation), (C) any severance agreement either (1) in the ordinary course of business with an employee or officer who is not a Vice President or more senior position or (2) on terms consistent in all material respects with severance plans or arrangements in effect on the date of the Agreement and (D) to enter into any such agreements in the ordinary course of business with persons who are employed outside the United States and are not directors or officers of the Company;

          (viii)  make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting or period), except insofar as may be required by a change in GAAP or applicable Law;

          (ix)  amend or modify in any material respect, or terminate any Material Contract other than in the ordinary course of business consistent with past practice;

          (x)   amend the Company Charter Documents or organizational documents of any Material Subsidiary;

          (xi)  adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Material Subsidiaries;

          (xii) grant any Lien in any of its material assets to secure any Indebtedness, except in connection with Indebtedness permitted under Section 5.2(a)(iii);

          (xiii)  pay, discharge, settle or satisfy any material litigation or any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) which could reasonably be expected to involve a payment by the Company or any of its Subsidiaries, other than in the ordinary course of business but not in excess of $5 million individually or $25 million in the aggregate;

          (xiv)  except in the ordinary course of business, enter into any settlement, compromise or closing agreement with respect to any material Tax liability or Tax refund, file any amended Tax Return with respect to any material Tax, or waive or extend the statute of limitations in respect of material Taxes;

          (xv) in the case of Subsidiaries of the Company which are organized in jurisdictions other than a state of the United States, make any investment in debt or equity securities issued by the Company or any of its Subsidiaries organized under the laws of a state of the United States; or

          (xvi)  commit or agree to take any of the foregoing actions.

        (b)   The Company shall give Parent (i) prompt notice of any PBGC Contact and (ii) to the extent permitted by the PBGC, the opportunity to control all negotiations and proceedings with, or initiated by, the PBGC regarding any Company Plan that is subject to Title IV of ERISA provided, however, that, (x) without the Company's consent, Parent may not commit the Company or require the Company to commit itself under this Section 5.2(b) to any material obligations that would be effective prior to the Closing and (y) for the avoidance of doubt, no change, event, occurrence or effect arising out of, or resulting from or attributable to any action taken by the PBGC shall constitute a Material Adverse Effect.

        SECTION 5.3    Solicitation; Change in Recommendation.

        (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on the 50th day following the date of this Agreement (the "No-Shop Period Start Date"), the Company and its Subsidiaries and their respective officers, directors, employees, consultants, agents, advisors, affiliates and other representatives retained in connection with the Transactions (collectively, "Representatives") shall have the right to directly or indirectly: (i) initiate, solicit and encourage Takeover Proposals (as defined herein) (or inquiries, proposals or offers or other efforts or attempts that may lead to a Takeover Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as defined herein); provided that the Company shall promptly provide to Parent any material non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) enter into, engage in, and maintain discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. For the purposes of this Agreement, "Acceptable Confidentiality Agreement" means (i) any confidentiality agreement between the Company and any such Person existing as of the date of this Agreement and (ii) any confidentiality agreement entered into after the date of this Agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

        (b)   Except as permitted by this Section 5.3 and except as may relate to any Excluded Party (for as long as such Person or group is an Excluded Party), the Company shall and shall cause each of its Subsidiaries and Representatives to (i) on the No-Shop Period Start Date, immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal; and (ii) from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, not, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information other than in the ordinary course of business) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other party information with respect to, a Takeover Proposal or (C) enter into any agreement or agreement in principle with respect to a Takeover Proposal. No later than 2 business days after the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each Excluded Party and shall promptly provide to Parent a copy of any Takeover Proposal that is not a Public Equity Takeover Proposal made in writing provided to the Company or any of its Subsidiaries prior to the No-Shop Period Start Date and (ii) a written summary of the material terms of any such Takeover Proposal not made in writing.

        (c)   Notwithstanding anything to the contrary contained in Section 5.3(b) but subject to the last sentence of this Section 5.3(c), if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a written Takeover Proposal from any Person or group of Persons, which Takeover Proposal was made on or after the No-Shop Period Start Date, (A) the Company and its Representatives may contact such Person or group of Persons to clarify the terms and conditions thereof and (B) if the Board of Directors of the Company, or any committee thereof, determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal and the Company shall promptly provide to Parent (and in any event within 48 hours) (i) a copy of any such Takeover Proposal made in writing provided to the Company or any of its Subsidiaries and (ii) a written summary of the material terms of any such Takeover Proposal not made in writing.

        (d)   Following the No-Shop Period Start Date, the Company shall keep Parent informed of any material developments regarding any Takeover Proposal (whether made before or after the No-Shop Period Start Date) except for any material developments regarding a Public Equity Takeover Proposal and upon the reasonable request of Parent shall apprise Parent of the status of such Takeover Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing such information to Parent. Notwithstanding the foregoing, the parties agree that, notwithstanding the commencement of the obligations of the Company under Section 5.3(b) on the No-Shop Period Start Date, the Company may continue to engage in the activities described in clause (i) and/or (ii) of Section 5.3(a) with respect to the Excluded Parties (for as long as any such Person or group is an Excluded Party) on and after the No-Shop Period Start Date, including with respect to any amended or revised proposal submitted by such Excluded Parties on or after the No-Shop Period Start Date, but this Section 5.3(d) shall not apply with respect to any Public Equity Takeover Proposal; provided that to the extent set forth therein, the provisions of Section 5.3(e) shall apply.

        (e)   Except as expressly permitted by this Section 5.3(e), the Board of Directors of the Company shall not (i)(A) change, qualify, withdraw or modify, or publicly propose to change, qualify, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (B) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act, or (C) approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company a Takeover Proposal, (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) authorize the Company or any of its Subsidiaries to enter into any letter of intent, merger, acquisition or similar agreement with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement) (each, a "Company Acquisition Agreement"). Notwithstanding anything to the contrary herein, (1) the Board of Directors of the Company may change, qualify, withdraw or modify, in any manner adverse to the Parent, the Company Board Recommendation if such Board determines in good faith for reasons not related to the receipt of a Takeover Proposal, after consultation with outside legal counsel, that the failure to take such action could reasonably be determined to be inconsistent with its fiduciary duties under applicable Law provided, however, that nothing in this clause (1) will relieve the Company of any of its obligations under the first sentence of Section 5.1(a), and/or (2) if the Board of Directors of the Company receives a Takeover Proposal that the Board of Directors of the Company determines in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes a Superior Proposal, the Company may make a Company Adverse Recommendation Change or enter into a Company Acquisition Agreement with respect to such Superior Proposal if the Company concurrently terminates this Agreement pursuant to Section 7.1(d)(ii) provided however, that, except with respect to a Public Equity Superior Proposal (w) the Company has given Parent at least five (5) business days' prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents), (x) the Company has negotiated in good faith with Parent during such notice period to the extent Parent wishes to negotiate, to enable the Parent to propose changes to the terms of this Agreement, the Financing Letters and the Guarantees that would cause such Superior Proposal to no longer constitute a Superior Proposal, (y) the Board of Directors of the Company shall have considered in good faith any changes to this Agreement, the Financing Letters and the Guarantees proposed in writing by Parent and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice and the notice period shall have recommenced; and provided, further that the Company has complied in all material respects with its obligations under this Section 5.3 and provided, further, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force or effect, unless the Company pays Parent the Termination Fee in accordance with Section 7.3 prior to or concurrently with such termination.

        (f)    Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law, if such Board determines, after consultation with outside legal counsel, that failure to so disclose such position could constitute a violation of applicable Law. In addition, it is understood and agreed that, for purposes of this Agreement (including Article VII), a factually accurate public statement by the Company that only describes the Company's receipt of a Takeover Proposal and the operation of this Agreement with respect thereto, or any temporary "stop, look and listen" communication by the Board of Directors of the Company pursuant to Rule 14d.9(f) of the Exchange Act, or any similar temporary communication to the stockholders of the Company, shall not constitute a Company Adverse Recommendation Change or a withdrawal or modification, or proposal by the Board of Directors of the Company to withdraw or modify, such Board's recommendation of this Agreement or the Transactions, or an approval or recommendation with respect to any Takeover Proposal.

        (g)   As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the Company's consolidated assets or to which 20% or more of the Company's revenues or earnings on a consolidated basis are attributable, (B) acquisition of 20% or more of the outstanding Company Common Stock, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock, (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock involved is 20% or more; in each case, other than the Transactions.

        (h)   As used in this Agreement, "Superior Proposal" shall mean any bona fide written Takeover Proposal on terms which the Board of Directors of the Company determines in good faith, after consultation with the Company's outside legal counsel and independent financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation thereof), and this Agreement (including any changes to the terms of this Agreement proposed by Parent to the Company in writing in response to such proposal or otherwise), provided that for purposes of the definition of "Superior Proposal", the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%."

        SECTION 5.4    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        (b)   In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable; (ii) Parent agrees to file with the European Commission as promptly as reasonably practicable the Form CO, if any, required for the Transactions pursuant to the EC Merger Regulation and the Company agrees to provide Parent as promptly as practicable with such assistance as Parent reasonably requests for the purposes of filing such Form CO and, if such a filing is made, each party agrees to supply as promptly as practical any additional information and documentary material that may be required or requested by the European Commission and use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 5.4 necessary to obtain a decision from the European Commission declaring the Transactions compatible with the Common Market; and (iii) the Company and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

        (c)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the European Commission or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions, other than "4(c) documents" as that term is used in the rules and regulations under the HSR Act.

        (d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority with respect to the application of Antitrust Laws to the Transactions. Without limiting any other provision hereof, Parent and the Company shall each use its reasonable best efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, decision, order or judgment that would restrain, prevent or delay the consummation of the Transactions, on or before the Walk-Away Date, including by defending through litigation on the merits any claim asserted in any court by any Person, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions so as to enable the consummation of the Transactions to occur as soon as reasonably possible (and in any event no later than the Walk-Away Date). Notwithstanding anything to the contrary, Parent shall use its reasonable best efforts to take all such actions, including (y) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent (or any of its subsidiaries) and (z) otherwise taking or committing to take actions that limit Parent or its subsidiaries' freedom of action with respect to, or its ability to retain, one or more of its or its subsidiaries' businesses, product lines or assets, in each case, as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other decision or order in any suit or proceeding under Antitrust Laws, which would otherwise have the effect of preventing or materially delaying the consummation of the Transactions; provided, however, that Parent shall not be required to take any such actions which would reasonably be expected to have a Material Adverse Effect. The Company shall take such of the foregoing actions as Parent may request; provided that any such action is conditioned upon the consummation of the Merger.

        SECTION 5.5    Financing.

        (a)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Letters (or terms no less favorable to Parent or the Company (including with respect to the conditionality thereof)) and shall not permit any amendment or modification to be made to, or any waiver of any material provision or remedy under the Financing Letters, if such amendment, modification, waiver or remedy reduces the aggregate amount of the Financing or amends the conditions precedent to the Financing in a manner that would reasonably be expected to delay or prevent the Closing Date or make the funding of the Financing less likely to occur; provided that Parent and Merger Sub may replace and amend the Debt Commitment Letters so long as (i) the aggregate amount of the debt financing contemplated thereby is not decreased by an amount that exceeds the amount, if any, by which the aggregate amount of the equity financing contemplated by the Equity Financing Letters is increased, (ii) the terms are no less favorable to Parent or the Company, including with respect to conditionality thereof, and (iii) would not expand the conditions to the debt financing set forth in the Debt Commitment Letters as of the date hereof in a manner that would reasonably be expected to delay or prevent the Closing; and in any such event Parent shall disclose to the Company its intention to obtain such alternative financing, shall keep the Company informed of the terms thereof and shall deliver to the Company final drafts of the Debt Commitment Letters providing for such alternative financing and, if requested to do so, the Company shall within a reasonable time (and in no event more than 3 business days thereafter) inform Parent as to whether it agrees that such alternative financing is on terms no less favorable (including, with respect to the conditionality thereof) to the Company than the Financing Letters. For purposes of this Section 5.5, references to "Financing" shall include the financing contemplated by the Financing Letters as permitted to be amended, modified or replaced by this Section 5.5(a) and references to "Debt Commitment Letters" shall include such documents as permitted to be amended, modified or replaced by this Section 5.5(a). Each of Parent and Merger Sub shall use its reasonable best efforts (i) to maintain in effect the Financing Letters and to negotiate definitive agreements with respect to the Debt Commitment Letters on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letters (or on terms no less favorable to Parent or Merger Sub than the terms and conditions (including flex provisions) in the Debt Commitment Letters), (ii) to satisfy all conditions applicable to it and within its control in such definitive agreements and consummate the Financing at or prior to the Closing, and (iii) to comply with its obligations under the Financing Letters. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all documents related to the Financing (other than any ancillary documents subject to confidentiality agreements, including fee letters and engagement letters). In the event that all conditions in the Financing Letters (other than in connection with the Debt Financing, the availability of funding of any of the Equity Financing) have been satisfied or, upon funding will be satisfied, and taking into account the obligations of Parent and Merger Sub with respect to bridge financing, Parent and Merger Sub shall use their reasonable best efforts to cause such lenders and the other Persons providing such Debt Financing to fund on the Closing Date the Debt Financing required to consummate the Merger and the other Transactions. In the event that (i) all conditions in Sections 6.1 and 6.2 have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, (ii) the financing provided for by the Debt Commitment Letters (or, if alternative financing is being used in accordance with this Section 5.5, pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has irrevocably confirmed that if the Equity Financing and the Debt Financing are funded such that the Closing pursuant to Article II could occur, the Company is willing to waive all conditions in Section 6.3, Parent shall enforce its rights under the Equity Funding Letters to cause the Equity Financing to be funded at the Closing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated by the Debt Commitment Letters, (A) Parent and Merger Sub shall immediately notify the Company and (B) Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable to Parent than the terms and conditions set forth in the Debt Commitment Letters (including the flex provisions) (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period. Parent shall give the Company prompt notice of any material breach by any party to the Financing Letters or of any condition not likely to be satisfied, in each case, of which Parent or Merger Sub becomes aware or any termination of the Financing Letters. For the avoidance of doubt, in the event that (x) all or any portion of the Debt Financing structured as privately offered notes is not yet received by Parent or Merger Sub, (y) the conditions to closing in Article VI (other than the delivery of officers' certificates contemplated in Sections 6.2(a), 6.2(b), 6.3(a) or 6.3(b)) shall have been satisfied or waived and (z) the bridge facilities contemplated by the Debt Commitment Letters (or alternative bridge financing obtained in accordance with this Agreement) are available in all material respects on the terms and conditions (including the flex provisions) described in the Debt Commitment Letters (or described in replacements thereof on terms and conditions no less favorable to Parent or Merger Sub or alternative financing thereof), then Parent shall cause the proceeds of such bridge financing (or replacement or alternative financing) to be used to replace such privately offered note financing no later than the final day of the Marketing Period. Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to Closing. Notwithstanding anything contained in this Section 5.5 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required (1) to amend or waive any of the terms or conditions hereof or (2) to consummate the Closing any earlier than the final day of the Marketing Period.

        (b)   Prior to the Closing Date, the Company shall provide to Parent and Merger Sub, and shall cause its Subsidiaries to provide, at Parent's sole expense, and shall use reasonable best efforts to cause its Representatives, including legal and accounting, to provide, all cooperation reasonably requested by Parent and that is customary in connection with the arrangement of the Financing or any permitted replacement, amended, modified or alternative financing (collectively with the Financing, the "Available Financing") and the other Transactions (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) furnishing Parent and Merger Sub and their Financing sources as promptly as practicable with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested in writing by Parent, including all financial statements and financial and other data of the type required by Regulation S-X (other than Item 3-10 of Regulation S-X) and Regulation S-K under the Securities Act for registered offerings of debt securities, and of the type and form customarily included in offering documents used in private placements under Rule 144A of the Securities Act, to consummate the offerings of debt securities contemplated by the Available Financing at the time during the Company's fiscal year such offerings will be made (information required to be delivered pursuant to this clause (i) being referred to as, the "Required Information"), (ii) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Available Financing, (iii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Available Financing; provided that any private placement memoranda or prospectuses in relation to debt securities need not be issued by the Company or any of its Subsidiaries, and provided, further, that any private placement memoranda or prospectuses shall contain disclosure and financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (iv) using reasonable best efforts to obtain accountant's comfort letters, legal opinions, surveys and title insurance reasonably requested by Parent, (v) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Available Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time, (vi) executing and delivering any pledge and security documents, other definitive financing documents or other certificates, or documents as may be requested by Parent (including a certificate of the chief financial officer of the Company or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in any material relating to the Available Financing) and (vii) facilitating the consummation of the Available Financing and the direct borrowing or incurrence of all proceeds of the Available Financing, by the Surviving Corporation immediately following the Effective Time; provided, however, that, no obligation of the Company or any of its Subsidiaries under any certificate, document or instrument (other than the representation letter referred to above) shall be effective until the Effective Time and, none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Available Financing prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Available Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.5 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information provided by the Company or any of its Subsidiaries.

        (c)   In no event shall Parent, Merger Sub or any member of the Equity Provider Group (i) retain any financial advisor on an exclusive basis other than (x) advisors to which the Board of Directors of the Company or the Company consents (which consent shall not be unreasonably withheld, delayed or conditioned) or (y) Affiliates of any member of the Equity Provider Group or (ii) enter into any agreement, arrangement or understanding, with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis (or otherwise on terms that could reasonably be expected to prevent such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its Subsidiaries), in connection with the Merger or the Transactions. Notwithstanding the foregoing in clause (ii) of this Section 5.5(c), but subject to the other terms of this Agreement, including Section 5.4, Parent may seek and obtain equity commitments and equity financing with respect to the Parent Equity Share from (A) the partners of Silver Lake Partners III, L.P. and TPG Partners V, L.P. ("Parent Limited Partners"), the parties set forth in Section 5.5 of the Company Disclosure Schedule and their affiliates and other Persons consented to by the Company and (B) after the No-Shop Period Start Date, other Persons; provided that, (1) such other Persons are not, and their respective Affiliates are not, and do not subsequently become, lenders under the Debt Commitment Letters (or any alternative debt financing) on an exclusive basis and are not Excluded Parties that the Company has identified to Parent, and (2) doing so does not (y) expand in any respect upon the conditions precedent and other contingencies to the Financing set forth in the Financing Letters as of the date hereof or (z) prevent, impair or delay in any respect the availability of the Financing under the Financing Letters or the consumption of the Merger and other Transactions. For purposes of this Agreement, "Parent Equity Share" means the amount of equity financing committed to be provided by the Equity Providers pursuant to the Equity Funding Letters. Neither Parent, Merger Sub nor any member of the Equity Provider Group shall cause or induce any Person to take any action that, if taken by Parent, Merger Sub or any member of the Equity Provider Group, would be a breach of, or would otherwise not be permitted by, this Section 5.5(c).

        SECTION 5.6    Public Announcements.    The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except with respect to any Company Adverse Recommendation Change or any action taken pursuant thereto, and in accordance with Section 5.3 and Article VII, so long as this Agreement is in effect, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law, applicable fiduciary duties or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party).

        SECTION 5.7    Access to Information; Confidentiality.    Subject to applicable Laws relating to the exchange of information, the Company shall afford to Parent and Parent's representatives reasonable access during normal business hours to the Company's officers, employees, agents, properties, books, Contracts and records and the Company shall furnish promptly to Parent such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request (other than any publicly available document filed by it pursuant to the requirements of Federal or state securities Laws); provided that Parent and its representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third-party, waive the protection of an attorney-client privilege, or expose the Company to risk of liability for disclosure of sensitive or personal information. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the preceding sentence, it shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege. Without limiting the generality of this Section 5.7, from the date of this Agreement until the Effective Time, the Company will furnish to the Parent promptly after becoming available, monthly financial statements including an unaudited balance sheet, income statement and statement of cash flows for each month through the Closing Date, as well as any update of its outlook for the quarter or the balance of the fiscal year, as it may prepare for management's internal use. Until the Effective Time, the information provided will be subject to the terms of the letter agreement, dated as of May 7, 2007, between Parent and Silver Lake Management Company, L.L.C. and TPG Capital, L.P. (as it may be amended from time to time, the "Confidentiality Agreement"), and, without limiting the generality of the foregoing, Parent shall not, and shall cause its representatives not to, use such information for any purpose unrelated to the consummation of the Transactions.

        SECTION 5.8    Notification of Certain Matters.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions.

        SECTION 5.9    Indemnification and Insurance.

        (a)   From and after the Effective Time, Parent shall, and shall cause the Company and the Surviving Corporation to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an "Indemnitee" and, collectively, the "Indemnitees") with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or such Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee's capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions), to the fullest extent permitted under applicable Law, and (ii) assume all obligations of the Company and such Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in (x) the Company Charter Documents and the organizational documents of such Subsidiaries as currently in effect and (y) the indemnification agreements listed on Section 5.9 of the Company Disclosure Schedule, which shall survive the Transactions and continue in full force and effect in accordance with their respective terms. Without limiting the foregoing, Parent, from and after the Effective Time until six years from the Effective Time, shall cause, unless otherwise required by law, the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers and indemnification than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from and after the Effective Time, Parent shall, and shall cause the Company and the Surviving Corporation to, pay any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.9 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.9) as incurred to the fullest extent permitted under applicable Law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.

        (b)   An Indemnitee shall have the right, but not the obligation, to assume and control the defense of any litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.9 (each, a "Claim") with counsel selected by the Indemnitee, which counsel shall be reasonably acceptable to Parent; provided, however, that Parent (i) shall be permitted to participate in the defense of such Claim at its own expense, (ii) shall not be liable for any settlement effected without Parent's written consent and (iii) shall not be liable for the fees and expenses of more than one counsel in addition to any local counsel. Each of Parent, the Company, the Surviving Corporation and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Nothing in this Section 5.9(b) shall relieve Parent of its indemnity and other obligations set forth in Section 5.9(a) except to the extent provided in clause (ii) above.

        (c)   For the six-year period commencing immediately after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently (and any additional persons who prior to the Effective Time become) covered by the Company's directors' and officers' liability insurance policy on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of such policy in effect on the date hereof (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters occurring prior to the Effective Time, including a "tail" policy); provided, however, that, if the aggregate annual premiums for such insurance shall exceed 300% of the current aggregate annual premium, then Parent shall provide or cause to be provided a policy for the applicable individuals with the best coverage as shall then be available at an annual premium of 300% of the current aggregate annual premium; provided that any such replacement or substitution of insurance policies shall not result in gaps in coverage and; provided further, however, that at no time shall such coverage be less than the directors' and officers' liability insurance coverage then provided by Parent to its directors and officers.

        (d)   The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

        (e)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.9.

        SECTION 5.10    Fees and Expenses.    Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement. Notwithstanding anything to the contrary contained herein, Parent shall pay all filing fees required under the HSR Act or other antitrust filings with any Governmental Authority by reason of the transactions contemplated hereby.

        SECTION 5.11    Rule 16b-3.    Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        SECTION 5.12    Employee Matters.

        (a)   For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each active employee of the Company and its Subsidiaries ("Company Employees") annual base salary and base wages, cash incentive compensation opportunities and benefits (excluding equity-based compensation), in each case, that are no less favorable, in the aggregate, than such annual base salary and base wages, cash incentive compensation opportunities and benefits (excluding equity-based compensation) provided to the Company Employees immediately prior to the Effective Time. Notwithstanding any other provision of this Agreement to the contrary, (i) Parent shall or shall cause the Surviving Corporation to provide Company Employees whose employment terminates during the one-year period following the Effective Time with severance benefits at levels no less than and pursuant to the terms of the Company's severance plan consistent with its past practice and (ii) such severance benefits shall be determined taking into account the service crediting provisions set forth in Section 5.12(b) below.

        (b)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employee after the Effective Time (including the Company Plans) (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plans of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Effective Time. Parent shall cause any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (c)   From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor all obligations under the Company Plans and compensation and severance arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that, subject to the requirements of Section 5.12(a), nothing herein shall prohibit the Surviving Corporation from amending or terminating any particular Company Plan to the extent permitted by its terms or applicable Law.

        (d)   Parent shall unconditionally assume all of the obligations of the Company under its severance agreements, by written instrument delivered to the participant or executive (or his or her beneficiary or estate, as applicable), in accordance with the terms of such agreements.

        (e)   The provisions of this Section 5.12 are solely for the benefit of the parties to this Agreement, and no current or former employee or any other individual associate therewith shall be regarded for any purpose as a third party beneficiary of the Agreement and nothing herein shall be construed as an amendment to any Company Plan for any purpose.

        SECTION 5.13    Delisting.    Parent shall cause the Company's securities to be de-listed from the New York Stock Exchange and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        SECTION 5.14    Employee Stock Purchase Plan.    The Company shall suspend or terminate its Employee Stock Purchase Plan (the "ESPP") as soon as practicable. The Company agrees that, promptly following the execution of this Agreement, it shall provide notice to each of the Communications Workers of America and the International Brotherhood of Electrical Workers pursuant to their respective collective bargaining agreements with the Company of the Company's intention to suspend or terminate the ESPP as soon as practicable after the date of this Agreement. The Company shall eliminate the inclusion of the Company Common Stock (not including mutual funds and other collective investment products which may include Company Common Stock in their holdings) in the Company's 401(k) plans as soon as practicable after the date of this Agreement.

        SECTION 5.15    Parent Expenditure.    Between the date of this Agreement and the Closing, Parent shall not expend funds other than in connection with the Transactions and the payment of related expenses.

ARTICLE VI

Conditions Precedent

        SECTION 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained;

        (b)   Antitrust.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and the Foreign Antitrust Laws listed on Schedule 6.1(b) shall have been terminated or shall have expired. In addition, any waiting period (and any extension thereof) applicable to the Merger under any other Foreign Antitrust Laws shall have been terminated or shall have expired, other than any expiration or termination, the failure of which to occur or obtain individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect, assuming consummation of the Merger; and

        (c)   No Injunctions or Restraints.    No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

        SECTION 6.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of the Company (1) set forth in Sections 3.6(b) and 3.14 shall be true and correct as of the Closing Date as if made on and as of the Closing Date, (2) set forth in Sections 3.2(a) through (c) shall be true and correct in all but de minimis respects as if made on and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), (3) set forth in Sections 3.16(a)(iii), 3.18 and 3.19 shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date) and (4) set forth in this Agreement other than those Sections specifically identified in clause (1), (2) or (3) of this paragraph disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except, in the case of this clause (4), where the failure to be true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        (b)   Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        SECTION 6.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)   Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement spurposes of the Transactions, hall be true and correct as of the date of this Agreement and as of the Effective Time (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) except where such failures to be so true and correct would not prevent consummation of the Merger. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer Parent and Merger Sub as to the effect of the preceding sentence.

        (b)   Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

        SECTION 6.4    Frustration of Closing Conditions.    None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.4.

ARTICLE VII

Termination

        SECTION 7.1    Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

        (a)   by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

        (b)   by eitpurposes of the Transactions, her of the Company or Parent (if, in the case of the Company, it has not materially violated Section 5.3):

              (i)  if the Merger shall not have been consummated on or before February 15, 2008 (the "Walk-Away Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

             (ii)  if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement;

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

        (c)   by Parent,

              (i)  if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (ii) cannot be cured by the Company by the Walk-Away Date or if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice from the Parent stating the Parent's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided that, Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any representation, warranties, covenants or other agreements hereunder that would result in the closing conditions set forth in Sections 6.3(a) or (b) not being satisfied; or

             (ii)  the Board of Directors of the Company (or any committee thereof) (A) shall have effected a Company Adverse Recommendation Change or (B) the Company fails to include the Company Board Recommendation in the Proxy Statement; or

            (iii)  if the Company shall have materially breached or failed to perform its obligations set forth in Section 5.3, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (ii) cannot be cured by the Company by the Walk-Away Date or if capable of being cured, shall not have been cured within 5 calendar days following receipt of written notice from the Parent stating the Parent's intention to terminate this Agreement pursuant to this Section 7.1(c)(iii); provided that, Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(iii) if it is then in material breach of any of its representations, warranties, covenants or other agreements hereunder that would result in the closing conditions set forth in Sections 6.3(a) or (b) not being satisfied; or

        (d)   by the Company:

              (i)  if Parent or Merger Sub shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (ii) cannot be cured by Parent or Merger Sub by the Walk-Away Date or if capable of being cured, shall not have been cured within 30 calendar days following receipt of written notice from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that, Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any representation, warranties, covenants or other agreements hereunder that would result in the closing conditions set forth in Sections 6.2(a) or(b) not being satisfied;

             (ii)  in order to enter into a transaction that is a Superior Proposal, if, prior to the receipt of the Company Stockholder Approval, (A) the Board of Directors of the Company determines in good faith that it has received a Superior Proposal and (B) prior to or concurrently with such termination, the Company pays the fee due under Section 7.3; or

            (iii)  if all of the conditions set forth in Sections 6.1, 6.2(a) and 6.2(b) have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and Parent or Merger Sub has failed to consummate the Merger no later than 2 business days after the final day of the Marketing Period.

        SECTION 7.2    Effect of Termination.    In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 7.2 and 7.3, Article VIII, the expense reimbursement and indemnification provisions of Section 5.5(b) and the last sentence of Section 5.10, the Confidentiality Agreement and the Guarantee in accordance with their terms, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) the Company or the Parent may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud.

        SECTION 7.3    Termination Fee.

  (a)
  In the event that:

              (i)  (A) a Takeover Proposal shall have been publicly made, proposed or communicated, after the date hereof and not abandoned prior to the Company Stockholders Meeting or prior to the termination of this Agreement if there has been no Company Stockholders Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(c)(i) and (C) within 12 months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to any Takeover Proposal and such Takeover Proposal is consummated (provided that for purposes of clause (C) of this Section 7.3(a)(i), the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%"); or

             (ii)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii);

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(a), the Company shall pay as directed by Parent the Termination Fee (as defined below) (less the amount of Parent Expenses, if any, previously paid to Parent or its designees by the Company pursuant to Section 7.3(c)), by wire transfer of same day funds, it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. "Termination Fee" shall mean an amount equal to $250 million, except (x) in the event that this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii) in order to enter into a definitive agreement with respect to a Takeover Proposal with an Excluded Party, or (y) in the event that this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) in a circumstance in which the event giving rise to the right of termination is based solely on the submission of a Takeover Proposal by a party that submitted a written Takeover Proposal prior to the No-Shop Period Start Date, in which cases the Termination Fee shall mean an amount equal to $80 million. If the Termination Fee becomes payable pursuant to Section 7.3(a)(i) or (iii), it shall be paid no later than two business days after the event that causes the Termination Fee to be payable. If the Termination Fee becomes payable pursuant to Section 7.3(a)(ii), it shall be paid prior to, and such payment shall be a condition precedent to, the termination of this Agreement.

  (b)
  In the event that:

              (i)  the Company shall terminate this Agreement pursuant to Section 7.1(d)(i); or

             (ii)  the Company shall terminate this Agreement pursuant to Section 7.1(d)(iii);

    then in any such event under clause (i) or (ii) of this Section 7.3(b), Parent shall pay to the Company a termination fee of $250 million in cash (the "Parent Termination Fee"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

  (c)
  In the event that:

              (i)  (A) a Takeover Proposal shall have been publicly made, proposed or communicated, after the date hereof and not abandoned prior to the Company Stockholders Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or the Parent pursuant to Section 7.1(b)(iii) (provided that for purposes of this clause (c)(i) of this Section 7.1, the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%"); or

             (ii)  Parent shall terminate this Agreement pursuant to Section 7.1(c)(iii);

then in any such event under clause (i) or (ii) of this Section 7.3(c), the Company shall pay Parent or its designees, as promptly as possible (but in any event within 2 business days) following the delivery by Parent of an invoice therefor, all out-of-pocket fees and expenses incurred by Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the Financing ("Parent Expenses"); provided that the Company shall not be required to pay more than an aggregate of $30 million in Parent Expenses pursuant to this Section 7.3(c).

        (d)   Any amount that becomes payable pursuant to Section 7.3(a), 7.3(b) or 7.3(d) shall be paid by wire transfer of immediately available funds to an account designated by the party entitled to receive such payment.

        (e)   Each of the parties hereto acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, the other party would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 7.3, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date such payment was actually received.

        (f)    Notwithstanding anything to the contrary in this Agreement, but subject to the Company's rights set forth in the second to last sentence of this Section 7.3(f) and Section 8.8, the Company's right to receive payment of the Parent Termination Fee from Parent or the Guarantors pursuant to the Guarantees in respect thereof shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub, the Guarantors or any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers or Affiliates for the loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of Parent, Merger Sub, the Guarantors or any of their former, current or future general or limited partners, stockholders, managers, members, directors, officers or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that Parent shall also be obligated with respect to Section 7.3(e) and the Guarantors under the Guarantees in respect of Section 7.3(e)). Notwithstanding anything to the contrary in this Agreement but subject to Section 8.8 and the proviso to this sentence, Parent's right to receive payment from the Company of (i) the Parent Expenses pursuant to Section 7.3(c) and/or (ii) the Termination Fee pursuant to Section 7.3(a) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, "Company Related Parties") for the loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that the Company shall also be obligated with respect to Section 7.3(e) and for any of its expense reimbursement and indemnification obligations contained in Section 5.5; provided that, if this Agreement shall have been terminated by Parent pursuant to Section 7.2(c)(iii), Parent shall be entitled to recover from the Company its damages taking into account any payment of Parent Expenses relating to or arising out of such breach or failure to perform. Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent's obligation to cause the Equity Financing to be funded to fund the Merger in the event that (i) all conditions in Sections 6.1 and 6.2 have been satisfied (or, with respect to certificates to be delivered at the Closing, are capable of being satisfied upon the Closing) at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, (ii) the financing provided for by the Debt Commitment Letters (or, if alternative financing is being used in accordance with Section 5.5, pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has irrevocably confirmed that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing pursuant to Article II will occur. For the avoidance of doubt, (1) under no circumstances will the Company be entitled to monetary damages in excess of the amount of the Parent Termination Fee and (2) while the Company may pursue both a grant of specific performance of the type provided by the preceding sentence and the payment of the Parent Termination Fee under Section 7.1(b), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by the preceding sentence and any money damages, including all or any portion of the Parent Termination Fee.

ARTICLE VIII

Miscellaneous

        SECTION 8.1    No Survival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time. Each of the Confidentiality Agreement and

the Guarantee shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

        SECTION 8.2    Amendment or Supplement.    At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

        SECTION 8.3    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        SECTION 8.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, that Parent and Merger Sub may assign this Agreement to any of their Affiliates (provided that such assignment shall not (i) affect the obligations of any Equity Provider under the applicable Equity Funding Letter or any Guarantor under the applicable Guarantee or (ii) impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the stockholders of the Company under this Agreement). No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        SECTION 8.5    Counterparts.    This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.6    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, including the Company Disclosure Schedule, the Parent Disclosure Schedule, and the exhibits hereto, together with the other instruments referred to herein, including the Confidentiality Agreement and the Guarantee (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) except for: (i) the right of the Company's stockholders to receive the Merger Consideration at the Effective Time; (ii) the right of the holders of Company Options or RSUs to receive the Option Consideration or RSU Consideration, as applicable, at the Effective Time; (iii) the provisions set forth in Section 5.9 of this Agreement and (iv) the rights of persons who are explicitly provided to be third party beneficiaries of the Guarantee or the Equity Funding Letter solely to the extent of the rights set forth therein, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

        SECTION 8.7    Governing Law; Jurisdiction.

        (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

        (b)   All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

        SECTION 8.8    Specific Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 8.9    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 8.10    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

        If to Parent or Merger Sub, to:

    c/o Silver Lake Partners III, L.P.
    9 West 57th Street, 25th Floor
    New York, New York 10019
    Attention: Greg Mondre
    Facsimile: 212-381-3535

              and

    c/o TPG Partners V, L.P.
    301 Commerce Street
    Suite 3300
    Forth Worth, Texas 76102
    Attention: Clive Bode, Esq.
    Facsimile: 817-871-4001

        with a copy (which shall not constitute notice) to:

    Ropes & Gray LLP
    One International Place
    Boston, Massachusetts 02110

    Attention: Alfred O. Rose, Esq.
    Facsimile: 617-951-7050

        If to the Company, to:

    Avaya Inc.
    211 Mt. Airy Road
    Basking Ridge, New Jersey 07920
    Attention: Pamela F. Craven, Chief Administrative Officer
    Facsimile: (908) 953-3902

        with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153
    Attention:    Akiko Mikumo, Esq.
    Malcolm Landau, Esq.

    Facsimile: (212) 310-8007

        and

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036-6522
    Attention:    Eileen T. Nugent, Esq.
    Kenneth M. Wolff, Esq.

    Facsimile: (212) 735-3000

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

        SECTION 8.11    Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

        SECTION 8.12    Definitions.

        (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Without limiting the foregoing, the "Affiliates" of Parent shall include TPG Partners V, L.P. and Silver Lake Partners III, L.P.

          "Avaya India" means Avaya GlobalConnect Limited.

          "business day" shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed provided that, for purposes of the definition of "Marketing Period", January 14, 2008 shall be deemed to be a "business day".

          "Company Plan" means each "employee benefit plan" (as defined in Section 3(3) of ERISA and any other material employee benefit plan or agreement maintained by the Company or any of its Subsidiaries.

          "Company Stock Plans" shall mean the plans and agreements listed in Section 3.11(c)(1) of the Company Disclosure Schedule.

          "Encumbrance" shall mean any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third party right or encumbrance of any kind or nature.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Disclosures" means, with respect to the Filed Company SEC Documents, disclosure as to risk factors, forward-looking statements and other similarly generic disclosure contained or incorporated by reference therein.

          "Excluded Party" shall mean any Person, group of Persons or group that includes any Person (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the No-Shop Period Start Date constitute at least 75% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement) from whom the Company or any of its Representatives has received a written Takeover Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Board of Directors of the Company or any committee thereof determines in good faith (such determination to be made on or prior to the No-Shop Period Start Date), after consultation with independent financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Proposal provided, however, that any such Person or group shall cease to be an "Excluded Party" at such time after the No-Shop Period Start Date as negotiations between the Company and such Person or group with respect to Takeover Proposal(s) made by such Person or group shall have terminated.

          "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

          "Governmental Authority" shall mean any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational.

          "Hazardous Materials" shall mean (i) any petroleum products or byproducts, radioactive materials, friable asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a "hazardous substance," "hazardous material," or "hazardous waste," "pollutant" or analogous terminology under any applicable Environmental Law.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" shall mean (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any capital lease obligations to any Person other than the Company or any of its Subsidiaries, (iii) any guarantee of any such indebtedness or debt securities of any Person other than the Company or any of its Subsidiaries or (iv) any "keep well" or other agreement to maintain any financial statement condition of any Person other than the Company or any of its Subsidiaries.

          "Intellectual Property" shall mean, collectively, trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, the goodwill in any of the foregoing; works, registered and unregistered copyrights, software, data, databases; technology, inventions, trade secrets, patents and patent applications; and any other proprietary rights recognized under any applicable law, and, to the extent registrable, all applications and registrations therefor anywhere in the world.

          "Knowledge" shall mean, in the case of the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Section 8.12 of the Company Disclosure Schedule.

          "Licensed Software" means all material computer, software or firmware programs, modules or libraries licensed to the Company or any of its Subsidiaries and incorporated into or used by the Company or its Subsidiaries in, to develop, to maintain or to support any of the products or services of their respective businesses.

          "Liens" shall mean any pledges, claims, liens, licenses, charges, encumbrances, options to purchase or lease or otherwise acquire any interest, and security interests of any kind or nature whatsoever.

          "Marketing Period" shall mean the first period of 20 consecutive business days after the date of this Agreement throughout which (A) Parent shall have the Required Information that the Company is required to provide to Parent pursuant to Section 5.5(b) and (B) the conditions set forth in Section 6.1 have been satisfied (other than conditions that by their nature can only be satisfied at Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 20 business day period; provided that if the Marketing Period has not ended on or prior to August 15, 2007, the Marketing Period shall commence no earlier than September 5, 2007; provided, further, that if the Marketing Period has not ended on or prior to November 27, 2007, the Marketing Period shall commence no earlier than January 2, 2008, provided, further, that the "Marketing Period" shall not be deemed to have commenced if, prior to the completion of such 20 business day period, (i) PriceWaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Company SEC Documents, (ii) the Company shall have announced any intention to restate any of its financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will not be deemed to commence at the earliest unless and until such restatement has been completed and the Company SEC Documents have been amended or the Company has determined that no restatement shall be required, (iii) the Company shall have been delinquent in filing any material report with the SEC, in which case the Marketing Period will not be deemed to commence at the earliest unless and until all such delinquencies have been cured, or (iv) the financial statements included in the Required Information that are available to Parent on the first day of such 20 business day period would not be sufficiently current to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such period, in which case a new Marketing Period shall commence when Parent receives updated Required Information that would be sufficiently current to permit a registration statement using the financial statements contained therein to be declared effective by the SEC on the last day of such new Marketing Period.

          "Material Subsidiary" means (i) Avaya International Sales Limited, (ii) Avaya German Holdco GmbH and its Subsidiaries, and (iii) Avaya U.K.

          "Owned Software" means all computer, software or firmware programs, modules or libraries owned or purported to be owned by the Company or any of its Subsidiaries.

          "Permitted Encumbrances" shall mean easements, rights-of-way, encroachments, restrictions, conditions and other similar encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, (A) are not substantial in character, amount or extent in relation to the applicable Real Property and (B) do not and would not materially and adversely impact the use (or contemplated use), utility or value of the applicable Real Property or otherwise materially and adversely impair the Company's present or contemplated business operations at such location.

          "Permitted Liens" shall mean (a) statutory liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, (b) mechanics', materialmen's, carriers', workmen's, warehouseman's, repairmen's, landlords' and similar liens granted or which arise in the ordinary course of business and (c) such other liens, encumbrances or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance or imperfection.

          "Person" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

          "Public Equity Superior Proposal" shall mean a Superior Proposal in which the consideration includes common stock to be issued by a Person other than the Company that at the date such Superior Proposal is first proposed to the Company is of a class that is registered under Securities Exchange Act of 1934, as amended, and actively traded on a securities exchange.

          "Public Equity Takeover Proposal" shall mean a Takeover Proposal in which the consideration includes common stock to be issued by a Person other than the Company that at the date such Takeover Proposal is first proposed to the Company is of a class that is registered under Securities Exchange Act of 1934, as amended, and actively traded on a securities exchange.

          "Review Committee" shall mean a review committee of the Board of Directors of the Company existing as of the date of this Agreement.

          "Software" means the Licensed Software and the Owned Software.

          "Subsidiary" when used with respect to any party, shall mean any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

          "Transactions" refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

        The following terms are defined on the page of this Agreement set forth after such term below:

Acceptable Confidentiality Agreement	25
Agreement	1
Antitrust Laws	27
Balance Sheet Date	10
Bankruptcy and Equity Exception	8
Certificate	3
Certificate of Merger	1

Claim	33
Closing	1
Closing Date	1
Code	4
Collective Bargaining Agreement	13
Company	1
Company Acquisition Agreement	26
Company Adverse Recommendation Change	26
Company Board Recommendation	21
Company Charter Documents	7
Company Common Stock	2
Company Disclosure Schedule	6
Company Employees	35
Company Intellectual Property	14
Company Pension Plan	12
Company Preferred Stock	7
Company SEC Documents	9
Company Stockholder Approval	9
Company Stockholders Meeting	21
Confidentiality Agreement	32
Contract	9
Debt Commitment Letters	19
Debt Financing	19
DGCL	1
Dissenting Shares	4
Dissenting Stockholders	4
EC Merger Regulation	9
Effective Time	2
Environmental Laws	14
Equity Funding Letter	19
Equity Provider Group	19
ERISA Affiliate	13
ESPP	36
Exchange Act	9
Filed Company SEC Documents	6
Financing	19
Financing Letters	19
Foreign Antitrust Laws	9
Guarantee	1, 20
Guarantor	1
Guarantors	20
Indemnitee	33
Laws	11
Material Adverse Effect	6
Merger	1
Merger Consideration	2
Merger Sub	1
New Plans	35
No-Shop Period Start Date	24
Old Plans	35
Option	5

Option Consideration	5
Parent	1
Parent Equity Share	32
Parent Limited Partners	31
Parent Termination Fee	40
Paying Agent	3
PBGC	13
PBGC Contact	13
Permits	11
Proxy Statement	9
Representatives	24
Required Information	30
Restraints	36
Rights	7
Rights Agreement	7
RSU Consideration	5
RSUs	5
Sarbanes-Oxley Act	10
Securities Act	8
Series A Preferred Stock	7
Solvent	20
Superior Proposal	27
Surviving Corporation	1
Takeover Proposal	27
Tax Returns	12
Taxes	12
Termination Fee	40
Walk-Away Date	38

        SECTION 8.13    Interpretation.

        (a)   When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

        (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        [signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SIERRA HOLDINGS CORP.
By:	/s/ GREG MONDRE Name: Greg Mondre Title: President
SIERRA MERGER CORP.
By:	/s/ GREG MONDRE Name: Greg Mondre Title: President
AVAYA INC.
By:	/s/ LOUIS J. D'AMBROSIO Name: Louis J. D'Ambrosio Title: President and Chief Executive Officer

[AGREEMENT AND PLAN OF MERGER]

ANNEX B

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

June 4, 2007

Board of Directors
Avaya Inc.
211 Mount Airy Road
Basking Ridge, New Jersey 07920

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share ("Avaya Common Stock"), of Avaya Inc. ("Avaya") of the Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of June 4, 2007 (the "Agreement"), among Sierra Holdings Corp., an entity formed by TPG Partners V, L.P. and Silver Lake Partners III, L.P. ("Sierra Holdings"), Sierra Merger Corp., a wholly owned subsidiary of Sierra Holdings ("Merger Sub"), and Avaya. The Agreement provides for, among other things, the merger of Merger Sub with and into Avaya (the "Merger") pursuant to which each outstanding share of Avaya Common Stock will be converted into the right to receive $17.50 in cash (the "Consideration").

In arriving at our opinion, we have reviewed the Agreement as well as certain publicly available business and financial information relating to Avaya. We also have reviewed certain other information relating to Avaya, including financial forecasts, provided to or discussed with us by Avaya, and have met with the management of Avaya to discuss the business and prospects of Avaya. We also have considered certain financial and stock market data of Avaya, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of Avaya, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Avaya that we have reviewed, the management of Avaya has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Avaya as to the future financial performance of Avaya. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Avaya or the Merger and that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Avaya, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to the holders of Avaya Common Stock of the Consideration and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. In connection with our engagement, we were requested to hold discussions prior to the date hereof with certain third parties regarding the possible acquisition of Avaya, and have been requested to solicit third party indications of interest in the possible acquisition of Avaya for a limited period after the date of the Agreement as permitted under the provisions thereof. Our opinion is necessarily

B-1

Board of Directors
Avaya Inc.
June 4, 2007

based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to Avaya, nor does it address the underlying business decision of Avaya to proceed with the Merger.

We have acted as financial advisor to Avaya in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee for rendering this opinion. In addition, Avaya has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to Avaya and the private investment firms whose affiliates are stockholders of Sierra Holdings, for which services we and our affiliates have received, and may receive, compensation. In addition, we and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us have invested in private equity funds managed or advised by the private investment firms whose affiliates are stockholders of Sierra Holdings. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Avaya, certain affiliates of Sierra Holdings and any other entities that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of Avaya in connection with its evaluation of the Merger. It is also understood that this letter does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by the holders of Avaya Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

B-2

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

  (a)
  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b)
  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

  (1)
  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

  (2)
  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a.
  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b.
  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c.
      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d.
      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3)
    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c)
  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d)
  Appraisal rights shall be perfected as follows:

  (1)
  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2)
  If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e)
  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f)
  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g)
  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h)
  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

  (i)
  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j)
  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k)
  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l)
  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c.120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

© 2007 Avaya Inc. All rights reserved.

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on September 27, 2007. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on September 27, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Avaya Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AVAYA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

  The Board of Directors recommends a vote FOR Items 1 and 2.

Vote on Proposals

		For	Against	Abstain
1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 4, 2007, by and among Avaya Inc., Sierra Holdings Corp., a Delaware corporation, and Sierra Merger Corp., a Delaware corporation and a wholly owned subsidiary of Sierra Holdings Corp.	☐	☐	☐
2.
	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Agreement and Plan of Merger.	☐	☐	☐

Note: With respect to other matters that properly come before the Special Meeting, this proxy will be voted in the discretion of the named proxies.

Please sign exactly as name appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

For address changes, please check this box and
write them on the back where indicated.            ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date
Title:		Title:

ADMISSION TICKET

AVAYA INC.
SPECIAL MEETING OF STOCKHOLDERS
September 28, 2007
9:00 a.m. local time

The Hotel du Pont
100 W. 11th Street
Wilmington, Delaware 19801
 This admission ticket admits only the named stockholder.

Directions to the Special Meeting:

FROM THE NORTH
    Take I-95 South to Exit 7A marked "Route 52,
    South Delaware Avenue." Follow 11th Street in the
    middle lane through six traffic lights. Hotel du Pont
    is on the right, and the Special Meeting will be held
    in the Gold Ballroom.
 FROM THE SOUTH
    Take I-95 North to Wilmington, Exit 7 marked
    "Route 52, Delaware Avenue." From the right lane,
    take Exit 7 onto Adams Street. At the third traffic
    light on Adams Street, turn right onto 11th Street.
    Follow 11th Street in the middle lane through six
    traffic lights. Hotel du Pont is on the right, and the
    Special Meeting will be held in the Gold Ballroom.
 PARKING:
    There is a self-parking lot located on Orange Street.
    Costs for parking at the Hotel for the duration of
the Special Meeting will be validated by Avaya.

Note: If you plan on attending the Special Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Special Meeting is not permitted, and no cans, coolers or bottles are permitted inside the Special Meeting. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders to be held on September 28, 2007.

  The shares of common stock you hold will be voted as you specify.

  By signing this proxy, you revoke all prior proxies and appoint Louis J. D'Ambrosio, Michael C. Thurk and Caroline Dorsa, each of them with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof.

  If you are a participant in the Avaya Inc. Savings Plan or Avaya Inc. Savings Plan for Salaried Employees, then by signing this proxy you hereby direct the trustee or other fiduciary of such plan to vote these shares of common stock in such plan in the participant's name and/or account in accordance with the instructions given herein, including the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT PROPOSAL, IF AN ADJOURNMENT IS, IN THE BOARD OF DIRECTORS' DISCRETION, NECESSARY OR APPROPRIATE.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

QuickLinks

PROXY STATEMENT SUMMARY
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
THE SPECIAL MEETING
THE MERGER
Projections
THE MERGER AGREEMENT
APPRAISAL RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
MARKET PRICE OF THE COMPANY COMMON STOCK AND DIVIDEND INFORMATION
FUTURE STOCKHOLDER PROPOSALS
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
AGREEMENT AND PLAN OF MERGER Dated as of June 4, 2007 among SIERRA HOLDINGS CORP., SIERRA MERGER CORP. and AVAYA INC.
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE I The Merger
ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options
ARTICLE III Representations and Warranties of the Company
ARTICLE IV
Representations and Warranties of Parent and Merger Sub
ARTICLE V
Additional Covenants and Agreements
ARTICLE VI Conditions Precedent
ARTICLE VII Termination
ARTICLE VIII Miscellaneous
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.